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                                                                    Exhibit 10.3


                                      LEASE


                                88 Sidney Street

                            Cambridge, Massachusetts








                                    LANDLORD
================================================================================
                               FC 88 SIDNEY, INC.




                                     TENANT
================================================================================
                                 ALKERMES, INC.

















                             Dated: October 26, 2000



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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE 1
RECITALS AND DEFINITIONS......................................................1
   Section 1.1   Recitals.....................................................1
   Section 1.2   Definitions..................................................1

ARTICLE 2
PREMISES AND TERM.............................................................3
   Section 2.1   Premises.....................................................3
   Section 2.2   Appurtenant Rights...........................................3
   Section 2.3   Landlord's Reservations......................................4
   Section 2.4   Parking Passes...............................................5
   Section 2.5   Commencement Date; Scheduled Rent Commencement Date; Rent
                 Commencement Date............................................5
   Section 2.6   Extension Options............................................6
   Section 2.7   Termination Rights for Failure of Conditions.................8

ARTICLE 3
RENT AND OTHER PAYMENTS......................................................10
   Section 3.1   Annual Fixed Rent...........................................10
   Section 3.2   Real Estate Taxes...........................................10
   Section 3.3   Operating Expenses..........................................12
   Section 3.4   Utility Charges.............................................15
   Section 3.5   Above-standard Services.....................................15
   Section 3.6   No Offsets..................................................16

ARTICLE 4
ALTERATIONS..................................................................16
   Section 4.1   Consent Required for Tenant's Alterations...................16
   Section 4.2   Ownership of Alterations....................................17
   Section 4.3   Construction Requirements for Alterations...................18
   Section 4.4   Payment for Tenant Alterations..............................19

ARTICLE 5
RESPONSIBILITY FOR CONDITION OF BUILDING AND PREMISES........................19
   Section 5.1   Maintenance of Building and Common Areas by Landlord........19
   Section 5.2   Maintenance of Premises by Tenant...........................20
   Section 5.3   Tenant-Provided Services....................................20
   Section 5.4   Delays in Landlord's Services...............................20
   Section 5.5   Tenant's Responsibilities Regarding Hazardous Materials.....21
   Section 5.6   Landlord's Responsibilities Regarding Hazardous Materials...22


                                       (i)

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                                                                            Page
                                                                            ----


   Section 5.7   Cross Indemnification.......................................22

ARTICLE 6
TENANT COVENANTS.............................................................23
   Section 6.1   Permitted Uses..............................................23
   Section 6.2   Laws and Regulations........................................23
   Section 6.3   Rules and Regulations; Signs................................23
   Section 6.4   Safety Compliance...........................................24
   Section 6.5   Landlord's Entry............................................24
   Section 6.6   Floor Load..................................................24
   Section 6.7   Personal Property Tax.......................................24
   Section 6.8   Assignment and Subleases....................................25

ARTICLE 7
INDEMNITY AND INSURANCE......................................................28
   Section 7.1   Indemnity...................................................28
   Section 7.2   Liability Insurance.........................................28
   Section 7.3   Personal Property at Risk...................................29
   Section 7.4   Landlord's Insurance........................................29
   Section 7.5   Waiver of Subrogation.......................................29
   Section 7.6   Policy Requirements.........................................30

ARTICLE 8
CASUALTY AND EMINENT DOMAIN..................................................30
   Section 8.1   Restoration Following Casualties............................30
   Section 8.2   Landlord's Termination Election.............................31
   Section 8.3   Tenant's Termination Elections..............................31
   Section 8.4   Casualty at Expiration of Lease.............................32
   Section 8.5   Eminent Domain..............................................32
   Section 8.6   Rent After Casualty or Taking...............................32
   Section 8.7   Temporary Taking............................................32
   Section 8.8   Taking Award................................................33
   Section 8.9   Casualty or Eminent Domain Affecting Parking Privileges.....33

ARTICLE 9
DEFAULT......................................................................34
   Section 9.1   Tenant's Default............................................34
   Section 9.2   Damages.....................................................35
   Section 9.3   Cumulative Rights...........................................36
   Section 9.4   Landlord's Self-help........................................36
   Section 9.5   Enforcement Expenses; Litigation............................36
   Section 9.6   Late Charges; Interest on Overdue Payments..................37
   Section 9.7   Landlord's Right to Notice and Cure; Tenant's Self-Help
                 Rights......................................................37


                                      (ii)

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ARTICLE 10
MORTGAGEES' AND GROUND LESSORS' RIGHTS.......................................38
   Section 10.1  Subordination...............................................38
   Section 10.2  Prepayment of Rent not to Bind Mortgagee or Ground Lessor...38
   Section 10.3  Tenant's Duty to Notify Mortgagee and Ground Lessor;
                 Mortgagee's and Ground Lessor's Ability to Cure.............38
   Section 10.4  Estoppel Certificates.......................................38
   Section 10.5  Subordination, Nondisturbance and Attornment Agreements.....40

ARTICLE 11
SECURITY DEPOSIT.............................................................40

ARTICLE 12
MISCELLANEOUS................................................................42
   Section 12.1  Notice of Lease.............................................42
   Section 12.2  Notices.....................................................42
   Section 12.3  Successors and Limitation on Liability......................43
   Section 12.4  Waivers.....................................................43
   Section 12.5  Acceptance of Partial Payments of Rent......................43
   Section 12.6  Interpretation and Partial Invalidity.......................43
   Section 12.7  Quiet Enjoyment.............................................44
   Section 12.8  Brokerage...................................................44
   Section 12.9  Surrender of Premises and Holding Over......................44
   Section 12.10 Ground Lease................................................45
   Section 12.11 Financial Reporting.........................................45
   Section 12.12 Cambridge Employment Plan...................................45
   Section 12.13 Truck Delivery Routes; Traffic Mitigation Measures..........46
   Section 12.14 Parking and Transportation Demand Management................46
   Section 12.15 Laboratory Animals..........................................46
   Section 12.16 No Consequential Damages....................................46
   Section 12.17 Governing Law...............................................46


EXHIBIT A        -  Basic Lease Terms
EXHIBIT B        -  Legal Description
EXHIBIT B-1      -  Depiction of Premises
EXHIBIT B-2      -  Map of University Park
EXHIBIT C        -  Work Letter
EXHIBIT D        -  Standard Services
EXHIBIT E        -  Rules and Regulations
EXHIBIT F        -  Measurement Method
EXHIBIT G        -  Form of MIT Non-Disturbance Agreement
EXHIBIT H        -  Intentionally Omitted


                                      (iii)

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EXHIBIT I        -  Expedited Dispute Resolution Procedure
EXHIBIT J        -  Tenant Removable Equipment














                                      (iv)


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                                      LEASE


                                    ARTICLE 1

                            RECITALS AND DEFINITIONS

     Section 1.1 RECITALS. This Lease (this "Lease") is entered into this 26th day of October, 2000 by and between FC 88 Sidney, Inc. (the "Landlord"), a Massachusetts corporation, and Alkermes, Inc. (the "Tenant"), a Pennsylvania corporation.

     In consideration of the mutual covenants herein set forth, the Landlord and the Tenant do hereby agree to the terms and conditions set forth in this Lease.

     Section 1.2 DEFINITIONS. The following terms shall have the meanings indicated or referred to below:

     "Additional Rent" means all charges payable by the Tenant pursuant to this Lease other than Annual Fixed Rent, including without implied limitation the Tenant's parking charges as provided in Section 2.4; the Tenant's Tax Expense Allocable to the Premises as provided in Section 3.2; the Tenant's Operating Expenses Allocable to the Premises in accordance with Section 3.3; amounts payable to Landlord for separately submetered utilities and services pursuant to
Section 3.4; amounts payable for special services pursuant to Section 3.5; costs for alterations or additions to the Premises exceeding the Tenant's Allowance (as described in the Work Letter); and the Landlord's share of any sublease or assignment proceeds pursuant to Section 6.8.

     "Annual Fixed Rent" - See EXHIBIT A, and Section 3.1.

     "Base Building Improvements" - See the Work Letter.

     "Building" means the building to be constructed in accordance with the Work Letter and located at 88 Sidney Street, Cambridge, Massachusetts.

     "Commencement Date" - See Section 2.5.

     "Common Areas" - see Section 2.2.

     "Declaration of Covenants" means that certain Declaration of Covenants dated as of December 15, 1997 made by Massachusetts Institute of Technology, as declarant, recorded on March 12, 1998 in the Middlesex South Registry of Deeds as Instrument No. 1065 and filed on March 12, 1998 in the Middlesex South Registry District of the Land Court as Document No. 1058425.


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     "Default Interest Rate" - see Section 9.6.

     "Estimated Rent Commencement Date" - See EXHIBIT A.

     "Expedited Dispute Resolution Procedure" means the dispute resolution procedure described in EXHIBIT I.

     "Extension Term" - See Section 2.6.

     "Excusable Delay" - See the Work Letter.

     "External Causes" means, when referring to a party's responsibilities under this Lease, collectively Acts of God, war, civil commotion, fire, flood or other casualty, strikes or other extraordinary labor difficulties or shortages of labor or materials or equipment in the ordinary course of trade, extraordinary weather conditions, government order or regulations or other cause not reasonably within the control of such party, and not due to the fault or neglect of such party. In no event shall financial inability be deemed to be an External Cause.

     "Garage" - See EXHIBIT A.

     "Initial Leasehold Improvements" means the initial alterations and additions which Tenant is undertaking pursuant to the Work Letter.

     "Initial Term" - See EXHIBIT A.

     "Land" means the parcel of land situated in Cambridge, Massachusetts, described in EXHIBIT B.

     "Landlord's Original Address" - See EXHIBIT A.

     "Landlord's Work" means the Landlord's construction of the Base Building Improvements in accordance with the Work Letter.

     "Lease Year" means each period of one year during the Term commencing on the Rent Commencement Date or on any anniversary thereof.

     "Market Rate Parking Charge" means the monthly parking rate for structured parking facilities charged from time to time by owners of parking facilities of similar age and quality, providing similar convenience and proximity to the work environment, and similar services and amenities, in the geographical area in which the Garage is located. As of the date hereof, parking facilities most similar to the Garage are the parking facilities of Cambridge Center, Technology Square and One Kendall Square.

     "Parking Passes" - See EXHIBIT A.




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     "Permitted Uses" - See EXHIBIT A.

     "Premises" means the entire rentable area of the Building. See EXHIBIT A and Sections 2.1 and 2.3.

     "Property" means the Land and the Building.

     "Removable Alterations" - See Section 4.2.

     "Rent Commencement Date" - See Section 2.5.

     "Rules and Regulations" - See Section 6.3.

     "Substantial Completion" - See the Work Letter.

     "Tenant's Original Address" - See EXHIBIT A.

     "Term" means the Initial Term together with any Extension Term for which an extension option is timely exercised by the Tenant under Section 2.6.

     "Termination Date" - See EXHIBIT A.

     "University Park" means the area in Cambridge, Massachusetts, bounded on the North side by Massachusetts Avenue, Green and Blanche Streets, on the East side by Landsdowne, Cross and Purrington Streets, on the South side by Pacific Street and on the West side by Brookline Street, as shown on EXHIBIT B-2.

     "Work Letter" means the letter agreement of even date herewith between the Landlord and Tenant relating to the construction of the Building and the leasehold improvements in the Premises attached hereto and made a part hereof as EXHIBIT C. The Work Letter is incorporated by reference and shall be deemed to be a part of this Lease.


                                    ARTICLE 2

                                PREMISES AND TERM

     Section 2.1 PREMISES. The Landlord hereby leases to the Tenant, and the Tenant hereby leases from the Landlord, for the Term, the Premises, which shall be comprised of the space illustrated on EXHIBIT B-1, the rentable square foot calculation of which shall be determined in accordance with EXHIBIT A and the methodology set forth in EXHIBIT F, subject to the Landlord's reservations set forth in Section 2.3, such easements, covenants and restrictions as may affect the Property and the terms and conditions of this Lease. The Tenant acknowledges that, except as expressly set forth in this Lease, there have been no representations or warranties




                                        3

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made by or on behalf of the Landlord with respect to the Premises, the Building or the Property or with respect to the suitability of any of them for the conduct of the Tenant's business.

     Section 2.2 APPURTENANT RIGHTS.

                  (a) The Tenant shall have, as appurtenant to the Premises, the nonexclusive right to use in common with others, subject to the Rules and Regulations, the common walkways and driveways situated upon the Land that are necessary or reasonably convenient for access to the Building, and all other areas in and amenities of University Park as are made available generally to the occupants of University Park or the general public (collectively, the "Common Areas").

                  (b) The Tenant shall have, as appurtenant to the Premises (and exclusively for use in connection with the occupancy of the Premises), the exclusive right of access to and use of the roof (in common with Landlord but subject to Section 2.3(b)) for the purpose of installing and maintaining mechanical equipment, antennae and dishes which, in each case, have been pre-approved by the Landlord as part of the Initial Leasehold Improvements or as otherwise approved by the Landlord under Article 4, subject however, to reasonable rules and regulations from time to time made by the Landlord of which the Tenant is given notice.

                  (c) The Tenant shall have, as appurtenant to the Premises, the right to enjoy such easements of ingress and egress over other land within University Park as may benefit the Property as more particularly contemplated under the Declaration of Covenants.

                  (d) The Tenant shall have, as appurtenant to the Premises, the parking rights set forth in Section 2.4.

     Section 2.3 LANDLORD'S RESERVATIONS.

                  (a) RESERVED COMMON AREA RIGHTS. The Landlord reserves the right from time to time, without unreasonable interference with the Tenant's use to alter or modify the Common Areas, provided that (i) the Landlord gives the Tenant reasonable advance notice of the Landlord's contemplated alterations or modifications, with respect to which the Tenant shall have reasonable approvals rights, (ii) any such actions are effected in a good and workmanlike manner at no additional cost to Tenant (other than improvements thereto the costs of which are shared by tenants in University Park pursuant to the Declaration of Covenants), and (iii) such alterations or modifications do not impair Tenant's access to the Premises or its practical use and enjoyment thereof or of the Common Areas.

                  (b) RESERVED ROOF RIGHTS. The Landlord reserves the right from time to time, without unreasonable interference with the Tenant's use, to access, install, use, maintain, repair, replace and relocate mechanical and communications equipment on the roof of the Building and any mechanical penthouse areas thereon, and any related conduits, wires


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         and appurtenant fixtures and equipment ("Landlord Reserved Roof
         Rights"), provided that the Landlord agrees that the exercise of Landlord's Reserved Roof Rights shall not be permitted to impair the Tenant's conduct of business operations in the Premises including, without limitation, the communication with off-premises locations of the Tenant or its affiliates. The Tenant acknowledges that the Tenant's right to make installations, improvements and alterations upon the roof of the Building, in addition to being limited by Article 4 of this Lease, shall be restricted to mechanical equipment serving the Premises, and antennae, satellite dishes or other communications equipment that serves exclusively the business activities conducted in the Premises (exclusive of a communications business being conducted in the Premises) including, without limitation, the communication with off-premises locations of the Tenant or its affiliates.

                  (c) GROUND FLOOR LOBBY. Tenant hereby acknowledges that the Landlord has an interest in the appearance and use of the ground floor lobby of the Building notwithstanding that the Building shall be occupied by a single tenant. The Tenant hereby agrees that visitors may enter the front door to the lobby during normal business hours. For purposes hereof, normal business hours shall mean Monday through Friday from 8:00 a.m. to 5:00 p.m. Accordingly, Tenant shall not alter the appearance of said lobby in a way contrary to the standards mutually agreed upon by Landlord and Tenant, without Landlord's prior written consent which shall not be unreasonably withheld, conditioned or delayed; provided that such consent shall be deemed given if not denied by Landlord within ten (10) business days of a request therefor and if still not denied within five (5) business days of a written reminder notice, which reminder notice shall state the "deemed approval" consequences of failure to respond.

     Section 2.4 PARKING PASSES. The Landlord shall provide and the Tenant shall pay for Parking Passes (as defined in EXHIBIT A) for use by the Tenant's employees in accordance with EXHIBIT A. Charges for the Tenant's parking privileges hereunder shall be determined in accordance with EXHIBIT A, shall constitute Additional Rent and shall be payable monthly to the Landlord, during the Term, from and after the Rent Commencement Date. The Tenant agrees that it and all persons claiming by, through and under it, shall at all times abide by the Rules and Regulations set forth on EXHIBIT E and any other rules and regulations promulgated by the Landlord in accordance with Section 6.3, of which the Tenant is given written notice, with respect to the use of the parking facilities provided by the Landlord pursuant to this Lease. The Landlord acknowledges that it is the Landlord's responsibility to assure that holders of Parking Passes who fulfill the requirements of the Rules and Regulations are able to park their motor vehicles in the designated parking facilities.

     At the option of the Landlord, the Tenant shall enter into a separate agreement, with the Landlord or a separate entity, or the Landlord may assign the Landlord's rights and obligations with respect to such parking privileges to a separate entity, upon the same terms and conditions contained in this Lease (and cross-defaulted, both as to the Landlord's and Tenant's obligations, with this Lease) for a period which shall have the same expiration date as the Term and which, if



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this Lease provides for options on the part of the Tenant to extend, shall be automatically extended upon the exercise of any of such options.

     Section 2.5 COMMENCEMENT DATE; SCHEDULED RENT COMMENCEMENT DATE; RENT COMMENCEMENT DATE. "Commencement Date" means the date on which the Tenant is first provided access to any portion of the Premises for the construction of the Initial Leasehold Improvements. "Scheduled Rent Commencement Date" shall mean the date specified therefor in EXHIBIT A hereto. "Rent Commencement Date" shall mean the latest of (w) the Scheduled Rent Commencement Date specified in EXHIBIT A hereto, (x) the date thirty nine (39) weeks after the occurrence of the Steel Frame Completion Date (as defined in the Work Letter), (y) the date twenty five
(25) weeks after the occurrence of the Building Weathertight Date (as defined in the Work Letter) or (z) the date upon which Substantial Completion of the Base Building Improvements occurs. Notwithstanding the foregoing (w) through (z), the Rent Commencement Date shall be accelerated to the date upon which Tenant commences occupancy of any portion of the Premises which, in the aggregate, comprises twenty five percent (25%) or more of the rentable square footage thereof for the conduct of business, provided that during any period that Tenant so occupies any portion of the Premises prior to the Rent Commencement Date, the Tenant shall be liable for any rental and other monetary obligations under this Lease allocable to such portion of the Premises so occupied including, without limitation, Annual Fixed Rent proportionate to the portion of the Premises so occupied.

     Notwithstanding the foregoing procedure for establishing the Rent Commencement Date, the occurrence of Tenant Delay (as defined in the Work Letter) or Landlord Delay (as defined in the Work Letter) shall have the following effect:

                  (i) If the performance of the Landlord's Work is delayed as the result of Tenant Delay, then, for the purpose of determining each of (i) the Steel Frame Completion Date, (ii) the Building Weathertight Date and (iii) the date upon which Substantial Completion of the Base Building Improvements occurs, each of such conditions shall be deemed to have been fulfilled on the date that the conditions would have otherwise been fulfilled, but for such Tenant Delay.

                  (ii) If the performance of the Tenant Work is delayed as the result of Landlord Delay with the consequence that Tenant Work that would otherwise have been substantially completed on or before the Rent Commencement Date cannot reasonably be substantially completed on or before the Rent Commencement Date, then the Rent Commencement Date shall be postponed for a period equal to the period by which the substantial completion of such Tenant Work is so delayed, but in any event the Rent Commencement Date shall be accelerated to any earlier date (but not prior to the Scheduled Rent Commencement Date) upon which Tenant commences occupancy of any Portion of the Premises for the conduct of business.




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     The Landlord and the Tenant shall, promptly following the Rent Commencement
Date, confirm in writing the Rent Commencement Date, the rentable floor area of the Premises and the initial Annual Fixed Rent.

     Section 2.6 EXTENSION OPTIONS. Provided that there has been no Event of Default which is uncured and continuing on the part of the Tenant, and the Tenant is, as of the date of exercise and as of the commencement date of each Extension Term, actually occupying at least fifty percent (50%) of the Premises for its own business purposes, the Tenant shall have the right to extend the Term hereof for two (2) successive periods of ten (10) years each (each such period an "Extension Term") on the following terms and conditions:

                  (a) Such right to extend the Term shall be exercised by the giving of notice by Tenant to Landlord at least twelve (12) months prior to the expiration of the Initial Term or the then current Extension Term, as applicable (the "Extension Notice Deadline Date"). Upon the giving of such notice on or before the Extension Notice Deadline Date, this Lease and the Term hereof shall be extended for an additional term, as specified above, without the necessity for the execution of any additional documents except a document memorializing the Annual Fixed Rent for the Extension Term to be determined as set forth below. Time shall be of the essence with respect to the Tenant's giving notice to extend the Term on or before the Extension Notice Deadline Date. In no event may the Tenant extend the Term under this
         Section 2.6 for more than twenty (20) years after the expiration of the Initial Term.

                  (b) Each Extension Term shall be upon all the terms, conditions and provisions of this Lease, except the Annual Fixed Rent payable during each Extension Term shall be the then Extension Fair Rental Value of the Premises for such Extension Term, to be determined under Section 2.6(d) or Section 2.6(e) below, but in no case less than the Annual Fixed Rent that was applicable thereto immediately preceding the Extension Term with respect to which the Extension Fair Rental Value is to be established (the "Then Applicable Annual Fixed Rental Rate"). For purposes of this Section 2.6, the "Extension Fair Rental Value" of the Premises shall mean the then current fair market annual rent, for leases of other space in Cambridge, Massachusetts similarly improved, taking into account the condition to which such premises have been improved (including any replacements of existing improvements or performance of maintenance obligations ("Replacements"), but excluding any capital improvements to the Premises (i.e., other than Replacements) that enhance the value thereof, provided the same are made by the Tenant during the sixty (60) month period immediately preceding the applicable Extension Notice Deadline Date), and the economic terms and conditions specified in this Lease that will be applicable thereto.

                  (c) If the Tenant makes a written request to the Landlord for a proposal for the Extension Fair Rental Value for the upcoming Extension Term ("Tenant's Extension Rental Request") on or before the day two (2) months prior to the Extension Notice Deadline Date, then the Landlord shall make such a written proposal ("Landlord's




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







         Proposal") to the Tenant within fifteen (15) days after receipt of Tenant's Extension Rental Request, but in no event shall the Landlord be required to deliver such a proposal sooner than fifteen (15) months prior to the scheduled commencement of such Extension Term. Following delivery by the Landlord of Landlord's Proposal to the Tenant, the parties will endeavor in good faith to reach agreement with respect to the establishment of the Extension Fair Rental Value for the Extension Term.

                  (d) Unless the parties have already mutually agreed upon such Extension Fair Rental Value, on or before the day that is ten (10) days prior to the applicable Extension Notice Deadline Date, the Landlord and the Tenant shall deliver to each other their final Landlord's Proposal (or any final change that the Landlord wishes to make to any previously furnished Landlord's Proposal) and a written proposal from the Tenant for the Extension Fair Rental Value of the Premises (the "Tenant's Proposal"), as the case may be, and each of such Landlord's Proposal and such Tenant's Proposal shall be binding on the Landlord and the Tenant, respectively, for the purpose of conducting the resolution procedure described in clause (e) below. Failure by the Landlord or the Tenant to timely deliver a final Landlord's Proposal or final Tenant's Proposal (time being of the essence), as the case may be, shall result in the other party's proposal being deemed the Extension Fair Rental Value, and failure by the Landlord or the Tenant to timely make any final change to the then most recently delivered Landlord's Proposal or Tenant's Proposal, as the case may be, shall render no longer subject to change the last previously delivered Landlord's Proposal or Tenant's Proposal, as the case may be, which shall thereupon become final.

                  (e) If the Tenant exercises its election to extend the Term under clause (a) above, without the Extension Fair Rental Value of the Premises having been established by mutual agreement of the parties as contemplated under clause (c) above, then unless a final Landlord's Proposal and a final Tenant's Proposal has been established under clause (d) above, the Landlord shall furnish a final Landlord's Proposal to the Tenant, and the Tenant shall furnish a final Tenant's Proposal to the Landlord, within thirty (30) days of the Tenant's having exercised its election to extend the Term. Within thirty (30) days after the later to occur of (x) the Tenant's exercise of its election to extend the Term or (y) the establishment of a final Landlord's Proposal and a final Tenant's Proposal in accordance with this clause (e), unless the parties have mutually agreed upon the identity of a real estate professional ("Arbiter") with at least ten
         (10) years continuous experience in the business of appraising or marketing similar commercial real estate in the Cambridge, Massachusetts area who has agreed to serve as hereinafter provided (the "Deciding Arbiter"), the Landlord and the Tenant shall each appoint an Arbiter who shall, within thirty (30) days of selection, select a third Arbiter to serve as the Deciding Arbiter. The Deciding Arbiter shall select either Landlord's Proposal or Tenant's Proposal as the proposal most accurately stating the Extension Fair Rental Value of the Premises. If the two Arbiters respectively selected by the parties (the "Party Selected Arbiters") cannot agree upon the selection of a Deciding Arbiter, then such two Party Selected Arbiters shall seek the selection of the Deciding Arbiter by the Greater Boston Real Estate Board.




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         The Deciding Arbiter shall give notice of his or her selection to the
         Landlord and the Tenant and its selection of either Landlord's Proposal or Tenant's Proposal shall be final and binding upon the Landlord and the Tenant. Each party shall pay the fees and expenses of its real estate professional counsel and any Party Selected Arbiter that such party selects, if any, in connection with any proceeding under this paragraph, and one-half of the fees and expenses of the Deciding Arbiter. In the event that the commencement of the Extension Term occurs prior to a final determination of the Extension Fair Rental Value therefor (the "Extension Rent Determination Date"), then the Tenant shall pay the Annual Fixed Rent in effect immediately preceding the commencement of such Extension Term. If the Annual Fixed Rent for the Extension Term is determined to be greater than the Annual Fixed Rent paid with respect to the Premises prior to the Extension Rent Determination Date, then the Tenant shall pay to the Landlord the amount of such underpayment within thirty (30) days of the Expansion Rent Determination Date.

     Section 2.7 TERMINATION RIGHTS FOR FAILURE OF CONDITIONS. The effectiveness of the Lease shall be subject to the timely satisfaction of each of the conditions specified below, unless the satisfaction of a condition is waived or deemed waived, on or before the deadline date specified below for the satisfaction thereof:

                  (a) TENANT'S TITLE DUE DILIGENCE: that the Tenant is reasonably satisfied, on or before the date which is ten (10) business days following the date upon which Landlord furnishes Tenant an ALTA leasehold title insurance commitment with respect to this Lease and a boundary survey of the Land specifying the location of any easements or restrictions, that there are no title or survey matters that will materially and adversely interfere with Tenant's use of the Premises, and the timely occupancy thereof as contemplated under this Lease, for the Permitted Uses. The Tenant's failure to terminate this Lease under this clause (a) on the basis of the condition herein described, on or before such tenth (10th) business day, shall constitute a waiver by the Tenant of such condition.

                  (b) CLOSING OF CONSTRUCTION LOAN: that a loan financing construction of the Building shall have closed on or before May 1, 2001, which condition shall be for the benefit of both the Landlord and the Tenant, and cannot be waived as a condition unless waived by both the Landlord and the Tenant. If the construction loan is not closed on or before May 1, 2001, this Lease may be terminated by either the Landlord or the Tenant upon notice to such effect to the other. Failure by either party to terminate this Lease under this clause (b) on or before May 5, 2001 shall constitute a waiver of such condition by such party.

                  (c) LENDER SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT
         AGREEMENT: that the Tenant has been furnished with a subordination, non-disturbance and attornment agreement ("SNDA"), in form and substance reasonably satisfactory to Tenant, on or before the closing of the construction loan to which reference is made in clause (b) above.

         Tenant agrees that the form of SNDA attached to the Lease as EXHIBIT H, with commercially reasonable modifications required by either of the Tenant or the Lender, shall be deemed satisfactory to the Tenant.

                  (d) GROUND LESSOR NON-DISTURBANCE AGREEMENT: that Tenant has been furnished with a non-disturbance agreement in the form attached to the Lease as EXHIBIT G, on or before the closing of the construction loan to which reference is made in clause (b) above.

     The Landlord and the Tenant each agree to exercise commercially reasonable efforts to facilitate the satisfaction of the aforesaid conditions to their respective obligations under this Lease. Upon any termination of this Lease under this Section 2.7, neither party shall have any further rights or obligations under this Lease, which shall have no further force or effect.


                                    ARTICLE 3

                             RENT AND OTHER PAYMENTS

     Section 3.1 ANNUAL FIXED RENT. From and after the Rent Commencement Date, the Tenant shall pay, without notice or demand, monthly installments of one-twelfth (1/12) of the Annual Fixed Rent in effect and applicable to the Premises in advance for each full calendar month of the Term following the Rent Commencement Date and of the corresponding fraction of said one-twelfth (1/12) for any fraction of a calendar month at the Rent Commencement Date. The Annual Fixed Rent applicable to the Premises during the Initial Term shall be as set forth in EXHIBIT A.

     Section 3.2 REAL ESTATE TAXES. From and after the Rent Commencement Date, during the Term, the Tenant shall pay to the Landlord, as Additional Rent, the entirety of the Landlord's Tax Expenses (as such term is hereinafter defined) in accordance with this Section 3.2. The terms used in this Section 3.2 are defined as follows:

                  (a) "Tax Fiscal Year" means the 12-month period beginning July 1 each year, or such other fiscal period in respect of which real estate taxes are due and payable to the appropriate governmental taxing authority.

                  (b) "The Landlord's Tax Expenses" with respect to any Tax Fiscal Year means the aggregate Real Estate Taxes on the Property with respect to that Tax Fiscal Year, reduced by any abatement receipts with respect to that Tax Fiscal Year.

                  (c) "Real Estate Taxes" means (i) all taxes and special assessments of every kind and nature assessed by any governmental authority on the Property; (ii) reasonable expenses incurred in connection with negotiating with the city assessor's office, in advance of the establishment of the assessed valuation of the Property, to establish a mutually agreeable assessment therefor; and (iii) reasonable expenses incurred in connection with any proceedings for abatement of such taxes or special assessments. Any special assessments to be included within the definition of "Real Estate Taxes" shall be limited to the amount of the installment (plus any interest thereon) of such special tax or special assessment (which shall be payable over the longest period permitted by law) required to be paid during the Tax Fiscal Year in respect of which such taxes are being determined. There shall be excluded from such taxes all income, estate, succession, inheritance, excess profit, franchise and transfer taxes, all so-called linkage payments and delinquency interest or penalties; provided, however, that if at any time during the Term the present system of AD VALOREM taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, there shall be assessed on the Landlord a capital levy or other tax on the gross rents received with respect to the Property, or a federal, state, county, municipal or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect) based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so based, shall be deemed to be included within the term "Real Estate Taxes," based on the Building being the Landlord's only property. Landlord hereby agrees that it will cause the Land to constitute a separate parcel with respect to the assessment of Real Estate Taxes.

         Payments by the Tenant on account of the Landlord's Tax Expenses shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent and shall be in an amount of the greater of (i) one-twelfth (1/12) of the Landlord's Tax Expenses for the current Tax Fiscal Year as reasonably estimated by the Landlord, or (ii) an amount reasonably estimated by any ground lessor of the Land or holder of a first mortgage on the Property, to be sufficient, if paid monthly, to pay the Landlord's Tax Expenses on the dates due to the taxing authority.

         Not later than one hundred twenty (120) days after the Landlord's Tax Expenses are determinable for the first Tax Fiscal Year of the Term or fraction thereof and for each succeeding Tax Fiscal Year or fraction thereof during the Term, the Landlord shall render the Tenant a statement in reasonable detail showing for the preceding year or fraction thereof, as the case may be, real estate taxes on the Property, and any abatements or refunds of such taxes, together with a copy of the tax bill for the Tax Fiscal Year in question. Reasonable expenses incurred in obtaining any tax abatement or refund not previously charged may be charged against such tax abatement or refund before the adjustments are made for the Tax Fiscal Year. If at the time such statement is rendered it is determined with respect to any Tax Fiscal Year, that the Tenant has paid (i) less than the Landlord's Tax Expenses or (ii) more than the Landlord's Tax Expenses, then, in the case of (i) the Tenant shall pay to the Landlord, as Additional Rent, within thirty (30) days of such statement the amount of such underpayment and, in the case of (ii) the Landlord shall credit the amount of such overpayment against the monthly installments of the Landlord's Tax Expenses next thereafter coming due (or refund such overpayment within thirty (30) days if the Term has expired to the extent that such overpayment exceeds any amount then due from the Tenant to the Landlord). To the extent that real estate taxes shall be payable to the taxing authority in installments with respect to periods less than a Tax Fiscal Year, the statement to be furnished by the Landlord shall be rendered and payments made on account of such installments. If the Rent Commencement Date occurs on other than the first day of a Tax Fiscal Year, or if the Termination Date occurs on other than the last day of a Tax Fiscal Year, then the amount of Landlord's Tax Expenses payable by the Tenant with respect to such Tax Fiscal Year(s) shall be pro-rated based upon the ratio of the length of the time period during such Tax Fiscal Year(s) in respect of which the Tenant has an obligation to pay Landlord's Tax Expenses to the length of such Tax Fiscal Year(s).

         At the reasonable request of the Tenant, the Landlord shall use reasonable efforts to contest or seek abatement of any Real Estate Taxes affecting the Premises. Should the Landlord contest or seek abatement of such taxes, then it shall do so with diligence and shall keep the Tenant appropriately informed, in the Landlord's reasonable discretion, as to such action. If there shall be any dispute between the Landlord and the Tenant regarding whether or not the Landlord is being reasonable in electing not to contest or seek abatement of any Real Estate Taxes that the Tenant desires be contested or with respect to which the Tenant desires to seek abatement, such dispute shall, at the election of either the Landlord or the Tenant, be resolved by the Expedited Dispute Resolution Procedure.

         Section 3.3 OPERATING EXPENSES. From and after the Rent Commencement Date, during the Term, the Tenant shall pay to the Landlord, as Additional Rent, the entirety of the Operating Expenses for the Property, in accordance with this
Section 3.3 including, without limitation, the conditions and limitations set forth in clauses (a) through (k) below, with respect to each 12-month period beginning February 1 each year or such other fiscal period of twelve (12) consecutive months hereinafter adopted by the Landlord for lease administration purposes ("Operating Fiscal Year"). The term "Operating Expenses for the Property" means the Landlord's actual cost of operating, cleaning, maintaining and repairing the Property, the roads, driveways and walkways for providing access to the Building, and shall include without limitation, the cost of fulfilling the maintenance and repair obligations required to be performed by Landlord under Section 5.1 and, subject to the exclusions set forth below, the cost of services specified on EXHIBIT D; premiums for insurance carried pursuant to Section 7.4; the amount of any deductible associated with an insurance claim of the Landlord; compensation including, without limitation, fringe benefits, worker's compensation insurance premiums and payroll taxes paid to, for or with respect to all persons (University Park/Building general manager and below) engaged in the operating, maintaining or cleaning of the Property; interior landscaping and maintenance; steam, water, sewer, gas, oil electricity, telephone and other utility charges (excluding any such utility charges either separately metered or separately chargeable to the Tenant for either measured or additional or special services); cost of providing HVAC services other than such services described in Section 3.4; cost of building and cleaning supplies; the costs of routine environmental management programs operated by Landlord; market rental costs (or alternatively the Amortization Charge-off [as hereinafter defined] so long as the expenses which are the subject of such Amortization Charge-off would have been permitted Operating Expenses had the item in question been purchased) with respect to equipment used in the operating, cleaning, maintaining or repairing of the Property; cost of cleaning; cost of maintenance, and non-capital repairs and replacements; cost of snow removal; cost of landscape maintenance; security services; payments under service contracts with independent contractors; management fees at reasonable rates consistent with comparable single-tenant or multi-tenant buildings, as applicable, in the Cambridge market with the type of occupancy and services rendered (the parties agree that for the first Lease Year, this shall equal $0.85 per rentable square foot, and shall be subject to reasonable adjustments during subsequent Lease Years); the cost of any capital repairs, replacements or improvements: (i) required by any law or regulation enacted or promulgated after the issuance of a building permit for the construction of the Building, (ii) which is required in order to maintain the Property in the condition it is required to be kept and maintained under Section 5.1, (iii) which reduces the Operating Expenses for the Property, or (iv) which improves the management and operation of the Property in a manner reasonably acceptable to Tenant (all such capital costs to be amortized on a straight-line basis in accordance with generally accepted accounting principles, together with interest on the unamortized balance at such rate as may have been paid by the Landlord on funds borrowed for the purpose of making such capital repairs, replacements or improvements (or if the Landlord did not borrow such funds, then at the base lending rate announced by a major commercial bank designated by the Landlord), with only the annual amortization amount ("Amortization Charge-off") being included in Operating Expenses with respect to any Operating Fiscal Year); charges equitably and reasonably allocated to the Building for the operating, cleaning, maintaining, securing and repairing of the Common Areas excluding the initial capital improvement costs associated with initially establishing the Common Areas; and all other reasonable and necessary (in the Landlord's reasonable judgment) expenses paid in connection with the operation, cleaning, maintenance and repair of the Property.

Operating Expenses for the Property shall not include the following:

(a) any cost or expense to the extent to which Landlord is paid or reimbursed, or which is reimbursable to the Landlord, from the Tenant or a third party (other than as a payment for Operating Expenses), including but not necessarily limited to: (1) work or service performed for Tenant at its cost and (2) the cost of any item for which the Landlord is paid or reimbursed, or which is reimbursable, by insurance, warranties, service contracts, condemnation proceeds, insurance reimbursements or otherwise;

(b) salaries and bonuses of officers or executives of Landlord or administrative employees above the grade of University Park/Building general manager, and if personnel below such grades are shared with other buildings or have other duties not related to the Building, only the allocable portion of such person or persons salary shall be included in Operating Expenses;

(c) interest on debt or principal amortization payments (except as expressly otherwise provided) or any other payments on any mortgage or any payments under any ground lease;

(d) any fees, costs, and commissions incurred in procuring or attempting to procure other tenants including, but not necessarily limited to brokerage commissions, finders fees, attorneys' fees and expenses, entertainment costs and travel expenses;

(e) any cost included in Operating Expenses representing an amount paid to a person, firm, corporation or other entity related to Landlord which is in excess of the amount which would have been paid on an arms'-length basis in the absence of such relationship (provided that nothing herein shall be construed as requiring that the cost in question equal the lowest possible cost; only that the cost not be inflated solely due to the absence of an arms'-length relationship);

(f) any cost or expense which is applicable to or incurred for any parking garage or parking lots, or any costs of personnel used to park cars, collect money or provide special security, and garage management fees;

(g)  depreciation of the Building or any part thereof;

(h)  replacement or contingency reserves;

(i) legal, auditing, consulting and professional fees and other costs (other than those legal, auditing, consulting and professional fees and other costs incurred in connection with the normal and routine maintenance and operation of the Building), including, without limitation, those: (i) paid or incurred in connection with financings, refinancings or sales of any Landlord's interest in the Building or University Park, (ii) relating to specific disputes with tenants, and (iii) relating to any special reporting required by securities laws;

(j) penalty interest, late charges, penalties and similar charges associated with any failure by the Landlord and fulfill its obligations under this Lease;

(k)  bad debt loss or rent loss; and

(l) any cost incurred primarily as a consequence of the Landlord's negligence or willful misconduct.

     Any costs related to the Common Areas shall, for the purposes of determining Operating Expenses for the Property, be allocated to the Building based upon the methodology set forth in the Declaration of Covenants.

     Payments by the Tenant for its share of the Operating Expenses for the Property shall be made monthly at the time and in the fashion herein provided for the payment of Annual Fixed Rent. The amount so to be paid to the Landlord shall be an amount from time to time reasonably estimated by the Landlord to be sufficient to aggregate a sum equal to the Tenant's share of the Operating Expenses for the Property for each Operating Fiscal Year.

     Not later than one hundred twenty (120) days after the end of each Operating Fiscal Year or fraction thereof during the Term or fraction thereof at the end of the Term, the Landlord shall render the Tenant a statement in reasonable detail and according to usual accounting practices certified by an officer of the Landlord, showing for the preceding Operating Fiscal Year or fraction thereof, as the case may be, the Operating Expenses for the Property. Said statement to be rendered to the Tenant also shall show for the preceding Operating Fiscal Year or fraction thereof, as the case may be, the amounts of Operating Expenses already paid by the Tenant. If at the time such statement is rendered it is determined with respect to any Operating Fiscal Year, that the Tenant has paid (i) less than the entirety of the Operating Expenses for the Property or (ii) more than the Operating Expenses for the Property, then, in the case of (i) the Tenant shall pay to the Landlord, as Additional Rent, within thirty (30) days of such statement the amounts of such underpayment and, in the case of (ii) the Landlord shall credit the amount of such overpayment against the monthly installments of the Operating Expenses for the Building next thereafter coming due (or refund such overpayment within thirty (30) days if the Term has expired to the extent that such overpayment exceeds any amount then due from the Tenant to the Landlord). If the Rent Commencement Date occurs on other than the first day of an Operating Fiscal Year, or if the Termination Date occurs on other than the last day of an Operating Fiscal Year, then the amount of Operating Expenses for the Property payable by the Tenant with respect to such Operating Fiscal Year(s) shall be pro-rated based upon the ratio of the length of the time period during such Operating Fiscal Year(s) in respect of which the Tenant has an obligation to pay Operating Expenses for the Property to the length of such Operating Fiscal Year.

     The Tenant may examine or audit the accounts and original bills for Operating Expenses for the Property upon ten (10) days' prior written notice to the Landlord, but no more often than one (1) time in any Operating Fiscal Year; provided however, that if, during the course of any such examination or audit, the Tenant reasonably believes that it has discovered an error in the amount of Operating Expenses for the Property, the Tenant may review the accounts and bills for the immediately two (2) preceding Operating Fiscal Years relating to the subject matter of such error. The Landlord agrees that it will make available to the Tenant in the Landlord's office in University Park, during regular business hours, such information as the Landlord has available at such office. In similar manner, the Tenant may examine such further records as the Landlord (or its affiliates) may have, but such matters will be conducted where the Landlord customarily keeps such records, which may be at the headquarters of the Landlord's parent company. The Tenant shall bear the cost of any such audit, unless the same discloses a discrepancy in excess of three percent (3%) of the Operating Expenses for the Property, in which event the Landlord shall reimburse the Tenant for such costs reasonably incurred. For any given Operating Fiscal Year of the Landlord, the Tenant must, except in connection with errors discovered during the course of an examination, as provided above, make any such audit within twenty four (24) months after the Tenant's receipt of itemized statements (and any supporting documentation requested by the Tenant) referred to in the preceding paragraph. The Tenant must, except in connection with errors discovered during the course of an examination, as provided above, further make any claim for revision of Operating Expenses for the Property for such Operating Fiscal Year by written notice to the Landlord within said twenty four (24) month period. If the Tenant and the Landlord determine that Operating Expenses for the Property are more or less than reported, either the Landlord shall provide the Tenant with a refund or a credit against the next installment of Annual Fixed Rent and other charges or the Tenant shall pay the Landlord the amount of any underpayment within thirty (30) days of billing, provided that if the refund or credit to which the Tenant is entitled relates to an error in Landlord's statement of Operating Expenses for the Property which overstates the Operating Expenses for the Property by more than three percent (3%), then interest at the Default Interest Rate accrue on any such discrepancy from the date of overpayment by the Tenant to the date the Tenant is credited or reimbursed in full therefor. The Landlord shall have no right to give the Tenant any adjustment billing on account of Operating Expenses for the Property incurred in any Operating Fiscal Year later than the date two
(2) years after the expiration of such Operating Fiscal Year.

     Section 3.4 UTILITY CHARGES. During the Term, the Tenant shall pay directly to the provider of the service, which in each case will be separately metered by the Landlord to the extent specified in the Work Letter, but otherwise by the Tenant, with respect to the Building, all charges for steam, gas, electricity, fuel, water, sewer and other services and utilities furnished to the Premises.

     Section 3.5 ABOVE-STANDARD SERVICES. If the Tenant requests and the Landlord elects to provide any services to the Tenant in addition to those described in EXHIBIT D, the Tenant shall pay to the Landlord, as Additional Rent, the amount billed by Landlord for such services at Landlord's standard rates as from time to time in effect, so long as such rates are consistent with comparable services in comparable buildings within the Cambridge market. If the Tenant has requested that such services be provided on a regular basis, the Tenant shall, if requested by the Landlord, pay for such services at their actual cost to Landlord, including, without limitation, a reasonable overhead component, at the time and in the fashion in which Annual Fixed Rent under this Lease is payable. Otherwise, the Tenant shall pay for such additional services within thirty (30) days after receipt of an invoice from the Landlord.

     Section 3.6 NO OFFSETS. Annual Fixed Rent and Additional Rent shall be paid by the Tenant without offset, abatement or deduction except as provided herein.


                                    ARTICLE 4

                                   ALTERATIONS

     Section 4.1 CONSENT REQUIRED FOR TENANT'S ALTERATIONS. The Tenant shall not make alterations or additions to the Premises except in accordance with the Tenant Design and Construction Manual, and with plans and specifications therefor first approved by the Landlord, which approval shall not be withheld unreasonably, conditioned or delayed. Notwithstanding the foregoing, the Tenant may, from time to time without the Landlord's prior consent and at the Tenant's own expense, make interior non-structural alterations and changes in and to the Premises, provided that such alterations or changes (i) do not diminish the value of the Building, (ii) are not incompatible with existing mechanical or electrical, plumbing, HVAC or other systems in the Building, and (iii) do not affect the exterior appearance of the Building. Whether or not the Tenant's changes and/or alterations require the Landlord's consent pursuant to this paragraph, the Tenant shall, in each instance, give reasonable prior notice to the Landlord of any alterations and changes in and to the Premises costing $50,000.00 or more which the Tenant intends to undertake, together with a reasonable description of the proposed work and such plans and specifications, if any, as the Tenant has therefor and promptly following the performance of any alterations or additions to the Premises, the Tenant shall furnish Landlord an "as-built" set of plans and specifications for the Premises, modified mechanical, electrical or plumbing work, specifying the alterations or additions in question, in each case in a fashion reasonably required by the Landlord, in addition to any other plans and specifications furnished by Tenant to Landlord from time to time. The Landlord shall not be deemed unreasonable for withholding approval of any alterations or additions which (i) would, in the Landlord's reasonable judgment, adversely affect any structural or exterior element of the Building, (ii) would in the Landlord's reasonable judgment, adversely affect the general utility of the Building for use by prospective future tenants thereof, (iii) would affect the exterior appearance of the Building in a manner which is not acceptable to the Landlord, in its sole discretion, (iv) will require unusual expense to readapt the Premises to normal use as a biotechnology office and research and development facility unless the Tenant first gives assurance acceptable to the Landlord that such readaptation will be made prior to such termination without expense to the Landlord; or (v) would not be compatible with existing mechanical or electrical, plumbing, HVAC or other systems in the Building, in each case, as reasonably determined by the Landlord; provided, however, that the Landlord shall specify in any notice withholding approval specifying, in reasonable detail, the nature of the Landlord's objection, and if the Tenant shall, at its sole cost and expense, cure the Landlord's objections (in the Landlord's reasonable judgment except in the case of the subject matter of clause (iii) above), then the Landlord shall not withhold its approval. If the Tenant shall request the Landlord's approval of proposed alterations under this Section 4.1, and the Landlord fails to respond to the Tenant's request within ten (10) business days thereof, then the Landlord shall be deemed to have given its approval thereto if Landlord fails to respond to the Tenant's request within five (5) business days following the delivery to the Landlord of a written reminder notice, given by the Tenant on or following the expiration of the aforementioned 10-day period, which reminder notice states the "deemed approval" consequences of failure to respond. Neither the Landlord's failure to object to any proposed alterations or additions, nor the Landlord's approval of any plans and specifications furnished by Tenant to Landlord, shall be construed as superseding in any respect, or as a waiver of Landlord's right to enforce, the Tenant's obligation to fulfill all of the terms and conditions of this Lease applicable to any work contemplated thereby.

     Notwithstanding anything to the contrary contained in this Section 4.1, if any of the Tenant's proposed alterations and/or additions affect the roof or the envelope of the Building, the following additional conditions shall apply:

          (a) Such alterations and changes will not in any way interfere with the proper functioning of and Landlord's access to equipment located on the roof of the Building; and

          (b) Adequate measures are taken to screen and otherwise reduce the visibility and noise of such mechanical equipment, antennae and dishes consistent with the appearance and design scheme required by the City of Cambridge and other structures in University Park.

     Section 4.2 OWNERSHIP OF ALTERATIONS. All alterations and additions shall be part of the Building and owned by the Landlord; provided, however, that the Landlord may require removal by the Tenant of all or any portion of any alterations and additions made to the Premises, so long as the Landlord advised the Tenant of such requirement prior to the installation of the alteration or addition by the Tenant. If the Tenant fails to inform the Landlord, in writing, at least ten (10) days prior to the installation of the alteration or addition, thereby preventing the Landlord from making a determination as to whether it will want such addition or alteration removed from the Premises prior to its installation, then the Landlord shall advise the Tenant in writing of such determination within ten (10) days after the Tenant gives the Landlord written notice requesting that the Landlord make such determination. All movable equipment, trade fixtures and furnishings not attached to the Premises shall remain the personal property of the Tenant and shall be removed by the Tenant upon termination or expiration of this Lease. Notwithstanding anything to the contrary contained in this Section 4.2, any alterations and additions funded by the Landlord, and installed as part of the Initial Leasehold Improvements (as defined in the Work Letter) or otherwise (the "Landlord Funded Improvements"), and all alterations and additions which are necessary for the use of the Premises as an operational biotechnology laboratory (the "Base Laboratory Improvements"), regardless of who funded their acquisition and installation, shall be part of the Building and owned by the Landlord, and shall in no event constitute the Tenant's personal property. For purposes of this Lease, "Base Laboratory Improvements" shall include equipment that is integrated into the Building which is consistent with and necessary for the operation of a standard, high quality biotechnology research laboratory. Such equipment would include, but would not be limited to, supply and exhaust ventilation systems; fume hoods in reasonable quantity; environmental rooms in reasonable quantity; laboratory benches in reasonable quantity, casework with associated shelving (whether fixed or adjustable or otherwise capable of being relocated) in reasonable quantity, fixtures, plumbing supply/waste lines and equipment associated therewith, gas supply lines, a back-up electrical generator sufficient to meet critical power requirements, and similar improvements. Base Laboratory Improvements does not include stand-alone equipment such as autoclaves, cagewashers, glasswashers, refrigerators, biosafety cabinets, NMR equipment, benchtop equipment, and similar equipment, including without limitation the equipment specified in EXHIBIT J attached hereto.

     Within thirty (30) days of the occurrence of the Rent Commencement Date, the Landlord and the Tenant shall review the final scope of the Initial Leasehold Improvements and develop a mutually acceptable list of those installed equipment items that will be deemed to be Base Laboratory Improvements, and those that, by virtue of quantity, specialization or portability, will not be deemed to be Base Laboratory Improvements and will therefore remain the property of the Tenant, subject to the terms of this Lease.

     Any alterations and additions which are neither Landlord Funded Improvements nor Base Laboratory Improvements shall remain the property of the Tenant, and, if required to be removed upon the termination or expiration of this Lease as hereinabove provided, shall be removed by the Tenant with reasonable care and diligence, including the capping off of all utility connections behind the adjacent interior finish, and the restoration of such interior finish to the extent necessary so that the Premises are left with complete wall, ceiling and floor finishes.

     Section 4.3 CONSTRUCTION REQUIREMENTS FOR ALTERATIONS. All construction work performed by or on behalf of the Tenant ("Tenant's Work"), including without limitation any Initial Leasehold Improvements, shall be done in a good and workmanlike manner employing only first-class materials and in compliance with Landlord's construction rules and regulations and with all applicable laws and all lawful ordinances, regulations and orders of Governmental authority and insurers of the Building. The Landlord or Landlord's authorized agent may (but without any implied obligation to do so) inspect the work of the Tenant at reasonable times and shall give notice of observed defects. Tenant's Work and the installation of furnishings shall always be coordinated in such manner as to maintain harmonious labor relations within University Park and not to damage the Building or interfere with Building construction or operation. Tenant's Work shall be performed by contractors or workmen first approved by the Landlord, which approval the Landlord agrees not to unreasonably withhold or delay. The Landlord agrees to cooperate with the Tenant to develop a list of contractors and workmen (which may change, from time to time) who are mutually acceptable and are permitted to perform work in the Building. The Tenant, before starting any work, shall receive and comply with the Landlord's construction rules and regulations and shall cause the Tenant's contractors to comply therewith, except in the case of the Initial Leasehold Improvements obtain "builder's risk" coverage (in an amount that is reasonable given the quality and quantity of the work to be undertaken) to enhance the insurance coverage otherwise required to be carried by the Tenant, secure all licenses and permits necessary for such work, and deliver to the Landlord a statement of the names of its general contractor (or construction manager) and subcontractors who are to perform mechanical, electrical or plumbing work or are otherwise to perform work that will affect the structure or base building systems of the Building, and the estimated cost of all labor and material to be furnished by them and security satisfactory to the Landlord in its reasonable discretion and consistent with the security requirements for comparable work in comparable buildings in the Cambridge market protecting the Landlord against liens arising out of the furnishing of such labor and material; and cause each contractor to carry worker's compensation insurance in statutory amounts covering all the contractors' and subcontractors' employees and comprehensive general public liability insurance with limits (except as otherwise provided in the Work Letter with respect to Initial Leasehold Improvements) of $1,000,000 (individual) and $5,000,000 (occurrence), or in such lesser amounts as Landlord may accept, covering personal injury and death and property damage (all such insurance to be written in companies approved reasonably by the Landlord and insuring the Landlord, such individuals and entities affiliated with the Landlord as the Landlord may designate, any ground lessor or mortgagee that the Landlord may designate, and the Tenant as well as the contractors and to contain a requirement for at least thirty (30) days' notice to the Landlord prior to cancellation, nonrenewal or material change), and to deliver to the Landlord certificates of all such insurance.



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



     Section 4.4 PAYMENT FOR TENANT ALTERATIONS. The Tenant agrees to pay promptly when due the entire cost of any work done on the Premises by the Tenant, its agents, employees or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises or the Property and promptly to discharge or bond over any such liens which may so attach. If any such lien shall be filed against the Premises or the Property and the Tenant shall fail to cause such lien to be discharged, or bonded over, within fifteen (15) days after receipt by the Tenant of notice of the filing thereof, the Landlord after a further five
(5) days' written notice may cause such lien to be discharged by payment, bond or otherwise without investigation as to the validity thereof or as to any offsets or defenses which the Tenant may have with respect to the amount claimed. The Tenant shall reimburse the Landlord, as additional rent, for any cost so incurred and shall indemnify and hold harmless the Landlord from and against any and all claims, costs, damages, liabilities and expenses (including reasonable attorneys' fees) which may be incurred or suffered by the Landlord by reason of any such lien or its discharge. The Tenant's obligations under this
Section 4.4 with respect to the Initial Leasehold Improvements that are, pursuant to the Work Letter, to be paid for with the proceeds of Landlord's Contribution, are conditioned upon the Landlord's payment to the Tenant of Landlord's Contribution in accordance with the Work Letter.

                                    ARTICLE 5

              RESPONSIBILITY FOR CONDITION OF BUILDING AND PREMISES

     Section 5.1 MAINTENANCE OF BUILDING AND COMMON AREAS BY LANDLORD. Except as otherwise provided in Article 8, the Landlord shall make such repairs to the foundation system, roof, exterior walls (including exterior glass), floor slabs, and any other structural elements of the Building as may be necessary to keep them in good order, condition and repair, and make such repairs to the mechanical systems and equipment serving the Building, exclusive of mechanical systems and equipment that constitute either a component of the Initial Leasehold Improvements, or other alterations or additions made by the Tenant under Article 4 ("Tenant's Dedicated Mechanical Systems and Equipment"), as are necessary to keep them in good order, condition and repair. The Landlord shall further perform the services designated as Landlord's Services on EXHIBIT D. Costs and expenses incurred by the Landlord under this Section 5.1 shall be included in Operating Expenses of the Property only as permitted under Section
3.3. Subject to Section 7.5, the Tenant shall be responsible for 100% of the cost of any repair to the Premises, the Building, or the Land caused by the negligence or misconduct of the Tenant, or any agent, employee or contractor of the Tenant, notwithstanding anything to the contrary provided in Section 3.3.

     Section 5.2 MAINTENANCE OF PREMISES BY TENANT. The Tenant shall keep and maintain in good order, condition and repair the Premises and every part thereof and all of Tenant's Dedicated Mechanical Systems and Equipment, reasonable wear and tear and damage by fire or other casualty excepted (provided that subject to Section 7.5, the Landlord shall be responsible for damage caused by the fault or neglect of the Landlord, or the Landlord's agents, employees or contractors), excluding those repairs for which the Landlord is responsible pursuant to Sections 5.1, 8.1 and 8.5, and shall surrender the Premises and all alterations and additions thereto, at the end of the Term, in such condition, first removing all personal property of the Tenant and, to the extent required pursuant to this Lease, all alterations and additions made by the Tenant, repairing any damage caused by such removal and restoring the Premises and leaving them in broom clean condition. If the Tenant elects to provide the Tenant-Provided Services, identified as such in Section 5.3, the Tenant shall perform the Tenant-Provided Services promptly, as necessary and appropriate, with due diligence and in accordance with the standards therefor established under Section 5.3. The Tenant shall not permit or commit any damage (waste), and the Tenant shall, subject to Section 7.5, be responsible for the cost of repairs which may be made necessary by reason of damage to the Property caused by the negligence or misconduct of the Tenant, or any of the contractors, employees, or agents of the Tenant. Tenant's Dedicated Mechanical Systems and Equipment, and all other laboratory systems and equipment, shall be maintained in good order, condition and repair consistent with prevailing standards at comparable first-class leased biotechnology facilities, reasonable wear and tear, damage by fire or other casualty, and subject to Section 7.5, damage caused by the fault or neglect of the Landlord, or the Landlord's agents, employees, or contractors excepted.

     Section 5.3 TENANT-PROVIDED SERVICES. Notwithstanding anything to the contrary contained in this Article 5, the Tenant may choose to provide, at its own cost and expense, in lieu of the Landlord providing the same under this Lease, services within the interior of the Building, associated directly with the Tenant's use of the Building, including without limitation, the building services specified in clauses F, G, H, I and J of EXHIBIT D, and such other services as the Landlord may approve in its reasonable discretion. Such services which are paid for and provided by the Tenant are hereinafter referred to as the "Tenant-Provided Services." The provision by Tenant of Tenant-Provided Services shall be subject to reasonable standards imposed by Landlord for the purpose of assuring the fulfillment of the requirements of any ground lessee, mortgagee, tenant, governmental authority or other third party pertaining to the maintenance and operation of the Building in good order, condition and repair and in compliance with all legal requirements.

     Section 5.4 DELAYS IN LANDLORD'S SERVICES. The Landlord shall not be liable to the Tenant for any compensation or reduction of rent by reason or inconvenience or annoyance or for loss of business arising from the necessity of the Landlord or its agents entering the Premises for any purposes authorized in this Lease, or for repairing the Premises or any portion of the Building. In case the Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on the Landlord's part, by reason of any External Cause, the Landlord shall not be liable to the Tenant therefor, nor, except as expressly otherwise provided in this Lease, shall the Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in the Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises.

     The Landlord reserves the right to stop any service or utility system the Landlord provides or causes to be provided under this Lease (i.e. exclusive of any Tenant-Provided Services or other obligations of the Tenant under this Lease) when necessary by reason of accident or emergency, or until necessary repairs have been completed; provided, however, that in each instance of stoppage, the Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs, the Landlord will give the Tenant reasonable advance notice of the contemplated stoppage and will schedule contemplated stoppages at times reasonably approved by the Tenant and will use reasonable efforts to avoid unnecessary inconvenience to the Tenant by reason thereof. To the extent that the Landlord is providing or causing to be provided heat, light or any utility or service, in no event shall the Landlord have any liability to the Tenant for the unavailability of the same to the extent that such unavailability is caused by External Causes, provided, however, that the Landlord is obligated to exercise reasonable efforts to restore such services or utility systems' operation. The Landlord agrees to carry rent interruption insurance in commercially reasonable amounts which permits recovery within, to the extent reasonably available, five (5) days after the insured peril.

     If the unavailability of heat, light or any utility or service provided or caused to be provided by the Landlord other than the unavailability of the same due to the Tenant's acts or omissions renders all or any portion of the Premises untenantable for the Tenant's use as permitted under this Lease, and the Tenant ceases to occupy the same for the conduct of its business, the Tenant shall receive an equitable abatement of rent, taking into account the extent of the Tenant's loss of use of the Premises, following the condition of untenantability on and after the day following the expiration of the deductible period provided in the Landlord's rent interruption insurance policy. For all purposes of this Lease, if Tenant has responsibility for maintenance and repair of any aspect of the Building or any equipment or system therein, the functioning and performance of the same shall be the responsibility of the Tenant under this Lease, and shall in no event constitute a service or utility system that the Landlord provides or causes to be provided under this Lease.

     Section 5.5 TENANT'S RESPONSIBILITIES REGARDING HAZARDOUS MATERIALS. The Tenant covenants and agrees that the Tenant shall not use, generate, store or dispose, nor shall the Tenant suffer or permit the use, generation, storing or disposal in the Premises or otherwise by any of Tenant's contractors, licensees, invitees, agents or employees, of any oil, toxic substances, hazardous wastes or hazardous materials (collectively, "Hazardous Materials") in, on or about the Premises, the Building or the Land, except for Hazardous Materials that are necessary for Tenant's operation of Tenant's Permitted Use, as set forth on EXHIBIT A, and in all cases such Hazardous Materials must be used, generated, stored and disposed of in compliance with all applicable law and regulations. The Tenant covenants and agrees that the Tenant shall comply with all applicable laws and regulations and in handling and disposing of materials used in its research and other uses of the Premises, whether or not considered Hazardous Materials, and no dumping, flushing or other introduction of Hazardous Materials or such other inappropriate materials into the septic, sewage or other waste disposal systems serving the Premises shall occur, except as specifically permitted by law and subject to the conditions and qualifications imposed by any governmental license or permit. The Tenant shall provide to the Landlord copies



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



of all licenses and permits that the Tenant has been required to obtain prior to the handling of any such Hazardous Materials, and the Tenant must obtain all of such licenses and permits prior to the commencement of operations in the Premises requiring the same. From time to time during the Term of this Lease, and thereafter during which the Tenant occupies any portion of the Premises, the Tenant shall provide the Landlord with such reasonable substantiation of the Tenant's compliance with the requirements of this Section 5.5 and any additional requirements set forth in Section 6.2 as the Landlord may reasonably request. The Tenant covenants and agrees that the Tenant shall, at its sole cost, promptly remove or remediate all Hazardous Materials that are found upon the Premises, the Building or the Land by virtue of the failure of the foregoing covenants and agreements to have been fulfilled, or otherwise as the result of the act or omission of Tenant or its contractors, licensees, agents or employees, in a manner complying with all applicable laws and regulations and the provisions of this Lease. If the Tenant should have any responsibility under this Section 5.5 to remove or remediate Hazardous Materials, the Tenant shall keep the Landlord reasonably informed as to the status of the environmental condition at issue, promptly furnish to the Landlord copies of all regulatory filings with any governmental regulatory agencies in connection therewith, and substantiate the performance of its obligations under this Section 5.5.

     Section 5.6 LANDLORD'S RESPONSIBILITIES REGARDING HAZARDOUS MATERIALS. During the Term of this Lease, if the removal or remediation of Hazardous Materials from the Premises, Building or Land is required to be undertaken, then except to the extent such obligation is the responsibility of the Tenant under
Section 5.5 hereof, the Landlord covenants and agrees to undertake the same without charge to the Tenant. Without limitation of the foregoing, if necessary to comply with any applicable legal requirements, should the existing environmental condition of the Land require the removal or remediation of Hazardous Materials, the Landlord shall perform such removal or remediation, without charge to the Tenant, when and if required by applicable legal requirements. The Landlord shall keep the Tenant reasonably informed as to the status of the environmental condition at issue, promptly furnish to the Tenant copies of all regulatory filings with any governmental regulatory agencies in connection therewith, and substantiate the performance of its obligations under this Section 5.6.

     If the Premises shall be rendered no longer reasonably occupiable as a consequence of the presence of Hazardous Materials for which the Landlord is responsible for undertaking remediation under this Section 5.6, and the presence of such Hazardous Materials is introduced to the Premises by the Landlord, then until the Premises is again reasonably occupiable, the Annual Fixed Rent and Additional Rent shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by the Tenant.

     Section 5.7 CROSS INDEMNIFICATION. Each of the Landlord and the Tenant shall defend and indemnify the other and hold the other harmless from and against any damages, liability or expense associated with claims by governmental or other third parties arising out of the presence, removal or remediation of Hazardous Materials for which the indemnifying party is responsible for removal or remediation under this Lease.




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



                                    ARTICLE 6

                                TENANT COVENANTS

     The Tenant covenants during the Term and for such further time as the Tenant occupies any part of the Premises:

     Section 6.1 PERMITTED USES. The Tenant shall occupy the Premises only for the Permitted Uses, and shall not injure or deface the Premises or the Property, nor permit in the Premises any auction sale. The Tenant shall give written notice to the Landlord, within twenty (20) days prior to the Rent Commencement Date and thereafter once annually within twenty (20) days of each anniversary of the Rent Commencement Date, of any materials on OSHA's right to know list or which are subject to regulation by any other federal, state, municipal or other governmental authority and which the Tenant intends to have present at the Premises. The Tenant shall comply with all requirements of public authorities and of the Board of Fire Underwriters in connection with methods of storage, use and disposal thereof although nothing herein shall prevent the Tenant from challenging the validity of such requirements. The Tenant shall not permit in the Premises any nuisance, or the emission from the Premises of any reasonably objectionable noise, odor or vibration, nor use or devote the Premises or any part thereof for any purpose which is contrary to law or ordinance, or liable to invalidate or increase premiums (above those normally incurred for Permitted
Uses) for any insurance on the Building or its contents (unless the Tenant pays for any such increase in premiums and provided such actions do not interfere with the use and enjoyment of the Land by the Landlord, other tenants, visitors or invitees of University Park) or liable to render necessary any alteration or addition to the Building, nor commit or permit any waste in or with respect to the Premises.

     Section 6.2 LAWS AND REGULATIONS. The Tenant shall comply with all federal, state and local laws, regulations, ordinances. executive orders, federal guidelines, and similar requirements in effect from time to time, including, without limitation, City of Cambridge ordinances numbered 1005 and 1086 and any subsequently adopted ordinance for employment and animal experimentation with respect to animal experiments and hazardous waste and any such requirements pertaining to employment opportunity, anti-discrimination and affirmative action. Tenant shall have the right to contest any notice of violation for any of the foregoing by appropriate proceedings diligently conducted in good faith.

     Section 6.3 RULES AND REGULATIONS; SIGNS. The Tenant agrees to comply with such reasonable and non-discriminatorily enforced rules and regulations of general applicability ("Rules and Regulations") as (i) may from time to time be made by the Landlord of which the Tenant is given written notice, so far as the same relate to the use of the Building, the Land and the Tenant's appurtenant parking privileges and (ii) may from time to time be promulgated under the Declaration of Covenants with respect to all or any portion of University Park. The Tenant shall not obstruct in any manner any portion of the Property; and, except as set forth in this Lease, shall not permit the placing of any signs, curtains, blinds, shades, awnings or flagpoles, or the like, visible from outside the Building.

     The Tenant shall have the right to install a maximum of two (2) signs with its corporate logo on the facade of the Building and a single identity plaque at the main Building entrance. Any such exterior sign, however, shall be subject to prior approval by the City of Cambridge, and subject to the Landlord's reasonable approval regarding the content, size, design and location on the Building facade, and all applicable legal requirements. Landlord and Tenant will work together to implement the aforesaid signage program. Landlord shall provide street numbering signage and code required signage for the Common Areas.

     Section 6.4 SAFETY COMPLIANCE. The Tenant shall keep the Premises equipped with all safety appliances required by law or ordinance or any other regulations of any public authority because of the manner of use made by the Tenant and to procure all licenses and permits so required because of such manner of use and, if requested by the Landlord, do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way the Tenant's Permitted Uses. Tenant shall conduct such periodic tests, evaluations or certifications of safety appliances and laboratory equipment as are required or recommended in accordance with generally accepted standards for good laboratory practice to ensure that such safety appliances and equipment remain in good working order, and shall, upon Landlord's reasonable request but not more often than two (2) times in any calendar year, provide to Landlord copies of such reports, evaluations and certifications.

     Section 6.5 LANDLORD'S ENTRY. The Tenant shall permit the Landlord and it agents, after at least twenty four (24) hours' notice except in the case of emergencies, to enter the Premises at all reasonable hours for the purpose of inspecting or making repairs to the same, monitoring Tenant's compliance with the requirements and restrictions set forth in this Lease, and for the purpose of showing the Premises to prospective purchasers and mortgagees at all reasonable times and to prospective tenants within twelve (12) months of the end of the Term provided that in connection with such entry, Tenant may provide procedures reasonably designed so as not to jeopardize Tenant's trade secrets, proprietary technology or critical business operations, including accompaniment of all such persons by an employee of the Tenant. In case of an emergency, the Landlord shall make good faith efforts to notify the Tenant in person or by telephone prior to such entry, and in any event, the Landlord shall notify Tenant promptly thereafter such entry.

     Section 6.6 FLOOR LOAD. The Tenant shall not place a load upon any floor in the Premises exceeding the floor load per square foot of area which such floor was designed to carry, and which is allowed by law. The Tenant's machines and mechanical equipment shall be placed and maintained by the Tenant at the Tenant's expense in settings sufficient to absorb or prevent vibration or noise that may be transmitted to the Building structure.

     Section 6.7 PERSONAL PROPERTY TAX. The Tenant shall pay promptly when due all taxes which may be imposed upon personal property (including, without limitation, fixtures and equipment) in the Premises to whomever assessed. Tenant shall have the right to contest the validity or amount of any such taxes by appropriate proceedings diligently conducted in good faith.

     Section 6.8 ASSIGNMENT AND SUBLEASES. The Tenant shall not assign this Lease or sublet (which term, without limitation, shall include granting of concessions, licenses and the like) the whole or any part of the Premises, nor permit the further underletting or assignment of any sublease or other occupancy agreement (each a "Transfer") without, in each instance, having first received the consent of the Landlord which consent shall not be unreasonably withheld or delayed, except in the case of Permitted Transfers, with respect to which the Landlord's consent shall not be required so long as a condition constituting an Event of Default is not then subsisting. In no event shall any of the Tenant's rights with respect to the roof of the Building be assigned or sublet other than in connection with a Transfer of the whole or any part of the Premises for purposes of enabling the transferee to occupy the same for the conduct of its business therein (provided that the occupancy of part of the Premises in service of a business the substantial orientation of which is roof communications shall not qualify as such an occupancy), or to a service provider using such roof rights exclusively for the purpose of providing services to the Tenant in connection with the conduct of the Tenant's business (other than a communications business). Any purported Transfer made without such consent or otherwise not fulfilling the conditions and requirements of this Section 6.8 shall be void, and except as specifically permitted in this Section 6.8, in no event shall the Tenant or anyone claiming by, through or under the Tenant have the right to mortgage, pledge, hypothecate or otherwise transfer this Lease. The Landlord shall not be deemed to be unreasonable in withholding its consent to any proposed Transfer that is subject to the Landlord's consent based on any of the following factors:

          (a) If the manner in which the proposed occupant conducts its business operations is not consistent, in Landlord's reasonable opinion, with the image and character of the University Park development as a first-class office/research and development park, then the withholding of consent by the Landlord shall be considered reasonable and

          (b) If the proposed Transfer is (i) an assignment of this Lease, or
     (ii) a sublease where as a result of the consummation of such sublease, the then Tenant shall no longer be in occupancy of at least sixty five percent (65%) of the rentable floor area of the Premises (e.g. any sublease that would result in more than thirty five percent (35%) of the rentable floor area of the Premises being subject to a sublease, subleases or other occupancy agreements), then in either of such cases, if the proposed occupant is not sufficiently creditworthy in the reasonable opinion of the Landlord with reference to the obligations which are to be fulfilled by the tenant under this Lease, and the reasonable needs of the Landlord to protect the value of the Building, then the withholding of consent by the Landlord shall be considered reasonable.

     If the proposed occupant is already involved in discussions with either the Landlord or any affiliate of the Landlord regarding space within University Park that is or is to become available for lease, then the withholding of consent by the Landlord shall be considered reasonable.

     Notwithstanding anything to the contrary contained in this Section, Tenant shall have the right to assign or otherwise transfer this Lease or the Premises, or part of the Premises, without obtaining the prior consent of Landlord, (a) to an entity owning a majority of Tenant or to a majority owned subsidiary or to an entity which is majority owned by the same entity which owns a majority of Tenant (any of the foregoing being referred to herein as a "Tenant Affiliate"), provided that (i) the transferee shall, subject to applicable law, regulation or prior binding agreement, prior to the effective date of the transfer, deliver to Landlord instruments evidencing such transfer and its agreement to assume and be bound by all the terms, conditions and covenants of this Lease to be performed by Tenant, all in form reasonably acceptable to Landlord, and (ii) at the time of such transfer there shall not be an uncured Event of Default under this Lease; or (b) to the purchaser of at least fifty percent (50%) of its assets or stock, or to any entity into which the Tenant may be merged or consolidated (along with all or substantially all of its assets) (the "Acquiring Company"), provided that (i) the net worth of the Acquiring Company upon the consummation of the transfer or merger shall not be less than the net worth of the Tenant at the time immediately prior to such transfer or merger, (ii) the Acquiring Company continues to operate the business conducted in the Premises consistent with the Permitted Uses described in Exhibit A hereto, (iii) the Acquiring Company shall assume in writing, in form reasonably acceptable to Landlord, all of Tenant's obligations under this Lease, (iv) Tenant shall provide to Landlord such additional information regarding the Acquiring Company as Landlord shall reasonably request, and (v) Tenant shall pay Landlord's reasonable out-of-pocket expenses incurred in connection therewith. Unless Landlord shall have objected to such assignment or transfer by Tenant within ten (10) business days following Landlord's receipt of the information or items described in (b)(i) and (iii) above, then Landlord shall be deemed to have waived its right to object thereto. Each of the transfers described in this paragraph is referred to hereinafter as "Permitted Transfers." In no event shall any transaction consummated for the purpose of evading Tenant's obligation to obtain Landlord's consent under this
Section 6.8 be construed as a Permitted Transfer, notwithstanding that such transaction otherwise qualifies as a Permitted Transfer.

     Whether or not the Landlord consents, or is required to consent, to any Transfer, the Tenant named herein shall remain fully and primarily liable for the obligations of the Tenant hereunder, including, without limitation, the obligation to pay Annual Fixed Rent and Additional Rent provided under this Lease.

     The Tenant shall give the Landlord notice of any proposed Transfer (other than a Permitted Transfer), specifying the provisions thereof, including (i) the name and address of the proposed occupant, subtenant, assignee, mortgagee or other transferee, (ii) a copy of the proposed occupant's, subtenant's, assignee's, mortgagee's or other transferee's most recent annual financial statement, and (iii) all of the terms and provisions upon which the proposed Transfer is to be made including, without limitation, all of the documentation effectuating such Transfer (which shall be subject to the Landlord's approval not to be unreasonably withheld) and such other reasonable information concerning the proposed Transfer or concerning the proposed occupant, subtenant, assignee, mortgagee or other transferee as the Tenant has obtained in connection with the proposed Transfer. The Tenant shall reimburse the Landlord promptly for reasonable legal and other reasonable expenses incurred by the Landlord in connection with any request by the Tenant for consent to any Transfer. If this Lease is assigned, or if the Premises or any part thereof is sublet or occupied by anyone other than the Tenant, or there is otherwise a Transfer, then during any time when an Event of Default is subsisting, the Landlord may, at any time and from time to time, collect rent and other charges from the assignee, sublessee, occupant, mortgagee or transferee, and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of the prohibitions contained in this Section 6.8 or the acceptance of the assignee, sublessee or occupant as a tenant or a release of the Tenant from the further performance by the Tenant of covenants on the part of the Tenant herein contained.

     The Tenant shall pay to the Landlord fifty percent (50%) of any amounts the Tenant receives from any occupant, subtenant, assignee or other transferee other than a Permitted Transferee, as rent, additional rent or other forms of compensation or reimbursement (if any) in excess of the aggregate amount of (i) the proportionate monthly share of Annual Fixed Rent, Additional Rent and all other monies due to Landlord pursuant to this Lease (allocable in the case of a sublease to that portion of the Premises being subleased), (ii) brokerage commissions and fees for legal services associated with the transaction, (iii) any expenses incurred by the Tenant in connection with preparing the Premises or applicable portion thereof for occupancy by such subtenant, assignee or other transferee and (iv) any monetary concessions paid to the subtenant, assignee or other transferee such as, but not limited to, reimbursement of moving expenses (collectively "Sublease Transaction Expenses"). In the circumstances where the transferee pays the consideration due to the Tenant on account of such transfer over time (e.g. monthly rental payments under a sublease), Sublease Transaction Expenses shall be amortized on a straight-line basis over the term of the transfer in question, together with interest at a rate which is reasonably satisfactory to the Landlord. Neither the fact that the Landlord's consent may not be required in order for the Tenant to effectuate a Permitted Transfer, nor the consent by the Landlord to a Transfer for which the Landlord's consent is required shall be construed to relieve the Tenant from the obligation to obtain the express consent in writing of the Landlord to any further Transfer whether by the Tenant or by anyone claiming by, through or under the Tenant including, without limitation, any occupant, assignee, subtenant, mortgagee or other transferee, excluding any Permitted Transfer.

     The Landlord may elect, within thirty (30) days of receipt of written notice from the Tenant of any proposed assignment of this Lease prior to approving or disapproving any such proposed assignment, to repossess the Premises. The Landlord may thereafter lease the Premises in such a manner as the Landlord may in its sole discretion determine. In the event the Landlord elects to repossess the Premises as provided above, then all of the Tenant's rights and obligations hereunder with respect to the Premises shall cease and shall be of no further force and effect. The provisions of this paragraph shall not apply to Permitted Transfers.

     If the Landlord withholds consent to a proposed Transfer, in any case where the Landlord is bound by this Lease not to unreasonably withhold such consent, and the Tenant disputes the reasonability of the Landlord's withholding of such consent, then either party may, at its election,



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



have the dispute resolved by the Expedited Dispute Resolution Procedure. The Landlord shall have no liability for having unreasonably withheld consent to such a Transfer provided that the Landlord may be required to give such consent pursuant to the Expedited Dispute Resolution Procedure.


                                    ARTICLE 7

                             INDEMNITY AND INSURANCE

     Section 7.1 INDEMNITY. The Tenant shall indemnify and save harmless the Landlord and the Landlord's ground lessees, mortgagees and managing agent for the Building from and against all claims, loss, or damage of whatever nature arising from (i) any breach by Tenant of any obligation of Tenant under this Lease, or (ii) any negligence or misconduct of the Tenant, or the Tenant's contractors, licensees, agents, servants or employees, or (iii) any accident, injury or damage whatsoever caused to any person or property in the Building or on or about the Land, occurring after the Rent Commencement Date (or such earlier date upon which the Tenant first commences occupancy [as distinguished from construction of Initial Leasehold Improvements by the Contractor (as defined in the Work Letter)] of all or any part of the Premises) and until the end of the Term and thereafter, so long as the Tenant is in occupancy of any part of the Premises, provided that the foregoing indemnity shall not include any claims, loss or damage to the extent arising from any negligence or misconduct of the Landlord, or the Landlord's contractors, licensees, agents, servants or employees or the Landlord's ground lessees, mortgagees or managing agent for the Building.

     The Landlord shall indemnify and save harmless the Tenant from and against all claims, loss, or damage of whatever nature arising from (i) any breach by Landlord of any obligation of Landlord under this Lease or (ii) from any negligence or misconduct of the Landlord, or the Landlord's contractors, licensees, agents, servants or employees, provided that the foregoing indemnity shall not include any claims, loss or damage to the extent arising from any act, omission or negligence of the Tenant, or the Tenant's contractors, licensees, agents, servants or employees, occurring following the Rent Commencement Date and until the expiration of earlier termination of the Term of this Lease.

     The foregoing indemnity and hold harmless agreements shall include indemnity against reasonable attorneys' fees and all other costs, expenses and liabilities incurred in connection with any such claim or proceeding brought thereon, and the defense thereof, but shall be subject to the limitations specified in Sections 7.5 and 12.16.

     Section 7.2 LIABILITY INSURANCE. The Tenant agrees to maintain in full force from the Rent Commencement Date (or such earlier date upon which the Tenant first commences occupancy [as distinguished from construction of Initial Leasehold Improvements by the Contractor (as defined in the Work Letter)] of all or any part of the Premises), throughout the Term, and thereafter, so long as the Tenant is in occupancy of any part of the Premises, a policy



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


of commercial general liability insurance under which the Landlord (and any individuals or entities affiliated with the Landlord, any ground lessor and any holder of a mortgage on the Property of whom the Tenant is notified by the Landlord) are named as additional insureds, and under which the insurer provides a contractual liability endorsement insuring against all cost, expense and liability arising out of or based upon any and all claims, accidents, injuries and damages described in Section 7.1, in the broadest form of such coverage from time to time available. Each such policy shall be noncancelable and nonamendable (to the extent that any proposed amendment reduces the limits or the scope of the insurance required in this Lease) with respect to the Landlord and such ground lessors and mortgagees without thirty (30) days' prior notice to the Landlord and such ground lessors and mortgagees and at the election of the Landlord, either a certificate of insurance or a duplicate original policy shall be delivered to the Landlord. The minimum limits of liability of such insurance as of the Commencement Date shall be Ten Million Dollars ($10,000,000.00) for combined bodily injury (or death) and damage to property (per occurrence) with an aggregate annual limit of liability of Ten Million Dollars ($10,000,000.00), and from time to time during the Term such limits of liability shall be increased to reflect such higher limits as are customarily required pursuant to new leases of space in the Boston-Cambridge area with respect to similar properties. Such insurance may be effected with a combination of a base commercial general liability policy and umbrella insurance.

     Section 7.3 PERSONAL PROPERTY AT RISK. The Tenant agrees that all of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of the Tenant and of all persons claiming by, through or under the Tenant which, during the continuance of this Lease or any occupancy of the Premises by the Tenant or anyone claiming under the Tenant which, during the continuance of this Lease or any occupancy of the Premises by the Tenant or anyone claiming under the Tenant, may be on the Premises or elsewhere in the Building or on the Land or parking facilities provided hereby, shall be at the sole risk and hazard of the Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or be borne by the Landlord, except that the Landlord shall in no event be exonerated from any liability to the Tenant or to any person, for any injury, loss, damage or liability to the extent caused by Landlord's or its employees', agents' or contractors' negligence or willful misconduct.

     Section 7.4 LANDLORD'S INSURANCE. The Landlord shall, from and after the Rent Commencement Date and until the expiration or earlier termination of the Term of this Lease, carry such "all risk" casualty in an amount equal to at least the replacement cost for the Building with a deductible in amounts carried at comparable buildings with similar uses within the Cambridge market or required by any mortgagee holding a mortgage thereon or any ground lessor of the Land, in an amount equal to the replacement cost of the Building, including all leasehold improvements, exclusive of foundations, site preparation and other nonrecurring construction costs. The Landlord shall also, during the aforesaid period, carry commercial general liability insurance with the same limits which the Tenant is required to carry from time to time upon and with respect to operations at the Building, which shall similarly be noncancellable and nonamendable (to the extent that any proposed amendment reduces the limits or the scope of insurance required in this Lease) with respect to the Tenant without thirty (30) days' prior notice to the Tenant.

     Section 7.5 WAIVER OF SUBROGATION. Any casualty insurance carried by either party with respect to the Building, Land, Premises, parking facilities or any property therein or occurrences thereon shall, without further request by either party, include a clause or endorsement denying to the insurer rights of subrogation against the other party (and the Landlord's policy shall also deny the insurer rights of subrogation against any permitted subtenant and any such subtenant shall be required to carry a policy that denies the insurer rights of subrogation against the Landlord) to the extent rights have been waived by the insured prior to occurrence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other (and the Landlord hereby waives any right of recovery which the Landlord has against any permitted subtenant, and any sublease will require that the subtenant waive any right of recovery which any such subtenant may have against the Landlord) for loss or damage to property, including, without limitation, loss or damage caused by negligence of such other party, due to hazards covered by casualty insurance which such party is required to carry hereunder, except with respect to any damage within the deductible under such insurance policy.

     Section 7.6 POLICY REQUIREMENTS. Any required insurance may be in the form of blanket coverage, so long as the coverage required herein is maintained. Each party shall cause a certificate, providing such information as reasonably requested by the other party, evidencing the existence and limits of its insurance coverage with respect to the Premises and the Building, as the case may be, to be delivered to such other party upon the commencement of the Term. Thereafter, each party shall cause similar certificates evidencing renewal policies to be delivered to such other party at least thirty (30) days prior to the expiration of the term of each policy and at such other times as reasonably requested by the other party. The insurance policies and certificates required by this Article 7 shall contain a provision requiring the insurance company to furnish Landlord and Tenant, as the case may be, thirty (30) days' prior written notice of any cancellation or lapse, or the effective date of any reduction in the amounts or scope of coverage. The Landlord shall have reasonable approval over the identity of the Tenant's insurance underwriter.

                                    ARTICLE 8

                           CASUALTY AND EMINENT DOMAIN

     Section 8.1 RESTORATION FOLLOWING CASUALTIES. If, during the Term, the Building or the Premises shall be damaged by fire or casualty, subject to termination rights of the Landlord and the Tenant provided below in this Article 8, the Landlord shall proceed promptly to exercise diligent efforts to restore, or cause to be restored, the Building to substantially the condition thereof just prior to time of such damage, but the Landlord shall not be responsible for delay in such restoration which may result from External Causes. Provided that the Landlord complies with its obligations to carry casualty insurance in accordance with Section 7.4, the Landlord shall



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


have no obligation to expend in the reconstruction of the Building more than the sum of the amount of any deductible and the actual amount of insurance proceeds made available to the Landlord by its insurer, and any additional costs associated with changes to the Premises desired by the Tenant and permitted by
Article 4 shall be paid by the Tenant in the manner reasonably required by the Landlord. Any restoration of the Building or the Premises shall be altered to the extent necessary to comply with then current and applicable laws and codes. The Landlord shall, as soon as possible after any casualty, but in any event no later than sixty (60) days after such casualty, provide to the Tenant a reasonable written estimate ("Architect's Estimate") from a reputable architect or other design professional as to the time frame within which the Landlord will be able to repair the casualty damage and the cost of repairing such damage, and the Landlord's reasonable determination ("Insurance Proceeds Estimate") as to the amount of insurance proceeds which will be available to repair such damage.

     Section 8.2 LANDLORD'S TERMINATION ELECTION. If the Landlord reasonably determines, based upon the Architect's Estimate and the Insurance Proceeds Estimate, that (a) the amount of insurance proceeds available to the Landlord is insufficient (by more than the amount of any deductible) to cover the cost of restoring the Building by more than the amount of any deductible (provided however, that the Landlord shall not have the right to terminate the Lease pursuant to this clause (a) if the casualty would have been covered by casualty insurance which the Landlord is required to obtain pursuant to Section 7.4), or
(b) the Landlord will be unable to restore the Building within twelve (12) months from the date of such casualty, then the Landlord may terminate this Lease by giving notice to the Tenant at the time that the Landlord provides to the Tenant the Architect's Estimate and the Insurance Proceeds Estimate. Any such termination shall be effective on the date designated in such notice from the Landlord, but in any event not later than sixty (60) days after such notice, and if no date is specified, effective upon the delivery of such notice. Failure by the Landlord to give the Tenant notice of termination within ninety (90) days following the occurrence of the casualty shall constitute the Landlord's agreement to restore the Building as contemplated in Section 8.1.

     Section 8.3 TENANT'S TERMINATION ELECTIONS. If, based upon the Architect's Estimate and the Insurance Proceeds Estimate, the time period for repairing any casualty damage will exceed twelve (12) months after the date of any casualty, then the Tenant shall have the right, exercisable by written notice given on or before the date thirty (30) days after the Landlord gives to the Tenant the Architect's Estimate and the Insurance Proceeds Estimate, to terminate this Lease.

     If neither the Landlord nor the Tenant exercise their termination rights based upon the Architect's Estimate and the Insurance Proceeds Estimate, but the Landlord has failed to restore the Building, within twelve (12) months from the date of the casualty or taking, such period to be subject, however, to extension (which extension shall not exceed an additional one hundred eighty (180) days) where the delay in completion of such work is due to External Causes, the Tenant shall have the right to terminate this Lease at any time after the expiration of such 12-month period (as extended by delay due to External Causes as aforesaid), as the case may be, until the restoration is substantially completed, such termination to take effect as of the date of the Tenant's notice. However, if the Landlord has been diligently prosecuting the repair of all casualty and damage, and if the Landlord reasonably determines at any time, and from time to time, during the restoration, based upon certification by its architect or other design professional, that such restoration will not be able to be completed before the deadline date after which the Tenant may terminate this Lease under this Section 8.3, and the Landlord specifies in a notice to Tenant to such effect a later date that the Landlord estimates will be the date upon which such restoration will be completed, then the Tenant may terminate this Lease within thirty (30) days of the Landlord's notice as aforesaid, failing which the deadline date shall be extended to the date set forth in Landlord's notice (as extended by delay due to External Causes as aforesaid). The Landlord shall exercise reasonable efforts to keep the Tenant advised of the status of restoration work from time to time, and promptly following any request for information during the course of the performance of the restoration work.

     Section 8.4 CASUALTY AT EXPIRATION OF LEASE. If the Premises shall be damaged by fire or casualty in such a manner that the Premises cannot, in the ordinary course, reasonably be expected to be repaired within one hundred twenty
(120) days from the commencement of repair work and such damage occurs within the last twenty four (24) months of the Term (as the same may have been extended prior to such fire or casualty), either party shall have the right, by giving notice to the other not later than sixty (60) days after such damage, to terminate this Lease, whereupon this Lease shall terminate as of the date of such notice. Notwithstanding the foregoing, the Landlord shall not have the right to terminate this Lease as aforesaid provided that the Tenant shall have exercised its right to extend the Term of this Lease pursuant to Section 2.6 hereof not later than forty-five (45) days after the date of damage to the Premises.

     Section 8.5 EMINENT DOMAIN. Except as hereinafter provided, if the Premises, or such portion thereof as to render the balance (if reconstructed to the maximum extent practicable in the circumstances) unsuitable for continued occupancy for the purposes contemplated under this Lease, shall be taken by condemnation or right of eminent domain, and the Landlord and the Tenant shall each have the right to terminate this Lease by notice to the other of its desire to do so, provided that such notice is given not later than thirty (30) days after receipt by the Tenant of notice of the effective date of such taking. If so much of the Building shall be so taken that the Landlord reasonably determines, in good faith, that it would be necessary to substantially alter the Building so that a rebuilt Building will not be substantially similar to the Building before such taking, the Landlord shall have the right to terminate this Lease by giving notice to the Tenant of the Landlord's desire to do so not later than thirty (30) days after the effective date of such taking.

     Should any part of the Premises be so taken or condemned during the Term, and should this Lease be not terminated in accordance with the foregoing provisions, the Landlord agrees to use reasonable efforts to put what may remain of the Premises into proper condition for use and occupation as nearly like the condition of the Premises prior to such taking as shall be practicable, subject, however, to applicable laws and codes then in existence. The Landlord shall



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


have no obligation to expend in the aforesaid restoration more than the proceeds of any award received in any condemnation or eminent domain proceeding, or any sum paid in lieu thereof.

     Section 8.6 RENT AFTER CASUALTY OR TAKING. If the Premises shall be damaged by fire or other casualty, until the Lease is terminated or the Premises is restored, the Annual Fixed Rent and Additional Rent shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by the Tenant. In the event of a taking which permanently reduces the area of the Premises, a just proportion of the Annual Fixed Rent and applicable Additional Rent shall be abated for the remainder of the Term.

     Section 8.7 TEMPORARY TAKING. In the event of any taking of the Premises or any part thereof for a temporary use not in excess of twelve (12) months, (i) this Lease shall be and remain unaffected thereby and Annual Fixed Rent and Additional Rent shall not abate, and (ii) the Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term.

     Section 8.8 TAKING AWARD. Except as otherwise provided in Section 8.7, the Landlord shall have and hereby reserves and accepts, and the Tenant hereby grants and assigns to the Landlord, all rights to recover for damages to the Building and the Land, and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking, damage or destruction, as aforesaid, and by way of confirming the foregoing, the Tenant hereby grants and assigns to the Landlord, all rights to such damages or compensation. Nothing contained herein shall be construed to prevent the Tenant from prosecuting in any condemnation proceedings a claim for relocation expenses and improvements made by the Tenant in the Premises that constitute Tenant's personal property, including the Removable Alterations.

     Section 8.9 CASUALTY OR EMINENT DOMAIN AFFECTING PARKING PRIVILEGES. If, during the Term, there shall be damage by fire or casualty, or a taking by condemnation or right of eminent domain, that results in the Landlord reducing the number of Parking Passes that permit the Tenant to park in parking spaces within University Park (a "University Park Parking Privileges Reduction"), then notwithstanding anything to the contrary provided in EXHIBIT A, the Landlord may substitute alternative parking arrangements ("Temporary Substitute Parking Arrangements") within a one-mile radius of University Park that will provide parking areas with respect to which the Tenant may (using the Parking Passes that may no longer be used for parking within University Park) enjoy the parking privileges contemplated hereby, provided that any such alternative parking areas shall be reasonably well lit, and there shall be provided shuttle bus transportation to and from University Park from such alternative parking areas, on terms reasonably satisfactory to the Tenant. The Landlord's furnishing of Temporary Substitute Parking Arrangements shall constitute a satisfactory curing of the adverse effects of a University Park Parking Privileges Reduction, subject to the further provisions of this Section 8.9 below.

     The Landlord hereby covenants and agrees that any University Park Parking Privileges Reduction shall be made on a fair and equitable basis with respect to all of the tenants in University Park. The Landlord shall, within one hundred twenty (120) days of any fire, casualty or taking affecting parking facilities within University Park that results in a University Park Parking Privileges Reduction, give the Tenant written notice ("Parking Notice") (i) describing to what extent the Landlord will be able to provide Temporary Substitute Parking Arrangements that fulfill the requirements of the immediately prior paragraph of this Section 8.9 and (ii) providing an estimate of the likely duration of such University Park Parking Privileges Reduction. The Landlord shall, in the Parking Notice, designate the number of affected Parking Passes and the location of the substitute parking areas, and cooperate with the Tenant to establish reasonably satisfactory terms for shuttle bus transportation, as soon as reasonably possible following the occurrence of an event resulting in a University Park Parking Privileges Reduction.

     If the Landlord (i) does not, in the Parking Notice, make Temporary Substitute Parking Arrangements within one hundred twenty (120) days of the commencement of a University Park Parking Privileges Reduction that fulfill the requirements of the first paragraph of this Section 8.9 with respect to at least fifty percent (50%) of the Parking Passes to which the Tenant is entitled under this Lease, (ii) specifies in the Landlord's estimate of the likely duration of the University Park Parking Privileges Reduction that the period during which the Tenant must suffer a reduction of more than fifty percent (50%) of its Parking Passes (i.e., not replaced through Temporary Substitute Parking Arrangements) will exceed one (1) year, or (iii) specifies in the Landlord's estimate of the likely duration of the University Park Parking Privileges Reduction that the period during which a University Park Parking Privileges Reduction will exist will likely exceed twenty four (24) months, then the Tenant shall have the right, exercisable upon written notice to the Landlord within thirty (30) days after the Tenant receives the Parking Notice, to terminate this Lease.

     If the Tenant does not exercise its termination right, as aforesaid, then the Landlord shall, to the extent practicable, proceed promptly after the occurrence of a University Park Parking Privileges Reduction affecting the Tenant to restore, or cause to be restored, sufficient parking areas in University Park to permit the Tenant to have the number of Parking Passes contemplated in EXHIBIT A to be able to be used in parking areas within University Park. However, if the Landlord is unable to so restore the Tenant's parking privileges within University Park within twenty four (24) months from the date of the University Park Parking Privileges Reduction, then the Tenant shall have the right to terminate this Lease by notice to the Landlord of its desire to do so, provided such notice is given not later than thirty (30) days after the Landlord notifies the Tenant as aforesaid.

     The Tenant's termination rights set forth in this Section 8.9 shall be the Tenant's sole remedy for the Landlord's inability to provide the parking privileges contemplated under this Lease in the event of a casualty or taking affecting parking in University Park, provided that the Landlord has complied with its obligation to act on a fair and equitable basis. Any such termination of this Lease by the Tenant, as aforesaid, shall be effective thirty (30) days after notice is so given to the Landlord, or such later date specified by the Tenant in such termination notice not exceeding one hundred eighty (180) days after termination notice is given. Failure by the Tenant to timely exercise any right to terminate this Lease under this Section 8.9 shall result in the waiver by the Tenant of any such right to terminate this Lease.



                                       35

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                                    ARTICLE 9

                                     DEFAULT

     Section 9.1 TENANT'S DEFAULT. Each of the following shall constitute an Event of Default:

          (a) Failure on the part of the Tenant to pay the Annual Fixed Rent, Additional Rent or other charges for which provision is made herein on or before the date on which the same become due and payable, if such condition continues for ten (10) days after written notice that the same are due.

          (b) Failure on the part of the Tenant to perform or observe any other term or condition contained in this Lease if the Tenant shall not cure such failure within thirty (30) days after written notice from the Landlord to the Tenant thereof, provided that in the case of breaches that are not reasonably susceptible to cure within thirty (30) days through the exercise of due diligence, then so long as the Tenant commences such cure within thirty (30) days, and the Tenant diligently pursues such cure to completion, such breach shall not be deemed to create an Event of Default.

          (c) The taking of the estate hereby created on execution or by other process of law; or a judicial declaration that the Tenant, or any guarantor of this Lease, is bankrupt or insolvent according to law; or any assignment of the property of the Tenant, or any guarantor of this Lease, for the benefit of creditors; or the appointment of a receiver, guardian, conservator, trustee in bankruptcy or other similar officer to take charge of all or any substantial part of the property of Tenant, or any guarantor of this Lease, by a court of competent jurisdiction, which officer is not dismissed or removed within ninety (90) days; or the filing of an involuntary petition against the Tenant, or any guarantor of this Lease, under any provisions of the bankruptcy act now or hereafter enacted if the same is not dismissed within ninety (90) days; the filing by the Tenant, or any guarantor of this Lease, of any voluntary petition for relief under provisions of any bankruptcy law now or hereafter enacted.

     If an Event of Default shall occur, then, in any such case, whether or not the Term shall have begun, the Landlord lawfully may, immediately or at any time thereafter, give notice to the Tenant specifying the Event of Default and this Lease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Lease Term, and the Tenant will then quit and surrender the Premises to the Landlord, but the Tenant shall remain liable as hereinafter provided.

     Section 9.2 DAMAGES. In the event that this Lease is terminated, the Tenant covenants to pay to the Landlord punctually all the sums ("Periodic Payments") and perform all the obligations which the Tenant covenants in this Lease to pay and to perform in the same manner



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


and to the same extent and at the same time as if this Lease had not been terminated, and all of the Landlord's expenses in connection with reletting the Premises including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting. However, the Landlord may elect, at any time, to demand in lieu of any further obligations to make Periodic Payments, and payments on account of the Landlord's reletting costs thereafter accruing, as compensation, an amount (the "Lump Sum Payment") equal to the excess, if any, of the discounted present value of the total rent reserved for the then remainder of the Term over the then discounted present fair rental value of the Premises for the then remainder of the Term. The discount rate for calculating such sum shall be the then current rate of United States Treasury securities having a maturity date as close as possible to the end of the Term (had the Lease not been terminated). In calculating the rent reserved, there shall be included, in addition to the Annual Fixed Rent and all Additional Rent, the value of all other considerations agreed to be paid or performed by the Tenant over the remainder of the Term.

     In calculating the Periodic Payments to be made by the Tenant under the foregoing covenant, the Tenant shall be credited with the net proceeds of any rent obtained by reletting the Premises, after deducting all the Landlord's expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting. The Landlord may (i) relet the Premises, or any part or parts thereof, for a term or terms which may, at the Landlord's option, exceed or be equal to or less than the period which would otherwise have constituted the balance of the Term, and may grant such concessions and free rent as the Landlord in its reasonable commercial judgment considers advisable or necessary to relet the same and (ii) make such alterations, repairs and improvements in the Premises as the Landlord in its reasonable commercial judgment considers advisable or necessary to relet the same. No action of the Landlord in accordance with foregoing or failure to relet or to collect rent under-reletting shall operate to release or reduce the Tenant's liability. The Landlord shall be entitled to seek to rent other properties of the Landlord prior to reletting the Premises. Notwithstanding the foregoing, the Landlord shall offer such Premises to lease in the same manner as the Landlord offers other vacant space for lease in University Park.

     Section 9.3 CUMULATIVE RIGHTS. The specific remedies to which either party may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by the other party of any provisions of this Lease. In addition to the other remedies provided in this Lease, each party shall be entitled to seek the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions. Nothing contained in this Lease shall limit or prejudice the right of the Landlord to prove for and obtain in proceedings for bankruptcy, insolvency or like proceedings by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

     Section 9.4 LANDLORD'S SELF-HELP. If there shall be an Event of Default, or if emergency circumstances should exist where, upon the giving of notice or passage of time, such circumstances would constitute an Event of Default, then the Landlord shall have the right, but not the obligation, after the giving by the Landlord of notice thereof to the Tenant (except in case of emergency circumstances in which case no prior notice need be given), to perform such obligation. In the event the Landlord exercises its rights under this Section
9.4 in case of emergency, the Landlord shall notify the Tenant as soon as reasonably possible after the taking of such action. The Landlord may exercise its rights under this Section without waiving any other of its rights or releasing the Tenant from any of its obligations under this Lease. The Tenant shall be liable to the Landlord for all of the Landlord's reasonable costs associated with effecting such cure.

     Section 9.5 ENFORCEMENT EXPENSES; LITIGATION. Each party hereto shall promptly reimburse the other for all costs and expenses, including without limitation legal fees, incurred by such party in exercising and enforcing its rights under this Lease following the other party's failure to comply with its obligations hereunder, whether or not such failure constitutes an Event of Default pursuant to Sections 9.1 or 9.7 hereof.

     If either party hereto be made or becomes a party to any litigation commenced by or against the other party by or against a third party, or incurs costs or expenses related to such litigation, involving any part of the Property and the enforcement of any of the rights, obligations or remedies of such party, then the party becoming involved in any such litigation because of a claim against such other party hereto shall receive from such other party hereto all costs and reasonable attorneys' fees incurred by such party in such litigation.

     Section 9.6 LATE CHARGES; INTEREST ON OVERDUE PAYMENTS.

          (a) In the event that any payment of Annual Fixed Rent or Additional Rent shall remain unpaid for a period of ten (10) days following notice by the Landlord to the Tenant that such payment is overdue, there shall become due to the Landlord from the Tenant, as Additional Rent and as compensation for the Landlord's extra administrative costs in investigating the circumstances of late rent, a late charge of two percent (2%) of the amount overdue.

          (b) Any Annual Fixed Rent and Additional Rent or other amount which is due from either party to the other party which is not paid within ten (10) days after the same is due and payable shall bear interest from the date due until paid at the variable rate (the "Default Interest Rate") equal to the annual rate from time to time announced by Fleet Bank as its base rate, plus two percent (2%), or if such rate can no longer be determined, the annual prime rate from time to time announced by THE WALL STREET JOURNAL, plus two percent (2%).



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


     Section 9.7 LANDLORD'S RIGHT TO NOTICE AND CURE; TENANT'S SELF-HELP RIGHTS. The Landlord shall in no event be in default in the performance of any of the Landlord's obligations hereunder unless and until the Landlord shall have failed to perform such obligations within thirty (30) days, or such additional time as is reasonably required to correct any such default, after written notice by the Tenant to the Landlord expressly specifying wherein the Landlord has failed to perform any such obligation. If the Landlord has failed to make any repair which results in a material risk of damage or injury to persons or property within the Premises within thirty (30) days of such notice, or such additional time as is required (provided the Landlord shall have commenced to undertake such repair within thirty (30) days of such notice and then diligently prosecutes such repair work) to make such repair, then the Tenant shall have the right, after providing an additional ten (10) days' written notice to the Landlord, and any Mortgagee and Ground Lessor, to perform such obligation so long as the same may be done solely on the Property. Notwithstanding the foregoing, in the case of an emergency, the Tenant shall have the right to perform any such obligation without regard to the thirty (30) day notice period, so long as (a) the Tenant makes a good faith attempt to notify the Landlord prior to taking such action and (b) notifies the Landlord as soon as possible thereafter. The Landlord shall be liable to the Tenant for all of the Tenant's reasonable costs associated with effecting such cure, provided that in no event shall the Tenant be entitled to abate any Annual Fixed Rent or Additional Rent or otherwise offset such costs against sums due the Landlord under this Lease.


                                   ARTICLE 10

                     MORTGAGEES' AND GROUND LESSORS' RIGHTS

     Section 10.1 SUBORDINATION. This Lease shall be subject and subordinate to any and all ground leases of the Property, and therefore the terms and conditions of any such ground lease shall be superior to all rights hereby or hereafter vested in the Tenant, subject however to Section 10.5 hereof. There are no obligations imposed upon the Tenant under the ground lease except as expressly set forth in this Lease. At the election of the holder of any mortgage encumbering the Landlord's interest in the Property, which under this Lease means the Landlord's leasehold interest under a ground lease, this Lease shall be subject and subordinate to the lien of any mortgages thereon, so that the rights of any such mortgagee shall be superior to all rights hereby or hereafter vested in the Tenant, subject however to Section 10.5 hereof.

     Section 10.2 PREPAYMENT OF RENT NOT TO BIND MORTGAGEE OR GROUND LESSOR. No Annual Fixed Rent, Additional Rent (other than estimated monthly payments on account of Additional Rent which the Tenant is required to pay pursuant to the provisions of this Lease), or any other charge payable to the Landlord shall be paid more than thirty (30) days prior to the due date thereof under the terms of this Lease and payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee or ground lessor) be a nullity as against such mortgagee or ground lessor and the Tenant shall be liable for the amount of such payments to such mortgagee or ground lessor.




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     Section 10.3 TENANT'S DUTY TO NOTIFY MORTGAGEE AND GROUND LESSOR;
MORTGAGEE'S AND GROUND LESSOR'S ABILITY TO CURE. The Tenant hereby agrees that, if the Tenant provides the Landlord with any notice of default or claimed default on the part of the Landlord under the Lease, the Tenant shall concurrently therewith send a copy of such notice to any mortgagee and ground lessor of whom the Tenant has been given prior written notice ("Mortgagee" or "Ground Lessor" as applicable). In such event, the Mortgagee and Ground Lessor shall be permitted (but not obligated) to cure any such default. No act or failure to act on the part of the Landlord which would entitle the Tenant under the terms of this Lease, or by law, to be relieved of the Tenant's obligations to pay Annual Fixed Rent or Additional Rent hereunder or to terminate this Lease, shall result in a release or termination of such obligations of the Tenant or a termination of this Lease unless (i) the Tenant shall have first given written notice of the Landlord's act or failure to act to any Mortgagee and Ground Lessor, specifying the act or failure to act on the part of the Landlord which would give basis to the Tenant's rights; and (ii) no such Mortgagee or Ground Lessor, after receipt of such notice, shall have corrected or cured the condition complained of within a reasonable time thereafter (which shall include a reasonable period of time for such mortgagee or ground lessors, not to exceed thirty (30) days after receipt of such notice, to obtain possession of the Property if possession is necessary for the mortgagee or ground lessor to correct or cure the condition and if the mortgagee or ground lessor notifies the Tenant of its intention to take possession of the Property and correct or cure such condition).

     Section 10.4 ESTOPPEL CERTIFICATES. The Tenant shall from time to time, upon not less than fifteen (15) days' prior written request by the Landlord, execute, acknowledge and deliver to the Landlord a statement in writing certifying to the Landlord or an independent third party, with a true and correct copy of this Lease attached thereto, to the extent such statements continue to be true and accurate, (i) that this Lease is unmodified and in full force and effect (or, if there have been any modifications, that the same is in full force and effect as modified and stating the modifications); (ii) that the Tenant has no knowledge of any defenses, offsets or counterclaims against its obligations to pay the Annual Fixed Rent and Additional Rent and to perform its other covenants under this Lease (or if there are any defenses, offsets, or counterclaims, setting them forth in reasonable detail); (iii) that there are no known uncured defaults of the Landlord or the Tenant under this Lease (or if there are known defaults, setting them forth in reasonable detail); (iv) the dates to which the Annual Fixed Rent, Additional Rent and other charges have been paid; (v) that the Tenant has (if true) accepted, is satisfied with, and is in full possession of the Premises, including all improvements, additions and alterations thereto required to be made by Landlord under the Lease; (vi) that (if true) the Landlord has satisfactorily complied with all of the requirements and conditions precedent to the occurrence of the Rent Commencement Date with respect to the entire Building; (vii) that (if true) the Tenant has been in occupancy since the Rent Commencement Date and paying rent since the specified dates; (viii) that no monetary or other considerations, including, but not limited to, rental concessions for Landlord, special tenant improvements or Landlord's assumption of prior lease obligations of Tenant have been granted to Tenant by Landlord for entering into Lease, except as set forth in this Lease or as otherwise specified in such estoppel; (ix) that (if true) the Tenant has no notice of a prior assignment, hypothecation, or pledge of rents or of the Lease;
(x) that the Lease represents the entire agreement between Landlord and Tenant;
(xi) that any notice to Tenant may be given it by



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


certified or registered mail, return receipt requested, or delivered, at the Premises, or at another address specified; and (xii) such factual other matters with respect to the Tenant and this Lease as the Landlord may reasonably request. On or following the Rent Commencement Date, the Tenant shall, within ten (10) days after receipt of Landlord's request therefor, promptly execute, acknowledge and deliver to the Landlord a statement in writing that the Rent Commencement Date has occurred, that the Annual Fixed Rent has begun to accrue with respect thereto, and that the Tenant has taken occupancy of such portion of the Premises. Any statement delivered pursuant to this Section may be relied upon by any prospective purchaser, mortgagee or ground lessor of the Premises or any interest therein, and shall be binding on the Tenant.

     Landlord shall from time to time, upon not less than fifteen (15) days' prior written request by the Tenant, execute, acknowledge and deliver to the Tenant a statement in writing certifying to the Tenant or an independent third party, with a true and correct copy of this Lease attached thereto, to the extent such statements continue to be true and accurate (i) that this Lease is unmodified and in full force and effect (or, if there have been any modifications, that the same is in full force and effect as modified and stating the modifications); (ii) that the Landlord has no knowledge of any defenses, offsets or counterclaims against its obligations to perform its covenants under this Lease (or if there are any defenses, offsets, or counterclaims, setting them forth in reasonable detail); (iii) that there are no known uncured defaults of the Tenant or the Landlord under this Lease (or if there are known defaults, setting them forth in reasonable detail); (iv) the dates to which the Annual Fixed Rent, Additional Rent and other charges have been paid; (v) that the Tenant is in full possession of the Premises; (vi) that Landlord has no notice of a prior assignment of the Lease or sublease of space therein; (vii) that the Lease represents the entire agreement between Landlord and Tenant; (viii) that any notice to Landlord may be given if by certified or registered mail, return receipt requested, or delivered to the Landlord's address listed on EXHIBIT A, or at another address specified; and (xii) such other factual matters with respect to the Tenant and this Lease as the Tenant may reasonably request. Any statement delivered pursuant to this Section may be relied upon by any prospective assignee or sublessee of Tenant and shall be binding on the Landlord.

     Section 10.5 SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENTS. The subordination of the Tenant's rights under this Lease to ground lessors and mortgagees now existing or hereafter granted, as contemplated in Section 10.1, is subject to the condition that any such mortgagee or ground lessor shall have entered into a subordination, nondisturbance and attornment agreement with the Tenant, the form of which shall be furnished by the mortgagee or ground lessor, as the case may be, with such reasonable modifications as Tenant shall request within a reasonable time period. The form of non-disturbance and attornment agreement attached hereto as EXHIBIT G is acceptable to Tenant in connection with the Ground Lease held by MIT (as such terms are defined in Section 12.10).





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



                                   ARTICLE 11

                                SECURITY DEPOSIT

     Section 11.1 Concurrently with the Landlord's having closed on its construction financing for the Building, the Tenant shall deposit with the Landlord, and thereafter throughout the Term, the Tenant shall maintain with the Landlord, a security deposit (the "Lease Security Deposit") equal to the product of (i) six (6) times (ii) the aggregate of (a) the average monthly installment of Annual Fixed Rent payable by the Tenant to the Landlord over the entire Initial Term of this Lease or, if applicable, the average monthly installment of Annual Fixed Rent payable with respect to the then current Extension Term, (b) the Landlord's reasonable estimate of the average monthly installment of the Tenant's Tax Expenses Allocable to the Premises over the entire Initial Term or, if applicable, the then current Extension Term and (c) the Landlord's reasonable estimate of the average monthly installment of Operating Expenses for the Property over the entire Initial Term or, if applicable, the then current Extension Term. The Landlord may draw upon any letter of credit (if deposited as a letter of credit) and apply such deposit, including all interest thereon accrued but not yet paid to the Tenant, as provided in this Article 11, upon any Event of Default by the Tenant hereunder. Provided there is no then subsisting default by the Tenant under this Lease with respect to which the Landlord has given the Tenant notice, and thereafter only at such time as there is no such default by the Tenant then subsisting: (i) on each anniversary of the date upon which the Rent Commencement Date has occurred with respect to the entire Original Premises, all interest which shall have theretofore accrued on the Lease Security Deposit shall be disbursed to Tenant and (ii) within thirty (30) days after the expiration of this Lease, any remaining portion of the Lease Security Deposit not theretofore applied shall be disbursed to Tenant. However, upon any termination of this Lease the Lease Security Deposit

           (The remainder of this page is intentionally left blank.)




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



may first be applied by the Landlord to any amounts for which the Tenant is liable under this Lease. In the event the Landlord draws down on any letter of credit or applies any funds constituting the Lease Security Deposit, the Tenant shall deliver to the Landlord as Additional Rent, within ten (10) days after invoice therefor, either a replacement or supplemental letter of credit, or the amount of the Lease Security Deposit applied by the Landlord, such that the balance of the Lease Security Deposit shall be restored to the appropriate amount specified herein. Failure by the Tenant to timely make the Lease Security Deposit shall constitute a condition to the effectiveness of this Lease, failure of which to be timely satisfied by the Tenant shall entitle the Landlord to terminate this Lease.

     Section 11.2 The Lease Security Deposit may be made and maintained by the Tenant, at its election, either in the form of a clean, unconditional and irrevocable letter of credit in form and substance satisfactory in all respects to the Landlord, and from a commercial bank having an AA rating by Standard and Poors or from an institution that is a wholly owned subsidiary of a bank having an AA rating by Standard and Poors or in cash. If and to the extent the Lease Security Deposit is held in the form of a letter of credit, the Landlord may pledge its right, title and interest in and to such letter of credit to any mortgagee or ground lessor and, in order to perfect such pledge, have such letter of credit held in escrow by such mortgagee or ground lessee. If and to the extent the Lease Security Deposit is held in the form of cash, the Landlord may pledge its right and interest in and to such cash to any mortgagee or ground lessor and, in order to perfect such pledge, have such cash held in escrow by such mortgagee or ground lessee or grant such mortgagee or ground lessee a security interest therein. In connection with any such pledge or grant of security interest by the Landlord to a mortgagee or ground lessee ("Security Deposit Pledgee"), Tenant covenants and agrees to cooperate as reasonably requested by the Landlord, in order to permit the Landlord to implement the same on terms and conditions reasonably required by such mortgagee or ground lessee including, without limitation, providing in any letter of credit that the Tenant elects to give under this Article 11 any necessary and appropriate language that will permit the implementation of such pledge. If and to the extent the Lease Security Deposit is hereafter held in the form of cash, and whether or not a Security Deposit Pledgee shall have a security interest therein, such cash shall be deposited in a separately maintained and accounted escrow account established with a bank or other financial institution reasonably acceptable to the Tenant (the "Escrow Holder"). The Tenant agrees that any Security Deposit Pledgee may be the Escrow Holder so long as the Security Deposit Pledgee is a bank or other financial institution. The Landlord and the Tenant agree that a separate three-party escrow agreement, in form and substance satisfactory to the Landlord, the Tenant and the Escrow Holder, will be entered into prior to the date upon which the Tenant may deposit any such sums in cash, and the Tenant agrees to reasonably cooperate from time to time as requested by the Landlord in order to effectuate the holding of any cash amount comprising a portion of the Lease Security Deposit by the Escrow Holder in accordance with terms and conditions reasonably required by such Escrow Holder. Notwithstanding anything in this Lease to the contrary, the Lease Security Deposit shall at all times constitute the property of the Tenant and title to the Security Deposits shall remain with the Tenant. To the extent, if any, the Security Deposits are deemed to be held by the Landlord they shall be deemed to be held in trust for the benefit of the Tenant, in all cases, subject however to the Landlord's rights pursuant to this Article 11.



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



     Section 11.3 The Lease Security Deposit shall be immediately increased by the Tenant to two (2) times the amount specified in Section 11.2 in the event that either (i) the Tenant's Consolidated Net Available Cash falls below Twenty Five Million Dollars ($25,000,000) or (ii) the Tenant's Net Working Capital falls below Ten Million Dollars ($10,000,000); provided, however, if the Tenant's Consolidated Net Available Cash thereafter rises to a level above Twenty Five Million Dollars ($25,000,000) or the Tenant's Net Working Capital rises to a level above an amount equal to Ten Million Dollars ($10,000,000) for six (6) consecutive months, the Tenant shall be entitled to the reduction of the Lease Security Deposit back to the amount specified in Section 11.2 within thirty (30) days after the end of such six (6) month period. For purposes of this Lease, the Tenant's "Consolidated Net Available Cash" shall be the sum of the Tenant's (A) cash and cash equivalents and (B) marketable securities as reported on the consolidated balance sheets contained in the Tenant's quarterly reports on Form 10-Q and Annual Report on Form 10-K. For purposes of this Lease, the Tenant's "Net Working Capital" shall mean current assets minus current liabilities, as reported on the consolidated balance sheets contained in the Tenant's quarterly reports on Form 10-Q and the Annual Report on Form 10-K. The Tenant shall provide the Landlord with such reports as soon as practicable but in no case later than five (5) business days following the filing of same with the Securities and Exchange Commission. The Tenant shall promptly notify the Landlord in the event that (A) the Tenant's Consolidated Net Available Cash falls below Twenty Five Million Dollars ($25,000,000) or (B) the Tenant's Net Working Capital falls below Ten Million Dollars ($10,000,000). The Tenant shall be required to provide quarterly reporting of its Consolidated Net Available Cash during any quarterly period following a quarter in which Tenant's Consolidated Net Available Cash is less than Thirty Five Million Dollars ($35,000,000) or Tenant's Net Working Capital is less than Twenty Million Dollars ($20,000,000) unless the Tenant is in default under this Lease of which fact the Landlord has given the Tenant notice, in which case, during the pendency of any such default, reports shall be made to the Landlord on a monthly basis.


                                   ARTICLE 12

                                  MISCELLANEOUS

     Section 12.1 NOTICE OF LEASE. The Tenant agrees not to record this Lease, but upon request of either party, both parties shall execute and deliver a memorandum of this Lease in form appropriate for recording or registration, an instrument acknowledging the Commencement Date of the Term, and if this Lease is terminated before the Term expires, an instrument in such form acknowledging the date of termination.

     Section 12.2 NOTICES. Whenever any notice, approval, consent, request, election, offer or acceptance is given or made pursuant to this Lease, it shall be in writing. Communications and payments shall be addressed, if to the Landlord, at the Landlord's Address for Notices as set forth in EXHIBIT A or at such other address as may have been specified by prior notice to the Tenant; and if to the Tenant, at the Tenant's Address or at such other place as may have been specified by prior notice to the Landlord. Any communication so addressed shall be deemed



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



duly given on the earlier of (i) the date received, or (ii) on the next business day if sent by a nationally recognized overnight courier service. If the Landlord by notice to the Tenant at any time designates some other person to receive payments or notices, all payments or notices thereafter by the Tenant shall be paid or given to the agent designated until notice to the contrary is received by the Tenant from the Landlord.

     Section 12.3 SUCCESSORS AND LIMITATION ON LIABILITY. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the original Landlord named herein and each successor Landlord shall be liable only for obligations accruing during the period of its ownership. Neither the Tenant, nor anyone claiming by, under or through the Tenant, shall be entitled to obtain any judgment in enforcing the terms and conditions of this Lease creating personal liability on the part of the Landlord or enforcing any obligations of the Landlord against any assets of the Landlord other than its interest in the Property and, without limitation of the foregoing, in no event shall any personal liability arise on the part of any of the Landlord's officers, employees, directors or shareholders. Likewise, no personal liability shall arise on the part of the Tenant's officers, employees, directors or shareholders, as this Lease shall create liability on the part of the Tenant and not personal liability on the part of such officers, employees, directors or shareholders.

     Section 12.4 WAIVERS. The failure of the Landlord or the Tenant to seek redress for violation of, or to insist upon strict performance of, any covenant or condition of this Lease, shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by the Landlord of Annual Fixed Rent or Additional Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived by the Landlord or the Tenant, as the case may be, unless such waiver be in writing signed by the Landlord or the Tenant, as the case may be. No consent or waiver, express or implied, by the Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

     Section 12.5 ACCEPTANCE OF PARTIAL PAYMENTS OF RENT. No acceptance by either party of a lesser sum than the amount then due to such party shall be deemed to be other than a partial installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and either party may accept such check or payment without prejudice to the other party's right to recover the balance of such installment or pursue any other remedy in this Lease provided. The delivery of keys to any employee of the Landlord or to the Landlord's agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.

     Section 12.6 INTERPRETATION AND PARTIAL INVALIDITY. If any term of this Lease, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term to persons or



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


circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent permitted by law. The titles of the Articles are for convenience only and not to be considered in construing this Lease. This Lease contains all of the agreements of the parties with respect to the subject matter thereof and supersedes all prior dealings between them with respect to such subject matter.

     Section 12.7 QUIET ENJOYMENT. So long as the Tenant pays Annual Fixed Rent and Additional Rent, performs all other Tenant covenants of this Lease and observes all conditions hereof, the Tenant shall peaceably and quietly have, hold and enjoy the Premises free of any claims by, through or under, or superior title to, the Landlord including, without limitation, any Ground Lessor or manager exercising rights under the Declaration of Covenants.

     Section 12.8 BROKERAGE. Each party represents and warrants to the other that it has had no dealings with any broker or agent other than Meredith & Grew, Incorporated (the "Broker") in connection with this Lease and shall indemnify and hold harmless the other from claims for any brokerage commission (other than by the Broker) arising out a breach of the foregoing representations. Landlord shall be responsible for any commission due to the Broker pursuant to the terms of a separate agreement.

     Section 12.9 SURRENDER OF PREMISES AND HOLDING OVER. The Tenant shall surrender possession of the Premises on the last day of the Term and the Tenant waives the right to any notice of termination or notice to quit at the end of the Term. The Tenant covenants that upon the expiration or sooner termination of this Lease, it shall, without notice, deliver up and surrender possession of the Premises in the same condition in which the Tenant has agreed to keep the same during the continuance of this Lease and in accordance with the terms hereof, normal wear and tear and damage by fire or other casualty excepted, first removing therefrom all goods and effects of the Tenant and any leasehold improvements Landlord specified for removal pursuant to Section 4.2, and repairing all damage caused by such removal. Upon the expiration of this Lease or if the Premises should be abandoned by the Tenant, or this Lease should terminate for any cause, and at the time of such expiration, vacation, abandonment or termination, the Tenant or Tenant's agents, subtenants or any other person should leave any property of any kind or character on or in the Premises after having vacated the Premises, the fact of such leaving of property on or in the Premises shall be conclusive evidence of intent by the Tenant, and individuals and entities deriving their rights through the Tenant, to abandon such property so left in or upon the Premises, and such leaving shall constitute abandonment of the property. Landlord shall have the right and authority without notice to the Tenant or anyone else, to remove and destroy, or to sell or authorize disposal of such property, or any part thereof, without being in any way liable to the Tenant therefor and the proceeds thereof shall belong to the Landlord as compensation for the removal and disposition of such property.

     Without limitation of the foregoing, the Tenant's surrender obligations shall include the construction of a new floor in the "depressed slab" portion of the first floor (as such area is identified on EXHIBIT B-1) so that the finished floor (exclusive of loading dock area) is at the



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same elevation as the balance of the first floor. The Tenant's construction shall be carried out in accordance with plans and specifications provided by the Landlord's architect and/or structural engineer, and the new floor constructed by the Tenant as aforesaid shall be capable of carrying the same load as what such area of the first floor slab would otherwise have been able to carry had there been no such depressed slab. In addition, the Tenant shall replace the louvers in the masonry openings adjacent to the "depressed slab," and in the openings on the third floor where the air handling equipment that the Tenant intends to remove is located, with glazed windows to match the others in the Building. Unless and to the extent waived in writing by the Landlord which the Landlord will do if a successor tenant of the Premises desires to take the depressed slab "as is," the completion of all of the foregoing work, and the Tenant's substantiation to the Landlord of the Tenant's payment therefor, accompanied by lien waivers and other documentation reasonably required by the Landlord, shall constitute conditions to the surrender of the Premises in accordance with the requirements of this Lease.

     If the Tenant fails to surrender possession of the Premises upon the expiration or sooner termination of this Lease, the Tenant shall pay to Landlord, as rent for any period after the expiration or sooner termination of this Lease an amount equal to one hundred fifty percent (150%) of the Annual Fixed Rent and the Additional Rent required to be paid under this Lease as applied to any period in which the Tenant shall remain in possession. Acceptance by the Landlord of such payments shall not constitute a consent to a holdover hereunder or result in a renewal or extension of the Tenant's rights of occupancy. Such payments shall be in addition to and shall not affect or limit the Landlord's right of re-entry, Landlord's right to collect such damages as may be available at law, or any other rights of the Landlord under this Lease or as provided by law.

     Section 12.10 GROUND LEASE. The Land is owned by the Massachusetts Institute of Technology ("MIT"). MIT as lessor and the Landlord as lessee (or a limited partnership of which the Landlord would be the general partner (the "Limited Partnership") and to whom all of the Landlord's rights and obligations under this Lease may be assigned in the Landlord's sole discretion) shall enter into a ground lease (the "Ground Lease") of the Land, and this Lease shall in all respects be subject to such Ground Lease. If the Ground Lease shall terminate during the Term for any reason whatsoever, except as may otherwise be agreed between MIT and the Tenant, this Lease shall terminate with the same force and effect as if such termination date had been named herein as the date of expiration hereof. However, this Lease is subject to the execution by MIT, the Tenant and the Landlord of a non-disturbance agreement in the form attached hereto as EXHIBIT G. Each party shall pay its own expenses related to such non-disturbance agreement. The Landlord represents and warrants to the Tenant that, upon execution of the Ground Lease by the Landlord, or upon assignment of this Lease to the Limited Partnership and the execution of the Ground Lease by the Limited Partnership, the Landlord or the Limited Partnership, as the case may be, shall have the full right and authority to grant the estate demised herein and the appurtenant rights granted herein.

     Section 12.11 FINANCIAL REPORTING. Tenant shall from time to time (but not less frequently than quarterly) provide Landlord with financial statements of Tenant, together with related statements of Tenant's operations for Tenant's most recent fiscal year then ended, certified by an independent certified public accounting firm. Notwithstanding the foregoing, so long as the Tenant is a public company, it shall be in compliance with its financial reporting obligations provided that it submits, upon request by the Landlord, all 10-Q and 10-K reports to the Landlord within ten (10) business days of filing the same with the Securities and Exchange Commission.

     Section 12.12 CAMBRIDGE EMPLOYMENT PLAN. The Tenant agrees to sign an agreement with the Employment and Training Agency designated by the City Manager of the City of Cambridge as provided in subsections (a)-(g) of Section 24-4 of Ordinance Number 1005 of the City of Cambridge, adopted April 23, 1984.

     Section 12.13 TRUCK DELIVERY ROUTES; TRAFFIC MITIGATION MEASURES. Tenant agrees to exercise good faith efforts to cooperate with any efforts by the City of Cambridge to direct truck traffic to certain streets and away from certain other streets, in connection with the making of deliveries to the Premises, and to comply with any traffic mitigation measures of the City of Cambridge applicable to the Building, and Tenant shall otherwise comply with all legal requirements of the City of Cambridge pertaining thereto.

     Section 12.14 PARKING AND TRANSPORTATION DEMAND MANAGEMENT. Tenant covenants and agrees to work cooperatively with Landlord to develop a parking and transportation demand management ("PTDM") program that comprises part of a comprehensive PTDM for University Park. In connection therewith, the use of single occupant vehicle commuting will be discouraged and the use of alternative modes of transportation and/or alternative work hours will be promoted. Without limitation of the foregoing, Tenant agrees that its PTDM program (and Tenant will require in any sublease or occupancy agreement permitting occupancy in the Premises that such occupant's PTDM program) will include offering a subsidized MBTA transit pass, either constituting a full subsidy or a subsidy in an amount equal to the maximum deductible amount therefor allowed under the federal tax code, to any employee working in the Premises requesting one. The Tenant agrees additionally to comply with any other requirements of the City of Cambridge or other governmental authorities associated with parking or transportation management that are now in effect or hereafter adopted.

     Section 12.15 LABORATORY ANIMALS. The Landlord acknowledges that the Tenant will be conducting biotechnology research and development at the Premises and as such may require the use of certain laboratory animals at the Premises in order to carry out such research and development.

     Section 12.16 NO CONSEQUENTIAL DAMAGES. In no event shall either Landlord or Tenant be liable to the other for consequential damages, provided that damages incurred by the Landlord in connection with any holding over by Tenant in the Premises, including without limitation those associated with loss, cost, liability or expense arising by virtue of the existence of aggrieved third parties (e.g. lenders and prospective tenants), shall not constitute consequential damages.

     Section 12.17 GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.


            (The remainder of this page is intentionally left blank)

     IN WITNESS WHEREOF, this Lease has been executed and delivered as of the date first above written as a sealed instrument.

                                             LANDLORD:

                                             FC 88 SIDNEY, INC.


                                             By: /s/ Gayle B. Farris
                                                ------------------------------
                                                Gayle B. Farris
                                                Vice President

                                             TENANT:

                                             ALKERMES, INC.


                                             By: /s/  James M. Frates
                                                ------------------------------

                                             Title: Vice President
                                                   ---------------------------

                                    EXHIBIT A

                                BASIC LEASE TERMS


Annual Fixed Rent
for the Initial Term:        -  Lease Years One (1) through Five (5): $46.10
                                per rentable square foot.

                             -  Lease Years Six (6) through Ten (10): $48.10
                                per rentable square foot.
Fixed Rent Credit for
First Lease Year:            Tenant shall be entitled to a credit against
                             Annual Fixed Rent with respect to the First Lease
                             Year equal to $41,666.67 per month.

Initial Term:                Approximately ten (10) years and eight (8) months
                             (subject to the provisions of Section 2.5), commencing on the Commencement Date, and expiring on the day ("Termination Date") which is the last day of the month during which the tenth (10th) anniversary of the Rent Commencement Date occurs.

Extension Options:           Tenant shall have options to extend the Initial
                             Term of this Lease for two (2) additional periods of ten (10) years each, all as described in Section
                             2.6 of the Lease.

Landlord's Original
Address:                     FC 88 Sidney, Inc.
                             1130 Terminal Tower
                             50 Public Square
                             Cleveland, Ohio 44113-2203
                             Attention: James Ratner

Landlord's Address for
Notices:                     FC 88 Sidney, Inc.
                             38 Sidney Street
                             Cambridge, Massachusetts  02139-4234
                             Attention: Gayle B. Farris

                              With a copy to:

                              Forest City Commercial Management
                              38 Sidney Street
                              Cambridge, Massachusetts  02139-4234
                              Attention: General Manager

Premises:                     Approximately 145,275 rentable square feet
                              ("rsf"), comprising all of the rentable square feet contained in the Building, subject to the terms and conditions of this Lease, as depicted on EXHIBIT B-1. If a bridge connection to the building now known as the Richards Building having an address of 64 Sidney Street should be included in Landlord's Work, as established under the Work Letter, then such bridge connection shall comprise a portion of the Premises and the rsf of such bridge connection shall be included in the rsf of the Premises. The rsf of the Premises shall be determined in accordance with the final Base Building Plans and Specs (as defined in the Work Letter), and only if there is a change affecting the Base Building Improvements and modifying the rentable floor area of the Premises, shall there be any further remeasurement ("Final Remeasurement") of the
                              Premises, in which case Landlord shall deliver a statement from the Landlord's architect setting forth the rentable floor area of the Premises as computed in accordance with EXHIBIT F. Such statement shall be subject to the Tenant's review and reasonable approval.

Parking Privileges:           During the Term, Landlord shall cause to be
                              provided to Tenant 1.5 parking passes per 1,000 rentable square feet of the Premises, provided that the Landlord shall not provide fractional parking passes (each a "Parking Pass"), each of which shall entitle the parking of a single motor vehicle in an unreserved parking space in University Park, the charges for which shall equal the Market Rate Parking Charge per Parking
                              Pass. If there is any Final Remeasurement that adjusts the rentable square footage of the Premises, the number of Parking Passes will be modified if necessary to furnish the Tenant with 1.5 parking passes per 1,000 rentable square feet of the Premises, provided that the Landlord shall not provide fractional Parking Passes. Such parking spaces shall be accessible twenty four
                              (24) hours per day, seven (7) days per week. In no event are Parking Passes transferable other than to the holder, from time to time, of the Tenant's interest under this Lease or a subtenant that has been demised all or a portion of the Premises in conformity with the requirements of this Lease, and is limited to use by employees of either of the foregoing. If the

                              Tenant requests additional Parking Passes, and at the time in question there are surplus Parking Passes that are not committed to others, then they may be made available by the Landlord, on a month-to-month basis, subject to availability.

Permitted Uses:               General business and administrative offices,
                              research and development and customary accessory uses supporting the foregoing, all as defined by and as permitted under the Zoning Ordinances of the City of Cambridge.

Commencement Date:            See Section 2.5.

Scheduled Rent
Commencement Date:            May 1, 2002.

Rent Commencement Date:       See Section 2.5.

Tenant's Address:             Alkermes, Inc.
                              64 Sidney Street
                              Cambridge, MA 02139-4211
                              Attention:  James M. Frates,
                              Chief Financial Officer

                              With copies to:

                              Ballard Spahr Andrews & Ingersoll, LLP
                              1735 Market Street, 51st Floor
                              Philadelphia, PA 19103-7599
                              Attention: Michael D. Silbert, Esq.

                                    EXHIBIT B

                                LEGAL DESCRIPTION

                                   EXHIBIT B-1

                              DEPICTION OF PREMISES









                                      B-1-1

                                   EXHIBIT B-2

                             MAP OF UNIVERSITY PARK







                                      B-2-1

                                    EXHIBIT C

                                   WORK LETTER


                                88 Sidney Street

                            Cambridge, Massachusetts








                                    LANDLORD
================================================================================
                               FC 88 SIDNEY, INC.




                                     TENANT
================================================================================
                                 ALKERMES, INC.















                             Dated: October 26, 2000

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE 1
Definitions...................................................................1

ARTICLE 2
Engagement of Architect and Engineers; and
Tenant's and Landlord's Representative........................................3

ARTICLE 3
Base Building
Plans and Specifications......................................................4

ARTICLE 4
TI Plans and Specifications...................................................6

ARTICLE 5
Engagement of Contractor......................................................7

ARTICLE 6
Construction of the Base Building Improvements................................8

ARTICLE 7
Construction of the Leasehold Improvements....................................9

ARTICLE 8
Changes in the Work..........................................................10

ARTICLE 9
Indemnity; Insurance.........................................................11

ARTICLE 10
Cooperation..................................................................14

ARTICLE 11
Payment of Costs; Leasehold Improvements Allowance...........................14

ARTICLE 12
Substantial Completion; Delays...............................................17

ARTICLE 13
Completion of Basic Building Improvements; Punch List........................19




                                       (i)

ARTICLE 14
Arbitration..................................................................20

ARTICLE 15
Construction Security........................................................21

ARTICLE 16
Lease Termination Rights.....................................................23

ARTICLE 17
Rent Abatement Associated with Landlord's Failure to Timely
Achieve Substantial Completion of Base Building Improvements.................24

Schedule C1:   List of Base Building Design Development
               Plans and Specs
Schedule C2:   Project Work Allocation
Schedule C3:   Design and Construction Commencement Schedule
Schedule C4:   Rules and Regulations for Tenant Construction
Schedule C5:   Form of Construction Guaranty for Lender




                                      (ii)

                                    EXHIBIT C

                                   WORK LETTER

     All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to said terms in the Lease to which this Work Letter is attached as EXHIBIT C. This Work Letter is expressly subject to the provisions of the Lease and supplements the Lease. The provisions herein should be read consistently with the Lease, provided, however, in the event of any inconsistency between this Work Letter and the Lease, the terms and conditions of the Lease shall, in all instances, and for all purposes, control.

                                    ARTICLE 1

                                   DEFINITIONS

     Section 1.1 DEFINITIONS. The following terms shall have the meanings indicated or referred to below:

     "Base Building Architect" means Elkus/Manfredi Architects, Ltd. (or replacement therefor in accordance with Article 2).

     "Base Building Design Development Plans and Specs" means the design development plans and outline specifications prepared by the Base Building Architect for the Base Building Improvements identified on SCHEDULE C1.

     "Base Building Plans and Specs" -- See Section 3.1.

     "Base Building Improvements" means the base building shell and core, base building mechanical systems and site work contemplated by the Project Work Allocation and the Base Building Plans and Specs.

     "Building Standards" means the essential qualities associated with the Base Building Improvements specified in the Project Work Allocation including, without limitation, quality of materials and capacity and performance of building systems.

     "Building Weathertight Date" - See Section 6.3.

     "Civil Engineer" means SEA Consultants, Inc.

     "Construction Period" means the period commencing with Landlord's commencement of construction of the Base Building Improvements and ending on the day immediately prior to the Rent Commencement Date (as that term is defined in Section 1.2 of the Lease).

     "Construction Progress Schedule" -- See Section 6.2.

     "Contractor" means the general contractor mutually selected by Landlord and Tenant as contemplated by Article 5 (or replacement therefor in accordance with Section 5.3).

     "Design and Construction Commencement Schedule" -- See Section 3.1.

     "Developer's Administrative Fee" means a fee of Fifty Thousand and 00/100 Dollars ($50,000.00), to be charged against the Leasehold Improvement Allowance by Forest City Development for construction administration services, in the manner, and subject to the terms and conditions, described in Section 7.4.

     "Eligible Leasehold Improvement Expenses" -- See Section 11.3.

     "Excusable Delay" means any delay in the satisfaction of the conditions in question to the extent the same is a consequence of External Causes including, without limitation, any governmental embargo restrictions, or actions or inactions of local, state or federal governments (such as, without limitation, any delays in issuing building permits, certificates of occupancy or other similar permits or certificates).

     "Landlord Delay" -- See Section 12.4.

     "Leasehold Improvements" means the initial build-out of the entire Premises into a first class biotechnology research and development laboratory and office facility as contemplated by the Project Work Allocation and the TI Plans and Specs.

     "Leasehold Improvements Allowance" -- See Section 11.1.

     "Leasehold Improvements Cost Budget" -- See Section 7.1.

     "Lighting Consultant" means Joe Kaplan Architectural Lighting.

     "MEP Engineer" means AHA Consulting.

     "Project Work Allocation" means the schedule denoting aspects of the Base Building Improvements and the Leasehold Improvements and the allocation thereof to either Landlord or Tenant (or partially to Landlord and the balance to Tenant) attached hereto as SCHEDULE C2.

     "Steel Frame Completion Date"-- See Section 6.3.

     "Structural Engineer" means McNamara Salvia.

     "Substantial Completion" -- See Section 12.1.

     "Tenant Base Building Change Order" -- See Section 8.1.

     "Tenant Leasehold Improvement Change Order" -- See Section 8.5.

     "Tenant Delay" -- See Section 12.3.

     "Tenant's Architect" means the architect selected by Tenant in accordance with Article 2 (or replacement therefor in accordance with Section 2.1).

     "TI Plans and Specs" means the plans, specifications and working drawings for the completion of the Leasehold Improvements approved by Landlord as herein provided, as the same may be modified consistently with the terms and conditions hereof.

                                    ARTICLE 2

                   ENGAGEMENT OF ARCHITECT AND ENGINEERS; AND
                     TENANT'S AND LANDLORD'S REPRESENTATIVE

     Section 2.1 Landlord has engaged the Base Building Architect to develop design development plans, drawings and specifications for the Base Building Improvements. Tenant shall hereafter engage the Tenant's Architect to develop the TI Plans and Specs. Landlord and Tenant shall hereafter enter into separate formal architect's contracts with the Base Building Architect and the Tenant's Architect, respectively. The Base Building Architect will be engaged by Landlord to prepare more fully developed plans, drawings and specifications, work with Landlord through the bid process and supervise the construction of the Base Building Improvements. The Tenant's Architect will be engaged by Tenant to prepare more fully developed TI Plans and Specs, work with Tenant through the bid process, supervise the construction of the Leasehold Improvements and monitor, on behalf of Tenant, the construction of the Base Building Improvements. Landlord and Tenant agree to work together to engage the services of the Base Building Architect and the Tenant's Architect, respectively, under contracts that properly allocate the design responsibilities to each of Landlord and Tenant, and to assure that the construction of the Building is well coordinated. In order to assure such coordination, Landlord shall furnish a copy of its architect's contract to Tenant, and it is intended by the parties that the preparation of Tenant's Architect's contract shall take into account the terms of the Base Building Architect's contract so as to avert gaps or inconsistent standards and requirements. Tenant shall furnish a copy of its proposed architect's contract with the Tenant's Architect to Landlord prior to its execution for Landlord's review and approval, which shall not be unreasonably withheld or delayed. In either case, purely economic terms that a party may reasonably believe are appropriately confidential may be redacted. Tenant's agreement with the Tenant's Architect shall require the Tenant's Architect to incorporate the MEP Engineer, the Structural Engineer, the Civil Engineer, and if needed as determined by Tenant the Lighting Consultant, into its team and to work closely with such parties so as to ensure coordination of the complete design package. If Landlord should elect to replace the Base Building Architect, the MEP Engineer or the

Structural Engineer, or Tenant should elect to replace the Tenant's Architect and engage a replacement architect or engineer to fulfill the responsibilities contemplated to be undertaken by the respective architect or engineer on behalf of such party (the parties hereby agreeing that such a replacement of an architect or engineer will not be implemented without good cause), the identity of the replacement shall be subject to the other party's approval, which shall not be unreasonably withheld or delayed.

     Section 2.2 Tenant shall enter into an agreement (which may be one or more employment relationships or consulting agreements) with a project manager or project management team ("Tenant's Representative"), which project manager will perform certain services for and on behalf of Tenant during the design and construction phases of the Leasehold Improvements. Tenant shall, at its sole cost and expense, and in accordance with the terms and conditions of its agreement with Tenant's Representative, compensate Tenant's Representative for providing such services. Landlord hereby agrees that Tenant's Representative shall receive copies of all notices to which reference is made in this Work Letter given by Landlord to Tenant. Tenant hereby agrees that Tenant's Representative shall have authority to act as Tenant's representative in connection with its participation in meetings and otherwise, and that except to the extent Landlord has been given contrary instructions in writing from Tenant with respect to any matter with which Tenant's Representative has been involved, Landlord is entitled to rely on Tenant's Representative as the party having authority to make decisions and establish schedules for the performance of work. Tenant agrees further to continue to engage Tenant's Representative to render the services contemplated hereunder, or a qualified successor subject to Landlord approval, which shall not be unreasonably withheld, until such time as final completion of the Tenant's Construction Work and occupancy by Tenant in the Premises has been achieved. Landlord shall appoint a project manager ("Landlord's Representative"), which project manager will perform certain services on behalf of Landlord during the design and construction phase of Landlord's Construction Work. Tenant hereby agrees that all notices to which reference is made in this Work Letter given by Tenant to Landlord shall be delivered to the attention of Landlord's Representative. Landlord hereby agrees that Landlord's Representative shall have authority to act as Landlord's representative in connection with its participation in meetings and otherwise, and that except to the extent Tenant has been given contrary instructions in writing from Landlord with respect to any matter with which Landlord's Representative has been involved, Tenant is entitled to rely on Landlord's Representative as the party having authority to make decisions and establish schedules for the performance of work.


                                    ARTICLE 3

                                  Base Building
                            PLANS AND SPECIFICATIONS

     Section 3.1 Landlord shall, at its sole cost and expense (except as provided in Section 3.2 and Article 8), as soon as reasonably possible, but in any event in substantial conformity with the "Design and Construction Commencement Schedule" attached hereto as SCHEDULE C3, cause the completion of the Base Building Design Development Plans and Specs as necessary to permit construction of the Base Building Improvements to commence on or before the date contemplated therefor, and thereafter finally complete the Base Building Plans and Specs as necessary to permit construction of the Base Building Improvements to proceed expeditiously. For all purposes hereof, the "Base Building Plans and Specs" means the plans, specifications and working drawings for the completion of the Base Building Improvements, as the same may be modified consistently with the terms and conditions hereof. If Tenant requests any changes to the Base Building Plans and Specs prior to Landlord's commencement of construction of the Base Building Improvements, such request shall be governed by Section 3.2 below. After Landlord commences construction of the Base Building Improvements any changes that Tenant requests to the Base Building Improvements, shall be governed by Article 8.

     Section 3.2 The Base Building Plans and Specs shall always remain consistent with the Building Standards and, if during the development and completion of the Base Building Plans and Specs, Landlord desires to make any change that, in Tenant's judgment reasonably exercised by notice to Landlord, within ten (10) business days of Landlord's notice of a proposed change in the Base Building Plans and Specs (time being of the essence), would not be so consistent, then such change may not be made without Tenant's consent, which shall not be unreasonably withheld or delayed. Any plans and specifications (or modifications to existing plans and specifications) associated with a change to the Base Building Plans and Specs initiated by Landlord, whether or not Tenant's consent thereto must be obtained by Landlord in accordance with the preceding sentence, will be furnished by Landlord to Tenant promptly following their having been prepared by the Architect. If during the development and completion of the Base Building Plans and Specs, Tenant desires to propose a change to the Base Building Plans and Specs (a "Tenant Base Building Change"), any such Tenant Base Building Change shall be subject to Landlord's approval, which Landlord shall not unreasonably withhold or delay. If Tenant proposes to make a Tenant Base Building Change, Landlord shall cause all plans and specifications associated therewith to be prepared by the Base Building Architect, at Tenant's sole cost and expense. Without limitation of the foregoing, Landlord shall not be deemed to be unreasonable for withholding consent to any Tenant Base Building Change which would diminish the Building Standards with respect to the Base Building Improvements, would cause aggregate delay (together with any other Tenant Delay) in excess of ninety (90) days in the Substantial Completion of the Base Building Improvements, or which Landlord would be entitled to reject under
Article 4 of the Lease. Landlord may, in any event, condition its approval to a Tenant Base Building Change proposed by Tenant upon Tenant's expressly acknowledging its responsibility for any increase in the costs or adjustment to the construction schedule associated with the Base Building Improvements resulting from such Tenant Base Building Change. At the time of the giving of any consent by Landlord to a Tenant Base Building Change, Landlord shall give Tenant notice of its non-binding estimate of costs for which Tenant will be responsible in connection with such Tenant Base Building Change, as calculated in accordance with Section 11.5 hereof, and the extent of any resulting change in the Construction Progress Schedule, provided that such change in the Construction Progress Schedule shall not limit the determination of the extent of any delay caused by such Tenant Base Building Change.

Neither the requirement that Tenant submit such plans and specifications to Landlord, nor Landlord's or Landlord's agents' actual or implied review thereof, shall in any way be an agreement by Landlord that (i) the work contemplated thereby or any other aspect thereof complies with legal or other requirements,
(ii) that such plans and specifications will be approved by any governmental authority having jurisdiction thereover, (iii) that the plans and specifications are free from errors, omissions or inconsistencies, or are coordinated with the Base Building Plans and Specs or within themselves, and without limitation, any delay associated with any of the foregoing (i), (ii) or (iii), or any delay in Landlord's ability to cause the Steel Frame Completion Date, the Building Weathertight Date or the date upon which Substantial Completion of the Base Building Improvements occurs as a consequence of the Tenant Base Building Change shall constitute Tenant's Delay.

     Section 3.3 Tenant shall make payment to Landlord of any increase in Landlord's costs associated with construction of the Base Building Improvements, resulting from any Tenant Base Building Change (whether greater or less than the amount of Landlord's non-binding estimate), in accordance with the terms and conditions of Section 11.5.

                                    ARTICLE 4

                           TI PLANS AND SPECIFICATIONS

     Section 4.1 Tenant shall at its sole cost and expense (except as provided in Article 8), as soon as reasonably possible, but in any event in substantial conformity with the Design and Construction Commencement Schedule, cause the completion of the TI Plans and Specs as necessary to permit construction of the Leasehold Improvements to commence on the Steel Frame Completion Date, and thereafter to proceed expeditiously to completion. For all purposes hereof, the "TI Plans and Specs" means the plans, specifications and working drawings for the completion of the Leasehold Improvements approved by Landlord as herein provided, as the same may be modified consistently with the terms and conditions hereof.

     Section 4.2 The TI Plans and Specs, including without limitation each iteration thereof, and each change proposal with respect thereto, through and including the "as-built" version thereof, and the Leasehold Improvements contemplated to be performed in accordance therewith, shall be subject to Landlord's prior approval, which approval shall not be unreasonably withheld or delayed. Tenant shall furnish Landlord, throughout Tenant's design process, with each of schematic design drawings, followed by design development plans and specifications, followed by interim construction drawings and finally with final 100% construction drawings, as contemplated by the Design and Construction Commencement Schedule, and Landlord shall make any comments or request any changes, as contemplated under Article 10 hereof. Without limitation of the foregoing, Landlord shall not be deemed to be unreasonable for requiring that the standards provided in Article 4 of the Lease are being fulfilled, or for withholding approval with respect to any aspect of TI Plans and Specs that are inconsistent or incompatible with the Base Building Plans and Specs, unless Tenant proposes a Tenant Base Building Change to remedy such inconsistency or incompatibility, to which

Landlord has no objection under Section 3.2. Neither the requirement that the TI Plans and Specs be submitted to Landlord nor Landlord's or Landlord's agents actual or implied review of the TI Plans and Specs on changes thereto shall in any way be deemed to be an agreement by Landlord that (i) the work contemplated thereby or any other aspect thereof complies with legal or other requirements,
(ii) that the TI Plans and Specs will be approved by any governmental agency having jurisdiction thereover, (iii) that the TI Plans and Specs are free from errors, omissions or inconsistencies or are coordinated with the Base Building Plans and Specs or within the TI Plans and Specs, and without limitation, any delay in Landlord's ability to cause the Steel Frame Completion Date or the date upon which Substantial Completion of the Base Building Improvements to occur associated with any of the foregoing (i), (ii) and (iii) as they pertain to the TI Plans and Specs shall constitute Tenant's Delay.

                                    ARTICLE 5

                            ENGAGEMENT OF CONTRACTOR

     Section 5.1 In order to most effectively coordinate the construction of the Base Building Improvements and the Leasehold Improvements, in the time frames contemplated herein, the construction of the Base Building Improvements and Leasehold Improvements must be undertaken concurrently by a single, mutually agreed upon, Contractor. Landlord and Tenant shall jointly select the Contractor, and Landlord and Tenant shall then, under separate contracts, engage the Contractor, and enter into such other arrangements as are appropriate, to cause the Base Building Improvements and Leasehold Improvements, respectively, to be timely constructed, installed and completed. Landlord shall furnish a copy of its construction contract to Tenant, and it is intended by the parties that Landlord's contracts with the Contractor shall serve as a guide to the preparation of Tenant's contract with the Contractor. Tenant shall furnish a copy of its proposed construction contract with the Contractor, prior to its execution for Landlord's review and approval, which shall not be unreasonably withheld or delayed. It is contemplated that Tenant's construction contract with the Contractor be consistent with the terms and conditions set forth in Landlord's contract with the Contractor, and due to the fact that the construction of the Base Building Improvements and Leasehold Improvements are to be performed contemporaneously in significant respects, the coordination of the construction process and the proper undertaking of responsibility by the Contractor on behalf of Landlord and Tenant is critically important. In the case of both Landlord's and Tenant's delivery of their respective construction contracts to the other, purely economic terms that a party may reasonably believe are appropriately confidential may be redacted. However, in no event shall the economic terms associated with the pricing of change orders be considered appropriately confidential, as under certain circumstances each party may be responsible for increases in cost incurred by the other party in connection with change orders. If either Landlord or Tenant should elect to replace the Contractor to fulfill the responsibilities contemplated to be undertaken by the Contractor on behalf of such party, and the parties agree that such a replacement of the Contractor will not be implemented without good cause, the identity of the replacement shall be subject to the other party's approval, which shall not be unreasonably withheld or delayed.




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


     Section 5.2 If either Landlord or Tenant should desire to replace the Contractor to fulfill the responsibilities contemplated to be undertaken by the Contractor on behalf of such party, the approval of the other party shall be required as a condition thereto.

                                    ARTICLE 6

                               CONSTRUCTION OF THE
                           BASE BUILDING IMPROVEMENTS

     Section 6.1 Landlord shall install, furnish and perform, as the case may be, with reasonable diligence and in a good and workmanlike manner and at its sole cost and expense (except as otherwise expressly provided herein to the contrary), the facilities, materials, labor, supplies and work required for the construction of the Base Building Improvements in accordance with the Base Building Plans and Specs. All building permits, certificates of occupancy and other governmental approvals required to construct the Base Building Improvements shall be obtained by Landlord at Landlord's sole cost and expense (except as expressly otherwise provided herein).

     Section 6.2 Landlord has established a construction progress schedule (the "Construction Progress Schedule") for construction and completion of the Base Building Improvements, which specifies the material activities and events that will occur during each phase of the Base Building Improvements and sets forth key dates and certain aspects of construction that are anticipated to be substantially completed thereby in order that the Base Building Improvements are timely completed. The Construction Progress Schedule will be updated as necessary to reflect Landlord's then expectations including, without limitation, following the occurrence of circumstances reasonably anticipated to affect the progress of construction. The Construction Progress Schedule will indicate, without limitation, the anticipated Steel Frame Completion Date. No modification of the Construction Progress Schedule as hereinabove contemplated, or otherwise as permitted hereunder, shall necessarily result in a postponement of the Estimated Rent Commencement Date or the Rent Commencement Date. The only circumstances resulting in a postponement of either of such dates shall be the circumstances contemplated in Section 2.5 of the Lease.

     Section 6.3 The Base Building Improvements shall for all purposes hereof be deemed at the stage of completion sufficient to permit Landlord to establish that the "Steel Frame Completion Date" has occurred on such date as all five floors of the Building have been fully framed, with concrete slabs poured and steel fireproofing installed, except for insubstantial areas not meeting the aforesaid condition, or certain areas not meeting the aforesaid condition by virtue of Landlord's having accommodated Tenant's request that certain work be delayed to accommodate possible Tenant changes or Leasehold Improvements. The projected Steel Frame Completion Date will be indicated on the Construction Progress Schedule, and upon satisfaction of the conditions thereto, the parties will memorialize in writing that the conditions have so occurred. The Base Building Improvements shall, for all purposes hereof, be deemed to have fulfilled the conditions to establish the "Building Weathertight Date" on such date as the



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


masonry walls are substantially complete, glazing and curtain wall systems are installed in all material respects and the roof is essentially watertight, provided that thereafter Tenant shall be reasonably able to continuously prosecute and complete the Leasehold Improvements without material interference; however, the Building Weathertight Date shall be deemed to have occurred notwithstanding that caulking of joints, roofing trim, etc. is not complete, certain windows are left open to accommodate construction loading, and certain areas do not fulfill the conditions to the Building Weathertight Date because Landlord has accommodated Tenant's request that Landlord leave an area open to accommodate changes or subsequent deliveries. Landlord shall diligently proceed with the construction of the Base Building Improvements and endeavor to achieve the stage of completion sufficient to permit Landlord to cause the Steel Frame Completion Date to occur on or before August 3, 2001, and the Building Weathertight Date to occur on or before November 6, 2001.


                                    ARTICLE 7

                               CONSTRUCTION OF THE
                             LEASEHOLD IMPROVEMENTS

     Section 7.1 On or prior to the Steel Frame Completion Date, Tenant shall furnish Landlord with a reasonably detailed construction budget for the Leasehold Improvements (the "Leasehold Improvements Cost Budget") specifying the anticipated Eligible Leasehold Improvements Expenses (as hereinafter defined). In the event of any Tenant Leasehold Improvement Change Order (as hereinafter defined) which is approved by Landlord under Section 8.4, Tenant shall furnish Landlord with a revised Leasehold Improvements Cost Budget (a "Revised Leasehold Improvements Cost Budget"), together with any amount required under Section 8.4 for deposit in Tenant's Construction Escrow.

     Section 7.2 Tenant shall install, furnish, and perform, as the case may be, with reasonable diligence and in a good and workmanlike manner, within the time frame contemplated by Article 4 and this Article 7, and at its own cost and expense (except as otherwise expressly provided to the contrary herein), the facilities, materials, labor, supplies and work required for the construction of the Leasehold Improvements in accordance with the TI Plans and Specs. The Leasehold Improvements shall be constructed, installed and performed in accordance with the Rules and Regulations for Tenant Construction which are set forth as SCHEDULE C4 and with any and all requirements which Landlord may reasonably impose pertaining to inspection procedures. All building permits, certificates of occupancy, and other governmental approvals required to construct the Leasehold Improvements and to occupy and operate Tenant's business in the Premises shall be obtained by Tenant at Tenant's sole cost and expense. Tenant shall undertake the construction of all of the Leasehold Improvements contemplated under this Work Letter with due diligence and dispatch, but in any event Tenant shall sufficiently complete the same in order to qualify for a certificate of occupancy for at least seventy five percent (75%) of the floor area of the Building on or before the Rent

Commencement Date, and for the entire Building on or before the date twelve (12) months following the Rent Commencement Date.

     Section 7.3 Following final completion of the Leasehold Improvements or any portion thereof, Tenant shall furnish Landlord "as built" plans thereof.

     Section 7.4 Developer's Administrative Fee shall be payable to Landlord, in equal monthly installments of Five Thousand and 00/100 Dollars ($5,000.00) each, commencing upon the Steel Frame Completion Date. Landlord shall charge payments owed by Tenant under this Section 7.4 against the Leasehold Improvement Allowance as and when due and payable.

                                    ARTICLE 8

                               CHANGES IN THE WORK

     Section 8.1 Once Landlord has commenced construction of the Base Building Improvements, Tenant may nevertheless request changes, subject to the Landlord's approval as hereinafter provided, in the Base Building Improvements, with an appropriate adjustment, if any, to the Construction Progress Schedule and with appropriate provisions for payments by Tenant as herein provided. Any changes in the Base Building Plans and Specs implementing such a change, which are approved by Landlord and authorized by Tenant by written change order, are to be prepared by the Base Building Architect at Tenant's sole cost and expense, and are herein referred to as a "Tenant Base Building Change Order". Landlord's rights with respect to approving or withholding approval to a proposed Tenant Base Building Change Order, and the allocation of responsibility in paying any increase in the cost of the Base Building Improvements resulting therefrom, shall be governed by the same criteria as are applicable to requested change to the Base Building Plans and Specs prior to the commencement of the construction of the Base Building Improvements under Section 3.2.

     Section 8.2 If Landlord determines that a Tenant Base Building Change Order will result in an increase in the cost ("Tenant's Base Building Change Order Cost") of the Base Building Improvements, as calculated in accordance with
Section 11.5 hereof, Landlord shall advise Tenant of Landlord's non-binding estimate thereof (as more fully described in Section 11.5 hereof) and permit Tenant, in accordance with Section 8.3 below, to decide whether or not to give Landlord notice that Tenant desires that Landlord proceed with such Tenant Base Building Change Order. Additionally, Landlord shall give Tenant notice of its non-binding estimate of any effect that Tenant's Base Building Change Order will have on the Construction Progress Schedule. Notwithstanding anything to the contrary otherwise provided in this Article 8, if Tenant should propose a Tenant Base Building Change Order that is approved by Landlord in accordance with this
Article 8 and approved by Tenant to be implemented by Landlord, and if the calculation of the Tenant Base Building Change Order Cost with respect thereto results in a decrease in the cost to the Owner to construct the Base Building Improvements ("Base Building Change Order Savings"), then such Base Building Change Order Savings, until fully applied, may be applied by Tenant to any future Tenant Base Building Change Order Costs thereafter incurred by Tenant hereunder. However, Tenant shall not be entitled to any credit whatsoever for unapplied Base Building Change Order Savings.

     Section 8.3 Within five (5) business days after such notification, Tenant shall, in turn, notify Landlord as to whether Tenant wishes to proceed with the Tenant Base Building Change Order in question. In the event that Tenant fails to notify Landlord within such five (5) business day period, Tenant shall automatically be deemed not to desire the Tenant Base Building Change Order, and Landlord shall not be obligated to implement the same. If Tenant timely gives Landlord notice to implement the Tenant Base Building Change Order, then Tenant shall be responsible for the full Tenant Base Building Change Order Cost (whether greater or less than the amount of Landlord's non-binding estimate) in accordance with the terms and conditions of Section 11.5, and any delay in the occurrence of the Steel Frame Completion Date, the Building Weathertight Date and/or Substantial Completion of the Base Building Improvements caused thereby, whether greater or less than the delay estimated by Landlord, shall be deemed Tenant Delay for all purposes hereof.

     Section 8.4 Tenant may, subject to obtaining the Landlord's approval as hereinafter provided, make changes to the Leasehold Improvements consisting of additions or deletions to, or other revisions in the approved TI Plans and Specs, with an appropriate adjustment, if any, to the cost of the Leasehold Improvements and to the Construction Progress Schedule ("Tenant Leasehold Improvement Change Order"). However, any change in the cost of the Leasehold Improvements pursuant to changes approved under this Section 8.4 shall not affect the basis for Landlord's disbursement of the Leasehold Improvements Allowance under Section 11.3, which shall be based instead on the Leasehold Improvements Cost Budget. Instead, any increase in costs for Leasehold Improvements resulting from a Tenant Leasehold Improvements Change Order shall, as a condition to Landlord's approval, be deposited as Tenant's Construction Escrow (as hereinafter defined) for disbursement as contemplated in Section
11.4. Landlord's rights with respect to approving or withholding approval to a proposed Tenant Leasehold Improvements Change Order shall be governed by the same criteria as are applicable to the approval of the TI Plans and Specs under
Section 4.2.

     Section 8.5 If Landlord elects to make a discretionary change (e.g. not changes dictated by legal requirements or agreements with municipal authorities, changes which Landlord is advised should be adopted in order to serve good construction practice or other changes that otherwise are required to serve some other non-discretionary purpose) to the Base Building Plans and Specs that would have the effect of requiring that Tenant modify the TI Plans and Specs, and increase the cost to Tenant of constructing the Leasehold Improvements, then Landlord agrees that the Leasehold Improvement Allowance shall be increased by the amount of such increase. Nothing in the preceding sentence is intended to impose the burden upon Tenant of any violation by Landlord in its preparation of the Base Building Plans and Specs of any applicable legal requirements in effect at the time Landlord obtained the building permit therefor, or any breach by Landlord of any existing agreements with municipal authorities. Further, nothing in the preceding sentence is intended to contradict the limitations upon any change affecting Building Standards set forth in Section 3.2 hereof. Tenant shall specify based on input from the



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


Contractor whether the cost of constructing the Leasehold Improvements would be increased by virtue of such change in the Base Building Plans and Specs as soon as is practical following Landlord's inquiry to such effect, specifying the amount of such increase. If any such change would not be consistent with the Building Standards, Tenant shall not be deemed unreasonable for withholding approval thereto on the condition that Landlord agrees to such an increase in the Leasehold Improvement Allowance.

                                    ARTICLE 9

                              INDEMNITY; INSURANCE

     Section 9.1 Subject to Sections 9.4 below, Tenant shall indemnify and save harmless Landlord and Landlord's ground lessees, mortgagees and managing agent for the Building from and against all liability, claims, loss, or damage of whatever nature, including, without limitation, costs and fees associated with any claim or proceeding brought thereon such as, but not limited to, reasonable attorneys' fees and disbursements, arising from any negligence or misconduct of Tenant, or Tenant's contractors, licensees, agents, servants or employees, provided that the foregoing indemnity shall not include any liability, claims, loss or damage to the extent arising from any negligence or misconduct of Landlord, or Landlord's contractors, licensees, agents, servants or employees or Landlord's ground lessees, mortgagees or managing agent for the Building. Subject to Sections 9.4 below, Landlord shall indemnify and save harmless Tenant from and against all liability, claims, loss, or damage of whatever nature including, without limitation, costs and fees associated with any claim or proceeding brought thereon such as, but not limited to, reasonable attorneys' fees and disbursements arising from any negligence or misconduct of Landlord, or Landlord's contractors, licensees, agents, servants or employees, provided that the foregoing indemnity shall not include any claims, loss or damage to the extent arising from any act, omission or negligence of Tenant, or Tenant's contractors, licensees, agents, servants or employees.

     Section 9.2 Tenant agrees to maintain in full force, from the first day upon which Tenant or any of Tenant's contractors, licenses, agents, servants or employees enter upon the Land for any reason, and thereafter, through the remainder of the Construction Period (after which this Section 9.2 shall be superseded by Section 7.2 of the Lease), a policy of commercial general liability insurance under which Landlord (and any individuals or entities affiliated with Landlord, any ground lessor and any holder of a mortgage on the Property of whom Tenant is notified by Landlord) are named as additional insureds, and under which the insurer provides a contractual liability endorsement insuring against all cost, expense and liability arising out of or based upon any and all claims, accidents, injuries and damages described in
Section 9.1 above, in the broadest form of such coverage from time to time available. Each such policy shall be noncancelable and nonamendable (to the extent that any proposed amendment reduces the limits or the scope of the insurance required in this Agreement) with respect to Landlord and such ground lessors and mortgagees without thirty (30) days' prior notice to Landlord and such ground lessors and mortgagees and at the election of Landlord, either a certificate of insurance or a duplicate original policy shall be delivered to Landlord. The minimum limits of liability of such insurance shall be Ten Million Dollars ($10,000,000.00) for combined bodily injury (or death) and damage to property (per occurrence) with an aggregate annual limit of liability of Ten Million Dollars ($10,000,000.00). Such insurance may be effected with a combination of a base commercial general liability policy and umbrella insurance.

     Section 9.3 Landlord agrees to maintain in full force throughout the Construction Period, after which this Section 9.3 shall be superseded by Section
7.4 of the Lease, a policy of commercial general liability insurance with same limits which Tenant is required to carry under Section 9.2 and shall require that the Contractor and its subcontractors fulfill, on Landlord's behalf, the insurance requirements set forth in Landlord's construction contract with the Contractor previously furnished to Tenant.

     Tenant shall also require the Contractor to fulfill, on Tenant's behalf, the same insurance requirements as Landlord has required the Contractor to fulfill on Landlord's behalf and require that the Contractor cause subcontractors and others to fulfill the same insurance requirements as are applicable to Contractor's obligations under Landlord's construction contract with the Contractor previously furnished to Tenant.

     Section 9.4 Landlord and Tenant each agree that, notwithstanding anything to the contrary set forth in Section 9.1, in the event that a claim falling within the scope of the Contractor's commercial general liability insurance coverage, as required to be carried by Landlord's contract for the Base Building Improvements, and Tenant's contract for the Leasehold Improvements, Landlord and Tenant will seek to cause the Contractor's insurance underwriter to defend and, if appropriate, settle and pay any claim. Only in the event a claim does not so fall within the scope of such Contractor's insurance coverage shall such claim shall be subject to the indemnification provisions of Section 9.1 hereof.

     Section 9.5 Landlord covenants and agrees that Landlord shall carry the property insurance, including, without limitation, "builder's risk" coverage, with respect to both the Base Building Improvements and the Leasehold Improvements as the same are performed during the Construction Period. Any costs and expenses equitably allocable to "builder's risk" coverage for the Leasehold Improvements shall be charged to Tenant, and may be deducted by Landlord from the Leasehold Improvement Allowance. In case of fire or casualty, or other circumstances giving rise to a claim under such insurance, the proceeds of insurance, as well as the deductible associated with any claim, shall be equitably allocated by Landlord, in its reasonable judgment, to Landlord's costs of restoring the damaged or destroyed Base Building Improvements, and the Leasehold Improvement Allowance, to be applied to the cost of restoring the damaged or destroyed Leasehold Improvements.

     Section 9.6 The indemnities set forth in Section 9.1 above shall be subject to the limitations set forth in Section 12.16 of the Lease.

     Section 9.7 Any required insurance may be in the form of blanket coverage, so long as the coverage required herein is maintained. Each party shall cause a certificate, providing such



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



information as reasonably requested by the other party, evidencing the existence and limits of its insurance coverage with respect to the Premises and the Building, as the case may be, to be delivered to such other party on or prior to the date hereof. Thereafter, each party shall cause similar certificates evidencing renewal policies to be delivered to such other party at least thirty
(30) days prior to the expiration of the term of each policy and at such other times as reasonably requested by the other party. The insurance policies and certificates required by this Article 9 shall contain a provision requiring the insurance company to furnish Landlord and Tenant, as the case may be, thirty
(30) days' prior written notice of any cancellation or lapse, or the effective date of any reduction in the amounts or scope of coverage.

                                   ARTICLE 10

                                   COOPERATION

     Section 10.1 Landlord and Tenant agree to promptly furnish to each other such information as may be reasonably requested by the other party in connection with a request for approval of plans and specifications pursuant to Articles 3 and 4, and to promptly give such approval or specify objections or concerns. Each of Landlord and Tenant agree that they will reasonably furnish materials for which the other party's approval is required hereunder in a staged manner, so that undertaking a review of the materials furnished can reasonably be accomplished within the time frame hereinafter established therefor. A party shall give its approval, or withhold or qualify its approval specifying the reasons therefor, within ten (10) business days of the other party's written request [which must specify the deadline date for response], failing which the approval shall be deemed given. The aforesaid ten (10) business day deadline shall be shortened to five (5) business days in the case of a request for approval that modifies a prior request for approval with respect to which the other party withheld or qualified its approval.

     Section 10.2 Landlord and Tenant agree to work together cooperatively so as to coordinate the management, administration, and scheduling of the Base Building Improvements and the Leasehold Improvements. Such cooperation shall include without limitation, regular meetings during the Construction Period with the Contractor, the attendance at such meetings to include authorized representatives of Landlord and Tenant's Representative. Landlord and Tenant each agree that they shall respectively assure the availability of such representatives at reasonable times after reasonable notice. For the foregoing purposes, Landlord has initially designated Richard McGerigle and Carin Herring as Landlord's representatives. As construction of the Base Building Improvements and the Leasehold Improvements will, to a certain extent, be conducted contemporaneously, each of Landlord and Tenant expressly acknowledge that in conducting their respective work, due care must be exercised to avert interference in the conduct by the other party of its work, and each party covenants and agrees to exercise reasonable efforts to avert such interference.

                                   ARTICLE 11

               PAYMENT OF COSTS; LEASEHOLD IMPROVEMENTS ALLOWANCE

     Section 11.1 Landlord shall provide to Tenant an allowance (the "Leasehold Improvements Allowance") equal to (i) the product of Seventy Five and 00/100 Dollars ($75.00) times the rentable square footage of the Premises less (ii) One Million Three Hundred Thousand and 00/100 Dollars ($1,300,000.00), for application to certain costs and expenses, more particularly set forth below, incurred by or on behalf of Tenant in connection with the performance of the Leasehold Improvements. If Tenant incurs costs in connection with the construction of the Leasehold Improvements in excess of the Leasehold Improvements Allowance, then except as otherwise expressly provided in Section
8.5 and Section 12.6, all such costs shall be borne solely by Tenant. Additionally, if Tenant incurs costs in connection with the Leasehold Improvements by virtue of changes approved under Section 8.5, then all such costs shall be paid by Tenant as and when incurred, and Tenant may not requisition for advance of any remaining Leasehold Improvements Allowance to reimburse Tenant for such cost until all Initial Leasehold Improvements have been substantially completed and paid for, and any remaining Leasehold Improvements have been substantially completed.

     Section 11.2 The application of the Leasehold Improvement Allowance by Landlord shall be limited to payment of the following costs and expenses incurred by or on behalf of Tenant in connection with the Leasehold Improvements that constitute the Base Laboratory Improvements (collectively "Eligible Leasehold Improvement Expenses"): the actual documented and verified cost pursuant to Tenant's construction contract, including without limitation the associated contractor's overhead and profit and general conditions, together with the Developer's Administrative Fee, incurred in the construction of the Leasehold Improvements contemplated by the TI Plans and Specs, except for the making of improvements, installation of fixtures or incorporation of other items which (x) by virtue of their quantity or quality (whether greater or less) would not be of general utility to other laboratory tenants that might later occupy the Premises, whether at the expiration of the Term or by virtue of the earlier termination of this Lease, or (y) are moveable rather than permanent improvements, examples of which may include furniture, telephone communications and security equipment, and bench-top laboratory equipment items such as microscopes. In the event that, upon substantial completion of the Leasehold Improvements, there remains unapplied funds from the Leasehold Improvement Allowance, then (i) architectural and engineering design fees, up to an aggregate of the product of Five Dollars ($5.00) times the rentable square footage of the Premises shall be deemed Eligible Leasehold Improvement Expenses and (ii) Tenant's Base Building Change Expenses shall be deemed Eligible Leasehold Improvement Expenses (which if Tenant has already remitted payments on account thereof under Section 11.5 below, they shall be reimbursed by Landlord to Tenant up to but not exceeding any remaining balance of the Leasehold Improvements Allowance).

     Section 11.3 If the anticipated cost and expense established in the Leasehold Improvements Cost Budget for the Leasehold Improvements, or in any Revised Leasehold



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



Improvements Cost Budget, should exceed the lesser of (i) so much of such costs that will constitute Eligible Leasehold Improvement Expenses or (ii) the Leasehold Improvement Allowance ("Excess Leasehold Improvement Costs"), then such amount shall be deposited in escrow ("Tenant Construction Escrow") with Landlord pursuant to the escrow requirements set forth in Article 15 of this Work Letter. If for any reason the anticipated cost and expense of performing the Leasehold Improvements should change, the Tenant's Leasehold Improvement Cost Budget shall be changed accordingly and Tenant shall deposit into the Tenant Construction Escrow consistent with such reasonable requirements as may be imposed upon Landlord by Landlord's construction lender with respect to the Base Building Improvements any increase in the Excess Leasehold Improvement Costs so that the amount which is so held in escrow shall always equal the amount by which the then cost of completing the Leasehold Improvements exceeds the aggregate of (x) the unadvanced Leasehold Improvement Allowance available to pay the then budgeted Eligible Leasehold Improvement Expenses and (y) the then amount held in the Tenant Construction Escrow.

     Section 11.4 During the construction of the Leasehold Improvements and in accordance with the commercially reasonable terms and conditions imposed upon the Landlord pursuant to the loan agreement with Landlord's lender pertaining to the construction of the Base Building Improvements such as, without limitation, retainage, lien waiver, and other requisition conditions, Tenant shall, on a monthly basis (as the Contractor submits to Tenant its application for payment), deliver to Landlord a requisition for payment showing the cost of the Leasehold Improvements and the amount of the current payment requested from Landlord for disbursement from the Leasehold Improvements Allowance or Tenant Construction Escrow, as applicable. Payments made on account of Tenant's requisitions shall be made from the Leasehold Improvement Allowance and the Tenant Construction Escrow account on a proportionate basis consistent with the ratio of (i) the lesser of (x) the Eligible Leasehold Improvements Expenses set forth in the Leasehold Improvement Cost Budget established as of the Steel Frame Completion Date and (y) the Leasehold Improvement Allowance to (ii) the total Leasehold Improvement Cost Budget established as of the Steel Frame Completion Date. If Tenant should increase the Leasehold Improvement Cost Budget by authorizing change orders, then the increased costs shall be deposited by Tenant in the Tenant Construction Escrow account when due, and such increased costs shall be paid exclusively from the Tenant Construction Escrow Account, in order to maintain the same ratio of Landlord's advances from the Leasehold Improvements Allowance to the total of Tenant's requisitions, as the ratio of the Eligible Leasehold Improvements Expenses to the total Leasehold Improvements Cost Budget. Each of the requisitions for payment shall also show the amounts paid to date and the percent complete of the total Leasehold Improvements scope. Landlord contemplates delivering Tenant's requisitions to the Lender together with its own requisitions for payment of costs associated with Base Building Improvements, and Landlord shall promptly, but in any event within (30) days, pay Tenant the appropriate amount. Following the completion of the Leasehold Improvements, Tenant shall deliver to the Landlord, within ninety (90) days of completion, a statement showing the final costs of the Leasehold Improvements, the total of Tenant's excess costs, the amounts paid to date to, or on behalf of the Tenant, and any amounts available for release of retainage.

     Section 11.5 Tenant shall make payment to Landlord of all Landlord's estimates of Landlord's costs ("Tenant's Base Building Change Expenses") associated with any Tenant Base Building Change (which is contemplated to be a change to the Base Building Plans and Specs prior to commencement of construction of the Base Building Improvements) and any Tenant Base Building Change Order (which is contemplated to be a change order to the Base Building Plans and Specs occurring during the construction of the Base Building Improvements) as a condition to Landlord's approval thereof, which sum shall be deposited in the Tenant Construction Escrow. Such costs shall be equal to the sum of (a) all so-called "hard costs" as specified in Landlord's contract with Contractor reasonably and necessarily incurred with the subject change, plus (b) all reasonable, actually incurred so-called third party "soft costs" in connection with the subject change (including, without limitation, interest and other carrying costs), plus (c) reasonable, actually incurred so-called "general conditions", plus (d) Contractor's overhead and profit, and (e) all reasonable, actually incurred design and engineering costs in connection with the design of such change. Tenant shall have the right to review the basis for any determination of Tenant's Base Building Change Expenses.

     Section 11.6 All of the payments to be made by Landlord and Tenant described in this Article 11, shall be made based upon the rentable floor area of the Premises calculated by the Base Building Architect in accordance with Exhibit A to the Lease on the basis of the Base Building Plans and Specs as of the date the square footage of the Premises is established under Exhibit A to the Lease. After any final determination of such rentable floor area pursuant to
Section 2.1 of the Lease, the aforesaid payments shall be adjusted between the parties within thirty (30) days of such final determination.

     Section 11.7 Any improper failure by Landlord to make payment of all or any portion of the Leasehold Improvements Allowance shall constitute a default by Landlord under this Work Letter and consequently under the Lease, and shall therefor be governed in accordance with Section 9.7. However, after the expiration of the notice and cure periods set forth in Section 9.7 of the Lease, and subject in any case to the proviso set forth in the last sentence of said
Section 9.7, Tenant shall have the right to offset such payments owing to Tenant against sums otherwise due and owing by Tenant to Landlord under the Lease.

                                   ARTICLE 12

                         SUBSTANTIAL COMPLETION; DELAYS

     Section 12.1 For all purposes hereof, "Substantial Completion" of the Base Building Improvements shall be deemed to have taken place once the Base Building Improvements have been substantially completed in substantial accordance with the Base Building Plans and Specs. The Base Building Architect shall establish the Substantial Completion has occurred, subject to the reasonable approval of Tenant's Architect. The conditions to Substantial Completion as aforesaid shall be deemed fulfilled notwithstanding that minor or insubstantial details of construction, mechanical adjustment, balancing or decorating remain to be performed, or that any other work (upon which a temporary certificate of occupancy for the Premises is not contingent) remains to be performed, provided that (i) neither the failure of such items of work to have been completed, nor (ii) Landlord's undertaking such work thereafter, will materially and adversely affect Tenant in occupying and conducting business therein. Without limitation of (and notwithstanding) the foregoing, any Base Building Improvements that are incomplete to the extent necessary to interface with yet-to-be-completed Leasehold Improvements and, if applicable and acknowledged by both parties, any finish work included within Base Building Improvements that might appropriately be delayed due to the degree of Leasehold Improvements then still being performed or yet to be performed (such as, for example, final painting of stairway, if significant damage to paint surfaces might still be expected), shall not prevent, by virtue of such incompleteness, the conditions to Substantial Completion of Base Building Improvements from being fulfilled.

     Section 12.2 It is contemplated by Landlord and Tenant that Landlord will commence construction of the Base Building Improvements on or before the date contemplated therefor in the Construction Progress Schedule. Assuming the foregoing is achieved, Landlord contemplates the Steel Frame Completion Date occurring on or before the date projected therefor and Substantial Completion of the Base Building Improvements occurring by the date set forth as the Estimated Rent Commencement Date in the Lease. Tenant shall have the period commencing on the Steel Frame Completion Date until the Rent Commencement Date during which Tenant may cause the Leasehold Improvements to be constructed prior to the commencement of the rental and other obligations that accrue thereafter. Once the conditions to Substantial Completion of the Base Building Improvements have been fulfilled, Landlord shall promptly thereafter continue to finally complete the Base Building Improvements, as contemplated in Section 13.1.

     Section 12.3 As used herein, "Tenant Delay" shall mean any delay in the satisfaction of the condition in question (e.g. the Steel Frame Completion Date, the Building Weathertight Date or the date upon which Substantial Completion of the Base Building Improvements is achieved) to the extent the same is a consequence of any act, omission or neglect of (i) Tenant, (ii) Tenant's Architect, or (iii) any other employee, agent, Contractor (but only in its performance of the Leasehold Improvements), subcontractor, sub-subcontractor, agent or representative of Tenant, including without limitation, any (x) errors, omissions or inconsistencies in the TI Plans and Specs or the lack of coordination of the TI Plans and Specs with the Base Building Plans and Specs,
(y) delays attributable to any modification to the Base Building Plans and Specs attributable to a Tenant Base Building Change, or any Tenant Base Building Change Orders, or (z) otherwise from interference that could reasonably have been averted in a diligent and reasonably cooperative manner had Tenant's construction of the Leasehold Improvements been so conducted.

     Section 12.4 As used in this Work Letter, "Landlord Delay" shall mean any delay in substantial completion of those Leasehold Improvements that would otherwise have been substantially completed prior to the Rent Commencement Date, but are not so substantially completed by the Rent Commencement Date, to the extent the same is a consequence of any act, omission or neglect of (i) Landlord, (ii) the Base Building Architect, or (iii) any other employee,



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

agent, Contractor (but only in its performance of the Base Building Improvements), subcontractor, sub-subcontractor, agent or representative of Landlord, including without limitation from interference that could reasonably have been averted had Landlord's construction of the Base Building Improvements been conducted in a diligent and reasonably cooperative manner, and any delay beyond the Rent Commencement Date in Tenant's reasonable ability to occupy the Premises by virtue of any inability by Tenant, due to Landlord's failure to fulfill its obligations hereunder, to obtain any building permits, certificates of occupancy or other governmental approvals required by Tenant in order to construct the Leasehold Improvements and occupy and operate Tenant's business in the Premises.

     Section 12.5 In the event of a condition causing delay as set forth in this
Article 12, the party affected by such condition (the "Delayed Party") shall exercise reasonable efforts to give written notice ("Delay Notice") to the other party (the "Other Party") within five (5) business days following the commencement of such condition indicating the cause of delay and the probable duration thereof. Failure by the Delayed Party to give such notice, where it was reasonable under the circumstances to expect that the Delayed Party should have been aware that a condition would cause delay, shall result in the delay in the commencement of the period that the Delayed Party may consider Tenant Delay, Landlord Delay or Excusable Delay (as applicable) to have commenced by the number of days in excess of five (5) business days that the Delay Notice is itself delayed in being given. It is agreed that a Delayed Party shall exercise commercially reasonable efforts to mitigate the effects of any delay, whether caused by the Other Party or an Excusable Delay.

     Section 12.6 If Landlord must incur change order costs under its construction contract with the Contractor with respect to the Base Building Improvements by virtue of Tenant Delay, such costs shall be payable by Tenant as an additional cost of its Leasehold Improvements as provided herein. If Tenant must incur change order costs under its construction contract with the Contractor with respect to the Leasehold Improvements by virtue of Landlord Delay, the Leasehold Improvement Allowance shall be increased by the amount of such costs. In either case, the parties agree that they shall use commercially reasonable efforts to minimize such costs.

                                   ARTICLE 13

              COMPLETION OF BASIC BUILDING IMPROVEMENTS; PUNCH LIST

     Section 13.1 Notwithstanding that Substantial Completion of the Base Building Improvements shall be deemed to have occurred, subject to the provisions of this Article 13, Landlord shall with reasonable diligence cause the remaining Base Building Improvements to be completed on or before the Rent Commencement Date, or as soon thereafter as reasonably possible.

     Section 13.2 Within fifteen (15) days of Substantial Completion of the Base Building Improvements, but in any event prior to Tenant's occupancy of all or any portion of the Premises, Landlord and Tenant shall conduct a joint inspection of the Base Building

Improvements, and within five (5) days thereof, Tenant shall furnish to Landlord a notice ("First Punch List Notice") specifying any aspect of Base Building Improvements which remains to be completed or which, if completed, is not substantially in accordance with the Base Building Plans and Specs, excluding any aspect of Base Building Improvements which cannot reasonably be inspected or evaluated due to seasonal factors, due to the fact that its proper construction, installation or adjustment cannot be evaluated, because of the nature of Tenant's use and occupancy of the Building, the aspect of Base Building Improvements will not be utilized sufficiently, or other similar reason ("Late Punch List Items"). Tenant shall, as promptly as reasonably possible following Substantial Completion of the Base Building Improvements, but in any event before the first (1st) anniversary of the Substantial Completion of the Base Building Improvements, give Landlord notice (a "Late Punch List Notice") of any deficiency in the Late Punch List Items. Landlord shall cause any incomplete work to be promptly completed and/or remedy any such work not substantially in accordance with the Base Building Plans and Specs promptly following the identification of the work that needs to be performed, whether pursuant to the First Punch List or any Later Punch List. In no event shall Landlord be obligated to repair or cause the repair of any damage to the Base Building Improvements caused by Tenant, its employees, agents or contractors (including without limitation the Contractor or any of its subcontractors in the performance of Leasehold Improvements). Nothing in this Section 13.2 shall limit any of Tenant's rights or Landlord's obligations under the Lease with respect to the maintenance or operation of the Building.

     Section 13.3 If Tenant shall fail to conduct an inspection of Base Building Improvements and timely give to Landlord either the First Punch List Notice or a Late Punch List Notice, as provided in Section 13.2 above, then it shall be deemed that the Base Building Improvements have been fully completed in accordance with the Base Building Plans and Specs. Nothing in this Section 13.3 shall limit any of Tenant's rights or Landlord's obligations under the Lease with respect to the maintenance of operation of the Building.

     Section 13.4 Tenant shall furnish Landlord, promptly after the substantial completion of the Leasehold Improvements, an "as built" iteration of the TI Plans and Specs (which, in the case of architectural plans, may be an "as built" mark-up of the construction documents).

                                   ARTICLE 14

                                   ARBITRATION

     It is the parties' mutual intention that any disputes relating to the provisions or obligations in this Work Letter shall be negotiated in good faith by the parties and their design and construction professionals, as applicable, without being referred to arbitration or litigation. However, in the absence of prompt resolution, any disputes relating to provisions or obligations in this Work Letter, exclusive of any rent abatement rights that Tenant may claim under
Section 9.7 of this Work Letter, shall be submitted to arbitration in accordance with the provisions of applicable state law, as from time to time amended. Notwithstanding anything to the contrary, (i) in the event of any arbitration proceeding between either Landlord or Tenant and the Contractor, arising out of or relating to the construction of the Building or any portion thereof, the parties agree that each party may join the other, where appropriate, in any such proceedings, and that such proceedings may be consolidated with any proceedings between Tenant and Landlord under this Article 14 as necessary to avoid inconsistent results under Article 14 and either party's arbitration with the Contractor, and (ii) the parties may make persons, other than the other of them, participants in any arbitration proceeding hereunder with respect to any claim, dispute or other matter in question arising out of the construction of the Building. Arbitration proceedings, including the selection of an arbitrator or arbitrators (unless the parties agree on the identity thereof), shall be conducted pursuant to the construction industry arbitration rules from time to time in effect as promulgated by the American Arbitration Association. Prior written notice of application by either party for arbitration shall be given to the other at least ten (10) business days before submission of the application to the said Association's office in Boston, Massachusetts. The arbitrator shall hear the parties and their evidence. The decision of the arbitrator shall be binding and conclusive, and judgment upon the award or decision of the arbitrator may be entered in the appropriate court of law; and the parties consent to the jurisdiction of such court and further agree that any process or notice of motion or other application to the Court or a Judge thereof may be served outside the Commonwealth of Massachusetts by registered mail or by personal service, provided a reasonable time for appearance is allowed. The costs and expenses of each arbitration hereunder and their apportionment between the parties shall be determined by the arbitrator in his award or decision. Except where a specified period is referenced in this Work Letter, no arbitrable dispute shall be deemed to have arisen under this Work Letter prior to the expiration of the period of twenty (20) days after the date of the giving of written notice by the party asserting the existence of the dispute together with a description thereof sufficient for an understanding thereof.


                                   ARTICLE 15

                              CONSTRUCTION SECURITY

     Section 15.1 In order to secure Landlord's obligations to construct the Base Building Improvements, in accordance with the Construction Project Schedule, Landlord agrees to execute and deliver to Tenant on or before the closing of Landlord's construction loan, a completion guaranty in the same form as Landlord will be giving to its construction lender, which is anticipated to be in substantially the form of SCHEDULE C5, with such changes as may be reasonably requested by Landlord's construction lender and/or ground lessor.

     Section 15.2 In order to secure Tenant's obligations to construct and pay for the costs of the Tenant Construction Work, in accordance with the Construction Project Schedule, Tenant agrees to deliver to Landlord on or before the earlier to occur of (i) the Steel Frame Completion Date or (ii) the date upon which Tenant requisitions its first advance of the Leasehold Improvements Allowance, Three Million Dollars ($3,000,000) (the "TI Security Deposit"). Notwithstanding the foregoing, Landlord may accelerate the date upon which Tenant delivers to Landlord the TI Security Deposit (the "Accelerated TI Security Deposit Date") to a date earlier than the date specified in the immediately preceding sentence (the "Original TI Security Deposit Date") by five (5) business days' advance written notice to Tenant provided that, if Landlord does so, Landlord shall reimburse Tenant an amount equal to the product of the first year's annual fee associated with obtaining a letter of credit for the TI Security Deposit multiplied by a fraction, the numerator of which is the number of days from the Accelerated TI Security Deposit Date to the day prior to the Original TI Security Deposit Date, and the denominator of which is 365. The TI Security Deposit may be made and maintained by the Tenant, at its election, either in the form of a clean, unconditional and irrevocable letter of credit in form and substance reasonably satisfactory in all respects to Landlord, and from a commercial bank having an AA rating by Standard and Poors or from an institution that is a wholly owned subsidiary of a bank having an AA rating by Standard and Poors (it being agreed that Fleet National Bank, as issuer of a letter of credit, shall be substantially satisfactory for all purposes hereunder) or in cash. Landlord or the construction lender shall have the right to draw on the TI Security Deposit if Tenant defaults beyond applicable grace and cure periods on its obligations under this Work Letter prior to completion of construction of the Base Building Improvements and Leasehold Improvements.

     Section 15.3 If and to the extent the TI Security Deposit is held in the form of a letter of credit, Landlord may pledge its right, title and interest in and to such letter of credit to any mortgagee or ground lessor and, in order to perfect such pledge, have such letter of credit held in escrow by such mortgagee or ground lessee. If and to the extent the TI Security Deposit is held in the form of cash, the Landlord may pledge its right and interest in and to such cash to any mortgagee or ground lessor and, in order to perfect such pledge, have such cash held in escrow by such mortgagee or ground lessee or grant such mortgagee or ground lessee a security interest therein.

     Section 15.4 In connection with any such pledge or grant of security interest by the Landlord to a mortgagee or ground lessee ("Security Deposit Pledgee"), Tenant covenants and agrees to cooperate as reasonably requested by Landlord, in order to permit Landlord to implement the same on terms and conditions reasonably required by such mortgagee or ground lessee including, without limitation, providing in any letter of credit that Tenant elects to give under this Article 15 any necessary and appropriate language that will permit the implementation of such pledge. If and to the extent the TI Security Deposit is held in the form of cash, and whether or not a Security Deposit Pledgee shall have a security interest therein, such cash, together with the Tenant's Construction Escrow, shall be deposited in a separately maintained and accounted escrow account established with a bank or other financial institution reasonably acceptable to the Tenant (the "Escrow Holder"), and all monies held therein shall be invested and reinvested by the Escrow Holder in the name of the Escrow Holder or its nominee in cash equivalents or other investments selected by Tenant and approved by the Landlord and the Escrow Holder. Unless and until an Event of Default by Tenant occurs pursuant to the Work Letter, all interest earned on the TI Security Deposit shall be paid annually to Tenant; from and after the date of any Event of Default by Tenant, interest (including accrued interest) shall become part of the TI Security Deposit. Tenant agrees that any Security Deposit Pledgee may be the Escrow Holder so long as the Security Deposit Pledgee is a bank, pension fund or other financial institution.

     Section 15.5 Landlord and Tenant agree that a separate three-party escrow agreement, in form and substance satisfactory to Landlord, Tenant and Escrow Holder, will be entered into prior to the date upon which Tenant may deposit any sums in cash, and Tenant agrees to reasonably cooperate from time to time as requested by Landlord in order to effectuate the holding of any cash amount, whether Tenant's Construction Escrow or the TI Security Deposit by the Escrow Holder in accordance with terms and conditions reasonably required by such Escrow Holder. Notwithstanding anything in this Lease to the contrary, the TI Security Deposit and Tenant's Construction Escrow shall at all times constitute the property of Tenant and title to the TI Security Deposit and Tenant's Construction Escrow shall remain with the Tenant, subject to the aforementioned pledge to a mortgagee or ground lessor. To the extent, if any, the TI Security Deposit or Tenant's Construction Escrow is deemed to be held by Landlord it shall be deemed to be held in trust for the benefit of Tenant, in all cases, subject however to Landlord's rights pursuant to this Article 15.

     Section 15.6 Neither Tenant's Construction Escrow nor the TI Security Deposit shall be available for use for any reason other than in accordance with the exercise of Landlord's rights pursuant to this Work Letter. Upon completion of Tenant's Construction Work in accordance with the Construction Project Schedule and payment of all costs in connection therewith, to the extent not expended in accordance with this Work Letter, Tenant's Cash Escrow and the TI Security Deposit shall be returned to Tenant.

                                   ARTICLE 16

                            LEASE TERMINATION RIGHTS

     Section 16.1 Notwithstanding anything to the contrary provided in this Lease, Tenant and Landlord shall each have the right, in accordance with the terms of this Section 16.1, to terminate the Lease in the event that the erection of the steel frame of the Building shall not have commenced on or before August 1, 2001, as such date may be extended, insofar as Tenant's right to exercise termination rights under this Section 16.1, for the duration of any period with respect to which Landlord's fulfillment of this milestone is delayed due to Tenant Delay (the "Steel Frame Commencement Drop Dead Date"). Any termination as set forth herein shall become effective immediately upon receipt by Landlord of Tenant's notice properly exercising Tenant's termination right, or upon receipt by Tenant of Landlord's notice properly exercising Landlord's termination right, in accordance with this Section 16.1 on or before the Steel Frame Commencement Drop Dead Date applicable to such party. Landlord agrees to exercise commercially reasonable efforts to cause the commencement of erection of the steel frame of the Building to be achieved on or before the Steel Frame Commencement Drop Dead Date. If either party shall not have given termination notice to the other under this Section 16.1 on or before the tenth (10th) day following the occurrence of the Steel Frame Commencement Drop Dead Date, then such party's right to terminate the Lease under this Section 16.1 shall automatically expire and be of no further force or effect. Upon any termination of the Lease under this Section 16.1, neither party shall have any further rights or obligations under the Lease or this Work Letter, which shall have no further force or effect.

     Section 16.2 Notwithstanding anything to the contrary provided in the Lease, Tenant shall have the right, in accordance with the terms of this Section 16.2, to terminate the Lease in the event that the Steel Frame Completion Date has not been achieved by February 3, 2001, as such date may be extended for the duration of any period with respect to which Landlord's fulfillment of the conditions to the Steel Frame Completion Date is delayed due to Tenant Delay (the "Steel Frame Completion Drop Dead Date"). Any termination as set forth herein shall become effective immediately upon receipt by Landlord of Tenant's notice properly exercising Tenant's termination right under this Section 16.2; provided, however, that if Tenant has not given such termination notice to Landlord on or before the tenth (10th) day following the occurrence of the Steel Frame Completion Drop Dead Date, then Tenant's right to terminate the Lease under this Section 16.2 shall automatically expire and be of no further force and effect. Upon any termination of the Lease under this Section 16.2, neither party shall have any further rights or obligations under the Lease or this Work Letter, which shall have no further force or effect.

     Section 16.3 Notwithstanding anything to the contrary provided in the Lease, Tenant shall have the right, in accordance with the terms of this Section 16.3, to terminate the Lease in the event that the Substantial Completion of the Base Building Improvements is not achieved by August 1, 2003, as such date may be extended for the duration of any period with respect to which Landlord's fulfillment of the conditions to the Substantial Completion of the Base Building Improvements is delayed due to Tenant Delay (the "Substantial Completion Drop Dead Date"). However, if Landlord reasonably determines at any time, and from time to time, based upon certification of its architect or other design professional, that Substantial Completion of the Base Building Improvements will not be able to be completed before the Substantial Completion Drop Dead Date, and Landlord specifies in a notice to Tenant to such effect a later date that Landlord estimates will be the date upon which Substantial Completion of the Base Building Improvements will occur, then Tenant may terminate the Lease within ten (10) days of Landlord's notice as aforesaid, failing which the Substantial Completion Drop Dead Date shall be extended, to the date set forth in Landlord's notice (as extended by delay due to Tenant Delay). Any termination as set forth herein shall become effective immediately upon receipt by Landlord of Tenant's notice properly exercising Tenant's termination right under this
Section 16.3, provided that if Tenant has not given such termination notice to Landlord on or before the tenth (10th) day following the occurrence of the Substantial Completion Drop Dead Date, then Tenant's right to terminate the Lease under this Section 16.3 shall automatically expire and be of no further force or effect. Upon any termination of the Lease under this Section 16.3, neither party shall have any further rights or obligations under the Lease or this Work Letter, which shall have no further force or effect.

                                   ARTICLE 17

           RENT ABATEMENT ASSOCIATED WITH LANDLORD'S FAILURE TO TIMELY ACHIEVE SUBSTANTIAL COMPLETION OF BASE BUILDING IMPROVEMENTS

     If Substantial Completion of the Base Building Improvements does not occur on or before the Scheduled Rent Commencement Date, as such date shall be postponed by the period of any delay in Landlord's fulfilling the conditions to Substantial Completion of the Base Building Improvements due to Excusable Delay or Tenant Delay ("Deadline Date"), then Tenant shall be entitled, as liquidated damages, commencing on the Rent Commencement Date, to one and one-half days of rent abatement for each day, less than sixty (60) days in the aggregate, following the Deadline Date until Substantial Completion of the Base Building Improvements has occurred. In the event of such delay exceeding sixty (60) days in the aggregate, the aforesaid rent abatement shall be increased to two (2) days of rent abatement for each day of delay in excess of the first sixty (60) days of such delay.

                                    EXHIBIT D

                                STANDARD SERVICES


     The building standard services shall be defined by the Landlord and its Management Agent, together with the Tenant, subject to the limitations set forth below.

     The following services will be provided exclusively by the Landlord and may not be undertaken by the Tenant:

     A. Regular maintenance of exterior and parking lot landscaping and University Park common areas.

     B. Regular maintenance, sweeping and snow removal of building exterior areas such as roadways, driveways, sidewalks, parking areas and courtyard paving.

     C. Maintenance and repair of base building surveillance and alarm equipment, base building elevators, base building mechanical, electrical and plumbing systems, and base building life safety systems.

     D. Building surveillance and alarm system operation and the Landlord's live monitoring service to building standard specifications.

     E. Complete interior and exterior cleaning of all windows two times per year.

     The following services will be provided by the Landlord unless the Tenant elects to cause such services to be performed in whole or in part:

     F. Daily, weekday maintenance of hallways, passenger elevators, bathrooms, lobby areas and vestibules.

     G. Periodic cleaning of stairwells, freight elevators, and back of house areas.

     H.   Daily, weekday rubbish removal of all tenant trash receptacles.

     I.   Daily, weekday cleaning of Tenant space to building standard.

     J.   Surveillance personnel having a desk in the building lobby.

                                    EXHIBIT E

                              RULES AND REGULATIONS


DEFINITIONS

     Wherever in these Rules and Regulations the word "Tenant" is used, it shall be taken to apply to and include the Tenant and its agents, employees, invitees, licensees, contractors, any subtenants and is to be deemed of such number and gender as the circumstances require. The word "Premises" is to be taken to include the space covered by the Lease. The word "Landlord" shall be taken to include the employees and agents of Landlord. Other capitalized terms used but not defined herein shall have the meanings set forth in the Lease.

The following Rules and Regulations apply to buildings that are wholly occupied by a single tenant.

     A. No actions shall be taken by Tenant that modify the exterior appearance of the Premises or the Building, unless expressly permitted by the Lease or the Landlord.

     B. No blinds, shades, awnings or other window treatments shall be placed or installed in windows or curtain wall glazing other than those approved and installed as Building Standard.

     C. No sign, advertisement, notice or the like, shall be posted on the Building exterior, in windows visible from the exterior of the building, or in the building lobby except as permitted under the terms of the Lease or as reasonable necessary in the operation of Tenant's business without prior approval of Landlord, not to be unreasonably withheld.

     D. The Building lobby shall be open to the public during normal business hours (at a minimum 9:00 a.m. through 5:00 p.m., Monday through Friday except legal holidays). Tenant shall be responsible for locking of doors to the Premises. All locksets shall accept the Best key system. If the Building key system is maintained by Tenant, designated representatives of Landlord shall be provided with keys and/or access cards so as to facilitate access to all spaces within the Building in case of emergency. No locks or similar devices not on the master key system shall be attached to any doors.

     E. All deliveries to the Building, other than envelopes and small packages that can legitimately be delivered by hand or bicycle courier service, shall be accepted only through the building loading dock and not through the main lobby.

     F. Bicycles may only be stored in designated bicycle racks provided in University Park garages or elsewhere on the grounds of University Park. Bicycles shall not be fastened to fences, signposts, or other non-designated equipment, nor shall bicycles or vehicles of any kind shall be brought into or kept in or about the building lobby or the Premises.

     G. Tenant shall not cause or permit any unusual or objectionable odors, noises or vibrations to emanate from said Premises.

     H. No pets or other animals, excepting those used for research purposes or by a disabled person, shall be permitted in or about the Building or the grounds of the Park.

     I. Unless specifically authorized by Landlord, employees or agents of Landlord shall not perform for nor be asked by Tenant to perform work other than their regularly assigned duties.

     J. Canvassing, soliciting and peddling in the Building is prohibited and Tenant shall cooperate to prevent the same from occurring.

     K. Access roads and loading areas, parking areas, sidewalks, entrances, lobbies, halls, walkways, elevators, stairways and other common area provided by Landlord shall not be obstructed by Tenant, or used for other purpose than for ingress and egress.

     L. Landlord shall have the right to make such other and further reasonable rules and regulations as in the judgment of Landlord, may from time to time be needed for the safety, appearance, care and cleanliness of the Building or the park and for the preservation of good order therein. All reasonable parking, building operation, or construction rules and regulations which may be established from time to time by Landlord and enforced on a uniform basis (i.e. non-discriminatory) shall be respected and obeyed, subject to the requirements of this Lease.

     M. Landlord shall not be responsible to Tenant for any violation of rules and regulations by other tenants except that Landlord shall use good faith efforts to uniformly enforce such rules and regulations.

                                    EXHIBIT F

                               MEASUREMENT METHOD

                                    EXHIBIT G

                      FORM OF MIT NON-DISTURBANCE AGREEMENT

     Agreement dated as of ________ __, 2000 (this "Agreement"), by and between MASSACHUSETTS INSTITUTE OF TECHNOLOGY, a Massachusetts educational corporation chartered by Massachusetts law (the "Ground Lessor"), FC 88 SIDNEY, INC., a Massachusetts corporation ("Landlord") and ALKERMES, INC., a Pennsylvania corporation ("Tenant").

                                   BACKGROUND

     Ground Lessor and Landlord are parties, as landlord and tenant respectively, to a Construction and Lease Agreement ("Ground Lease") dated ________________, 2000, for certain real property located at 88 Sidney Street in Cambridge, Massachusetts, as more particularly described on EXHIBIT A attached hereto ("Land"). A Notice of Lease pertaining to the Ground Lease has been recorded at the Middlesex South District Registry of Deeds and filed for registration in the Middlesex South Registry District of the Land Court. Landlord intends to construct a building (the "Building") on the Land. Tenant has entered into a lease dated as of _______________, 2000 ("Lease") with Landlord for certain premises in the Building ("Premises"), the Premises being more particularly described in the Lease.

                                   AGREEMENTS

     1. NON-DISTURBANCE. If the Ground Lease is terminated, for any reason, Ground Lessor shall not disturb Tenant in Tenant's possession of the Premises and without any hindrance or interference from the Ground Lessor, shall permit Tenant peaceably to hold and enjoy the Premises for the remainder of the unexpired term of the Lease, together with any extension periods provided for therein, upon and subject to the same terms, covenants and conditions as are contained in the Lease, and shall recognize the Lease as modified hereby. The foregoing is on the condition that Tenant is not in default under the Lease beyond any applicable notice and grace periods contained in the Lease.

     2. ATTORNMENT. Tenant hereby agrees that if the Ground Lease is terminated for any reason, Tenant shall attorn to Ground Lessor and shall be liable to and recognize Ground Lessor as Landlord under the Lease for the balance of the term of the Lease upon and subject to all of the terms and conditions thereof. In such case, upon receipt of notice from Ground Lessor setting forth the effective date of the termination of the Ground Lease, Tenant shall pay to the Ground Lessor all obligations required to be paid and performed by Tenant under the Lease arising after the date of termination. The Lease shall continue in full force and effect as a direct lease between Ground Lessor and Tenant.

     3. ADDITIONAL CONDITIONS. Tenant agrees that Ground Lessor shall not be:
(i) liable for any act or omission of any person or party who may be landlord under the Lease prior to any



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


termination of the Ground Lease ("Prior Landlord"); (ii) subject to any offsets or defenses which Tenant might have against Prior Landlord; (iii) bound by any prepayment of rent or additional rent, or any other charge which Tenant might have paid to Prior Landlord for more than the then current month (other than a bona fide security deposit paid by Tenant to Landlord under the Lease, estimated monthly payments made on account of additional rent as and when required to be made pursuant to the provisions of the Lease, or other rent, additional rent or charges which have been received by Ground Lessor); and (iv) bound by any amendment, modification or termination of the Lease made without Ground Lessor's express agreement when such agreement is required under the Ground Lease. Tenant additionally agrees with Ground Lessor that Tenant shall not enter into any assignment of the Lease or sublease of all or any part of the Premises in cases where Landlord's consent is required thereto, unless Ground Lessor shall have also given its consent thereto, which consent shall not be unreasonably withheld or delayed. Nothing herein, however, shall constitute a waiver of Tenant's rights as against such individual or entity which is the landlord under the Lease as of the time of any event or circumstances which may give rise to a claim of the Tenant against such individual or entity. In addition, nothing herein shall relieve any successor landlord under the Lease from its obligation to comply with those obligations of a Landlord under the Lease during the period for which it is the owner of the Landlord's interest in the Lease.

     4. LANDLORD'S DEFAULTS. Tenant hereby agrees that, if Tenant provides Landlord with any notice of default or claimed default on the part of Landlord under the Lease, Tenant shall concurrently therewith send a copy of such notice to Ground Lessor. In such event, Ground Lessor shall be permitted (but not obligated) to cure any such default within the period of time allotted thereto in the Lease. If Landlord shall fail to cure such default within the period of time allocated thereto in the Lease (or, if Landlord shall not within such time period have commenced diligent efforts to remedy a default that cannot be fully cured within such time period) then Tenant shall provide Ground Lessor with notice of such failure. Upon receipt of such notice of Landlord's failure to cure, Ground Lessor shall be granted an additional thirty (30) days during which it shall be permitted (but not obligated) to cure such default. In the case of a default, which cannot with diligence be remedied by Ground Lessor within thirty
(30) days, Ground Lessor shall have such additional period of time as may be reasonably necessary in order for Ground Lessor to remedy such default with diligence and continuity of effort, provided that Ground Lessor has commenced to cure such default within such thirty (30) day period.

     5. NOTICES. Duplicates of all notices delivered by any party to another party and required by this Agreement shall be delivered concurrently to all other parties to this Agreement. All notices shall be written, delivered by certified or registered mail, and sent, if to Ground Lessor, to 238 Main Street, Suite 200, Cambridge, Massachusetts 02142, Attention: Director of Real Estate, if to Tenant to 64 Sidney Street, Cambridge, Massachusetts 02139-4211,
Attention: James M. Frates, Chief Financial Officer, before the commencement of Tenant's occupancy in the Premises, and to the Premises after the Rent Commencement Date shall have occurred with respect to the entire Original Premises, and if to Landlord to 38 Sidney Street, Cambridge, MA 02139-4234,
Attention: Ms. Gayle B. Farris, or such addresses as may, from time to time, be set forth in notices to the other parties hereunder.



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


     6. EXCULPATION OF GROUND LESSOR. Ground Lessor shall not be personally liable hereunder. Tenant agrees to look to Ground Lessor's interest in the Land and Building only for satisfaction of any claim against Ground Lessor hereunder.

     7. SUCCESSORS AND ASSIGNS. This Agreement shall bind Tenant, its successors and assigns, and shall benefit Tenant and only such successor and assigns of Tenant as are permitted by the Lease and shall bind and benefit Ground Lessor and its successors and assigns (provided that after transfer of Ground Lessor's entire interest in the Land to another party, Ground Lessor shall have no liability for any act or omission of such party) and shall bind and benefit Landlord and its successors and assigns.

     EXECUTED as an instrument under seal as of the date set forth above.

                                             MASSACHUSETTS INSTITUTE OF
                                             TECHNOLOGY
                                             Ground Lessor


                                             By:
                                                ---------------------------



                                             ALKERMES, INC.
                                             Tenant


                                             By:
                                                ----------------------------


                                             FC 88 SIDNEY, INC.
                                             Landlord


                                             By:
                                                 ----------------------------





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



COMMONWEALTH OF MASSACHUSETTS                                 )
                                                              )        ss:
COUNTY OF MIDDLESEX                                  )

     BEFORE ME, a Notary Public in and for said County and State, personally appeared the MASSACHUSETTS INSTITUTE OF TECHNOLOGY, by _____________, its Director of Real Estate and Associate Treasurer, who acknowledged that he did sign the foregoing instrument and that the same is his free act and deed and the free act and deed of said corporation.

     IN TESTIMONY HEREOF, I set my hand and official seal at __________________, this _____ day of _______________, ____.


                                                   ---------------------------
                                                   Notary Public
                                                   My Commission Expires:
                                                                         -----



COMMONWEALTH OF MASSACHUSETTS                                 )
                                                              )        ss:
COUNTY OF MIDDLESEX                                  )

     BEFORE ME, a Notary Public in and for said County and State, personally appeared the above-named ALKERMES, INC., by ______________________ who acknowledged that he/she did sign the foregoing instrument and that the same is his/her free act and deed and the free act and deed of said corporation.

     IN TESTIMONY HEREOF, I set my hand and official seal at __________________, this _____ day of _______________, ____.

                                                 -----------------------------
                                                  Notary Public
                                                  My Commission Expires:
                                                                        ------

COMMONWEALTH OF MASSACHUSETTS                                 )
                                                              )        ss:
COUNTY OF MIDDLESEX                                  )

     BEFORE ME, a Notary Public in and for said County and State, personally appeared the above-named FC 88 SIDNEY, INC., by _______________________ who acknowledged that he/she did sign the foregoing instrument and that the same is his/her free act and deed and the free act and deed of said corporation.

     IN TESTIMONY HEREOF, I set my hand and official seal at __________________, this _____ day of _______________, ____.


                                              -----------------------------
                                              Notary Public
                                              My Commission Expires:
                                                                    -------




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


                                    EXHIBIT H

                              INTENTIONALLY OMITTED

                                    EXHIBIT I

                     EXPEDITED DISPUTE RESOLUTION PROCEDURE


     Any dispute or determination by a party hereto which, pursuant to the terms of this Lease, may be resolved by the "Expedited Dispute Resolution Procedure," shall be undertaken in accordance with the following provisions:

     (a) In the event of any such dispute, the complaining party (the "Claimant") shall serve upon the other party (the "Respondent") by registered mail or hand delivery a written demand for arbitration (the "Dispute Notice"), setting forth with particularity the nature of the dispute. The Claimant shall simultaneously serve any request (the "Document Request") for production of relevant documents from the Respondent. The service of such Dispute Notice and Document Request shall be effective upon receipt thereof. Failure to serve a Document Request shall constitute a waiver by the Claimant of any right to demand documents from the Respondent, except as provided in Subparagraph (c) below. The Dispute Notice shall also be delivered to J.A.M.S./Endispute, 73 Tremont Street, 4th floor, Boston, Massachusetts 02108, for mediation as part of that firm's national mediation services expertise. J.A.M.S./Endispute shall select a member of the company to conduct the arbitration (hereinafter the "Arbitrator"), the choice of which shall be binding on the parties. If J.A.M.S./Endispute believes it has a material conflict of interest with any of the parties, it shall select an alternative nationally recognized firm to conduct the arbitration, within ten (10) business days of receipt of the Dispute Notice. If J.A.M.S./Endispute shall cease to exist and/or shall decline to serve under this Lease as to all or any particular dispute submitted thereto for arbitration, and within ten (10) business days of receipt of a Dispute Notice, shall fail to select an alternative nationally recognized firm, then, and in any such event, the parties shall mutually select an alternative arbitrator for their dispute(s) and, in the absence of agreement within a period of ten (10) days, either party shall have the right, on notice to the other, to apply to the President of the Boston Bar Association for selection of an independent arbitrator.

     (b) RESPONSE BY RESPONDENT. Within ten (10) business days of receipt of a Dispute Notice and Document Request, the Respondent shall serve a detailed written response to the Dispute Notice, including any arbitrable counterclaims, and shall produce all non-privileged documents called for in the Document Request. At the same time, Respondent shall serve any Document Request on Claimant, failing which Respondent shall be deemed to have waived any right to demand documents from Claimant. Within two (2) business days of delivery of the response, all undisputed amounts shall be paid by Respondent by wire transfer.

     (c) RESPONSE BY CLAIMANT. Within ten (10) business days of receipt of such written response, the Claimant shall serve a reply to any counterclaims asserted by Respondent and shall produce all non-privileged documents requested by Respondent. At the same time, the Claimant may serve a second Document Request limited to documents relevant to Respondent's counterclaim. Within two (2) business days of delivery of the reply to any counterclaims, all undisputed amounts shall be paid by the Claimant by wire transfer.

     (d) RESPONSE BY RESPONDENT. Respondent shall produce all non-privileged documents called for in any such second Document Request within ten (10) business days of service thereof.

     (e) APPEARANCE BEFORE ARBITRATOR. Within thirty-five (35) business days of service of the Dispute Notice, any arbitrable dispute shall be submitted to the Arbitrator, whose decision shall be final, binding and non-appealable, and may be entered and enforced as a judgment by any court of competent jurisdiction. The Arbitrator shall consider and determine only matters properly subject to arbitration pursuant to this Lease.

     The Arbitrator shall, in consultation with the parties, establish such further procedures, including hearings, as he or she deems appropriate, provided, however, that a decision of the dispute (including counterclaims) shall be rendered no later than sixty (60) business days after service of the Dispute Notice.

     (f) FINAL DECISION; FEES AND EXPENSES. The Arbitrator's decision shall be in writing, and shall include findings of fact and a concise explanation of the reasons for the decision. The decision shall be delivered to the parties immediately. The Arbitrator's fees and expenses shall be borne by one or both of the parties in accordance with the direction of the Arbitrator, who shall be guided in such determination by the results of the arbitration. If any party refuses to appear before the Arbitrator or to respond as required in subparagraphs (a) through (e) above, the Arbitrator shall decide the matter as by default against the non-appearing party, and such decision shall be final, binding and non-appealable to the same extent as a decision rendered with the full participation of such party.




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



                                    EXHIBIT J

                           TENANT REMOVABLE EQUIPMENT







                                       J-1